Exhibit 10.1

FOURTH AMENDMENT

This Fourth Amendment, dated as of June 29, 2021 (this “Amendment”), is entered into by and among US Ecology Holdings, Inc., a Delaware corporation (“Borrower”), the Subsidiary Guarantors, the Parent Guarantor, each Consenting Lender (as defined below) and Wells Fargo Bank, National Association, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders under the Credit Agreement and for the Secured Parties.

RECITALS

WHEREAS, reference is hereby made to that certain Credit Agreement, dated as of April 18, 2017 (as amended or modified by that certain First Amendment, dated as of August 6, 2019, that certain Lender Joinder Agreement and Second Amendment, dated as of November 1, 2019, and that certain Third Amendment, dated as of June 26, 2020, and as it may be amended, restated, replaced, supplemented or otherwise modified and in effect immediately prior to giving effect to the amendments contemplated by this Amendment, the “Existing Credit Agreement” (capitalized terms defined in the Existing Credit Agreement and not otherwise defined herein being used herein as therein defined), and the Existing Credit Agreement as it may be amended, restated, replaced, supplemented or otherwise modified (including pursuant to the terms hereof) and in effect from time to time on and after the date hereof, the “Credit Agreement”), among Borrower, the Lenders party thereto from time to time, Administrative Agent and the other parties party thereto; and

WHEREAS, Borrower, the Subsidiary Guarantors, the Parent Guarantor, each of the Lenders party hereto and Administrative Agent desire to make certain amendments to the Existing Credit Agreement and the other Loan Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO EXISTING LOAN DOCUMENTS

SECTION 1.        Consent of Lenders.

(a)              Each Lender under the Existing Credit Agreement that executes and delivers a counterpart to this Amendment (each such Lender, a “Consenting Lender”) hereby (i) irrevocably consents and agrees to the amendments to the Existing Credit Agreement provided for herein and the other amendments, modifications and/or supplements to the other Loan Documents described herein (subject, in each case, to satisfaction of the applicable conditions set forth herein), (ii) authorizes Administrative Agent to execute this Amendment and to execute the other amendments, modifications, supplements, instruments or agreements entered into in accordance with Section 3 of Article I of this Amendment and (iii) represents that it is a Lender under the Existing Credit Agreement, in each case, with respect to all of such Consenting Lender’s Loans and Commitments.

(b)             Each Consenting Lender hereby agrees that this Amendment shall be binding upon such Consenting Lender and each of its successors and any participants and assigns of its Loans or Commitments (it being understood that any such participation or assignment shall be made in accordance with Section 12.9 of the Credit Agreement), and may not be revoked or withdrawn. Each Consenting Lender agrees that it shall notify any potential successor or any participant or assignee of any of its Loans or Commitments of its entry into this Amendment prior to consummating any such transfer, assignment or participation, subject to Section 12.10 of the Credit Agreement.

SECTION 2.        Amendment Effective Date Amendments. On the Amendment Effective Date (as defined below) (a) the terms and provisions of the Existing Credit Agreement, in each case, as in effect on the Amendment Effective Date, are hereby amended as set forth on Exhibit A attached hereto such that all of the newly inserted and underscored provisions and any formatting changes reflected therein shall be deemed inserted or made, as applicable, and all of the stricken provisions shall be deemed to be deleted therefrom, immediately and automatically upon the Amendment Effective Date and (b) each of Schedule 9.1, 9.2 and 9.3 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the corresponding Schedule set forth on Exhibit B hereto, immediately and automatically upon the Amendment Effective Date. The Existing Credit Agreement, as so amended pursuant to this Section 2 is referred to as the “Amended Credit Agreement”. Schedules and Exhibits to the Amended Credit Agreement shall remain as in effect under the Existing Credit Agreement as in effect immediately prior to the occurrence of the Amendment Effective Date, except as specifically contemplated in the preceding sentences of this Section 2 and except with respect to any conforming changes to the Exhibits made in accordance with Section 3 below.

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SECTION 3.        Amendments to Loan Documents. Each Consenting Lender, by executing and delivering a counterpart to this Amendment, consents to, and authorizes Borrower, each Subsidiary Guarantor, the Parent Guarantor and Administrative Agent to enter into such amendments, restatements, amendment and restatements, supplements and modifications to the Security Documents and other Loan Documents as Administrative Agent deems reasonably necessary or desirable in connection with this Amendment and the transactions contemplated hereby.

ARTICLE II

REPRESENTATION AND WARRANTIES

To induce the Lenders party hereto to agree to this Amendment, the Companies represent to Administrative Agent and the Lenders that, as of the Amendment Effective Date:

SECTION 1.        Organization; Power; Qualification. Each of the Borrower, the Parent Guarantor and each other material Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted. Each Credit Party (other than the Borrower and other material Credit Parties) and each Subsidiary of a Credit Party (other than any material Credit Party or Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted. Each Credit Party, each Subsidiary thereof and the Parent Guarantor is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization, except where the failure so to qualify or be so authorized could not reasonably be expected to result in a Material Adverse Effect.

SECTION 2.        Authorization; Enforceability. Each Company has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. This Amendment has been duly executed and delivered by the duly authorized officers of each Company that is a party hereto, and this Amendment constitutes the legal, valid and binding obligation of each Company that is a party hereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

SECTION 3.        Compliance of Amendment with Laws, Etc. The execution, delivery and performance by each Company of this Amendment, in accordance with its terms, and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Applicable Law relating to any Credit Party, any Subsidiary thereof or the Parent Guarantor, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, any Subsidiary thereof or the Parent Guarantor, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, permit or license of, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment other than (i) filings or consents required by federal or state securities laws or antitrust laws (in connection with the disposition of the Collateral) and (ii) such as have been made or obtained and are in full force and effect, except in the case of clauses (a), (c), and (e), where such violation, conflict, breach or default or failure to obtain any consent, authorization, filing or effect any other act could not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.        Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party, any Subsidiary thereof or the Parent Guarantor under (i) any Material Contract or (ii) any judgment, decree or order to which any Credit Party, any Subsidiary thereof or the Parent Guarantor is a party or by which any Credit Party, any Subsidiary thereof or the Parent Guarantor or any of their respective properties may be bound or which would require any Credit Party, any Subsidiary thereof or the Parent Guarantor to make any payment thereunder prior to the scheduled maturity date therefor, in the case of this clause (b), where such default could reasonably be expected to result in a Material Adverse Effect.

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SECTION 5.        Loan Document Representations. Each of the representations and warranties contained in the Loan Documents is true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty is true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects as of such earlier date).

ARTICLE III

CONDITIONS TO THE AMENDMENT EFFECTIVE DATE

This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the following conditions is satisfied or waived (such conditions to be satisfied or waived no later than June 30, 2021):

SECTION 1.        Execution of Counterparts. Administrative Agent shall have received executed counterparts of this Amendment from (a) each Company, (b) the Administrative Agent, (c) Lenders constituting each of (i) the Required Covenant Lenders and (ii) the Required Lenders, (d) each Revolving Credit Lender, (e) each Issuing Lender and (f) the Swingline Lender.

SECTION 2.        No Default or Event of Default; Representations and Warranties True. Both immediately prior to and immediately after giving effect to this Amendment:

(a)              no Default or Event of Default shall have occurred and be continuing; and

(b)             each of the representations and warranties contained in this Amendment and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

SECTION 3.        Certificate of Secretary of each Company. Administrative Agent shall have received a certificate of a Responsible Officer or Secretary of each Company certifying as to the incumbency and genuineness of the signature of each officer of such Company executing this Amendment and certifying that attached thereto is a true, correct and complete copy of (or if applicable, with respect to the following clauses (A) and (B), certifying no changes to the most recently delivered certified copies of) (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Company and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Company as in effect on the date hereof, (C) a certificate of good standing from the jurisdiction of organization for such Company, dated as of a recent date and (D) resolutions duly adopted by the board of directors (or other governing body) of such Company authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment.

SECTION 4.        Certificate of Responsible Officer. Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, certifying as to clauses (a) and (b) of Section 2 of this Article III.

SECTION 5.        Legal Opinions. Administrative Agent shall have received customary legal opinions (including, to the extent not included in lead counsel’s opinion, local counsel opinions with respect to each jurisdiction where a Company is incorporated or formed (other than jurisdictions where only immaterial Credit Parties are incorporated or formed)).

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SECTION 6.        Costs and Expenses.

(a)              The Borrower shall have paid to each Revolving Credit Lender which shall have consented to this Amendment a consent fee in an amount equal to 0.100% of the amount of such Revolving Credit Lender’s aggregate Revolving Credit Commitments as of the Amendment Effective Date; it being understood, for the avoidance of doubt, that such consent fees are the fees referred to in Section 5(b)(i)(x)(I) of the engagement letter entered into by the Borrower and Wells Fargo Securities, LLC in connection with this Amendment, and are not in addition to such fees.

(b)             The Borrower shall have paid or made arrangements to pay contemporaneously with the Amendment Effective Date (A) to the Administrative Agent, any arrangers and the Lenders the fees and expenses required to be paid pursuant to any engagement letter or fee letter entered into in connection with this Amendment and any other accrued and unpaid fees, expenses or commissions due in connection with this Amendment, in each case to the extent due and payable and (B) all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent or the arranger(s) for this Amendment (directly to such counsel if requested by the Administrative Agent or the applicable arranger), to the extent invoices have been presented to the Borrower at least two (2) Business Days prior to the Amendment Effective Date.

SECTION 7.        Patriot Act. The Administrative Agent shall have received, at least three (3) Business Days prior to the Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act to the extent such request was received by the Borrower at least 10 Business Days prior to the Amendment Effective Date.

The occurrence of the Amendment Effective Date shall be confirmed by a written notice from Administrative Agent to the Borrower on the Amendment Effective Date, which notice Administrative Agent shall be authorized to issue upon its receipt of the items set forth in Section 1, 3, 4 and 5 of this Article III, and which notice shall be conclusive evidence of the occurrence of the Amendment Effective Date.

ARTICLE IV

VALIDITY OF OBLIGATIONS AND LIENS

SECTION 1.        Reaffirmation. Each of the Companies party hereto (a) acknowledges and agrees that all of such Company’s obligations under the Security Documents and the other Loan Documents (as amended hereby) to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as amended by this Amendment (including the Amended Credit Agreement upon the effectiveness thereof), (b) reaffirms each lien and security interest granted by it to Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations and the guaranties of the Guaranteed Obligations (as defined in the Guaranty Agreement or the Parent Guaranty Agreement, as applicable) made by it pursuant to the Existing Credit Agreement and (c) acknowledges and agrees that the grants of liens and security interests by and the guaranties of the Companies contained in the Existing Credit Agreement and the Security Documents are, and shall remain, in full force and effect after giving effect to this Amendment (including the Amended Credit Agreement upon the effectiveness thereof) and the transactions contemplated hereby and thereby.

ARTICLE V

MISCELLANEOUS

SECTION 1.        Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of Borrower and Administrative Agent (acting at the direction of such Lenders as may be required under Section 12.2 of the Credit Agreement).

SECTION 2.        Entire Agreement. This Amendment and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Lenders and/or any arranger(s) for this Amendment, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

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SECTION 3.        GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 4.        SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL. EACH PARTY HERETO AGREES THAT SECTION 12.5(b), SECTION 12.5(c), SECTION 12.5(d) AND SECTION 12.6 OF THE EXISTING CREDIT AGREEMENT SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS.

SECTION 5.        Confidentiality. Each party hereto agrees that Section 12.10 of the Existing Credit Agreement shall apply to this Amendment mutatis mutandis.

SECTION 6.        No Advisory or Fiduciary Responsibility. Each party hereto agrees that Section 12.19 of the Existing Credit Agreement shall apply to this Amendment mutatis mutandis.

SECTION 7.        Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the applicable Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the applicable Lenders).

SECTION 8.        Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. The words “execution,” “execute”, “executed”, “signed,” “signature,” and words of like import in or related to this Amendment, any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9.        Loan Document. This Amendment shall constitute a “Loan Document” as defined in the Credit Agreement.

SECTION 10.     No Novation. The parties hereto expressly acknowledge that it is not their intention that this Amendment or any of the other Loan Documents executed or delivered pursuant hereto constitute a novation of any of the obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, but rather constitute a modification thereof or supplement thereto pursuant to the terms contained herein. The Existing Credit Agreement and the Loan Documents, in each case as amended, modified or supplemented hereby, shall be deemed to be continuing agreements among the parties thereto, and all documents, instruments, and agreements delivered, as well as all Liens created, pursuant to or in connection with the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect, each in accordance with its terms (as amended, modified or supplemented by this Amendment), unless such document, instrument, or agreement has otherwise been terminated or has expired in accordance with or pursuant to the terms of this Amendment or such document, instrument, or agreement or as otherwise agreed by the required parties hereto or thereto, it being understood that from after the occurrence of the Amendment Effective Date, each reference in the Loan Documents to the “Credit Agreement,” “thereunder,” “thereof” (and each reference in the Credit Agreement to “this Agreement,” “hereunder,” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement.

ARTICLE VI

POST-AMENDMENT EFFECTIVE DATE

Notwithstanding anything to the contrary contained in this Amendment or the other Loan Documents, Parent Guarantor shall be permitted to have made and to continue to hold the Waste Repurposing Investment (as defined in the Credit Agreement) on any date on or prior to sixty (60) days after the Amendment Effective Date (or such later date agreed to by the Administrative Agent in its reasonable discretion) (the “Waste Repurposing Investment Outside Date”); provided that, on or prior to the Waste Repurposing Investment Outside Date, a Credit Party shall hold the Waste Repurposing Investment.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first written above.

US ECOLOGY HOLDINGS, INC., a Delaware corporation

By: /s/ Eric L. Gerratt
Name: Eric L. Gerratt
Title: Vice President & Treasurer

[Signature Page to Fourth Amendment]

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SUBSIDIARY GUARANTORS:

AMERICAN ECOLOGY ENVIRONMENTAL SERVICES CORPORATION, a Texas corporation

Envirite of Pennsylvania, Inc., a Delaware corporation

EQ Holdings, Inc., a Delaware corporation

EQ Northeast, Inc., a Massachusetts corporation

EQ Parent Company, Inc., a Delaware corporation

JFL-NRC HOLDINGS, LLC, a Delaware limited liability company

NATIONAL RESPONSE CORPORATION, a Delaware corporation

NATL RESPONSE CORPORATION OF PUERTO RICO, a Delaware corporation

NRC ALASKA, LLC, a Delaware limited liability company

NRC EAST ENVIRONMENTAL SERVICES, INC., a Massachusetts corporation

NRC ENVIRONMENTAL OF MAINE, INC., a Maine corporation

NRC ENVIRONMENTAL SERVICES INC., a Washington corporation

NRC GROUP HOLDINGS CORP., a Delaware corporation

NRC GROUP HOLDINGS, LLC, a Delaware limited liability company

NRC NY ENVIRONMENTAL SERVICES, INC., a Delaware corporation

NRC PAYROLL MANAGEMENT LLC, a Delaware limited liability company

NRC US HOLDING COMPANY, LLC, a Delaware limited liability company

OP-TECH AVIX, INC., a New York corporation

OSRV HOLDINGS, INC., a Delaware corporation

SPECIALIZED RESPONSE SOLUTIONS, L.P., a Texas limited partnership

TMC SERVICES, INC., a Massachusetts corporation

US ECOLOGY IDAHO, INC., a Delaware corporation

US ECOLOGY ILLINOIS, INC., a California corporation

US Ecology Nevada, Inc., a Delaware corporation

US ECOLOGY SULLIGENT, Inc., a Michigan corporation

US ECOLOGY TAMPA, Inc., a Michigan corporation

US ECOLOGY VERNON, INC., a Delaware corporation

US ECOLOGY WASHINGTON, INC., a Delaware corporation

By: /s/ Eric L. Gerratt
Name: Eric L. Gerratt
Title:Vice President & Treasurer

[Signature Page to Fourth Amendment]

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Envirite of Illinois, Inc., a Delaware corporation

Envirite of Ohio, Inc., a Delaware corporation

Envirite Transportation LLC, an Ohio limited liability company

EQ Detroit, Inc., a Michigan corporation

EQ Industrial Services, Inc., a Michigan corporation

EQ Metals Recovery LLC, an Ohio limited liability company

Michigan Disposal, Inc., a Michigan corporation

RTF Romulus, LLC, a Michigan limited liability company

US ECOLOGY HOUSTON, INC., a Delaware corporation

US ECOLOGY LIVONIA, INC., a Michigan corporation

US ECOLOGY MICHIGAN, INC., a Michigan corporation

US ECOLOGY ROMULUS, Inc., a Michigan corporation

US ECOLOGY TAYLOR, Inc., a Michigan corporation

US ECOLOGY TEXAS, INC., a Delaware corporation

US ECOLOGY THERMAL SERVICES, INC., a Delaware corporation

US ECOLOGY TRANSPORTATION SOLUTIONS, INC., a Delaware corporation

US ECOLOGY TULSA, Inc., a Michigan corporation

US ECOLOGY WINNIE, LLC, a Delaware limited liability company

Wayne Disposal, Inc., a Michigan corporation

By: /s/ Wayne R. Ipsen
Name: Wayne R. Ipsen
Title: Secretary

[Signature Page to Fourth Amendment]

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EAGLE CONSTRUCTION AND ENVIRONMENTAL SERVICES, LLC, a Delaware limited liability company

ENPRO HOLDINGS GROUP, INC., a Delaware corporation

ENPRO SERVICES OF VERMONT, INC., a Maine corporation

NRC GULF ENVIRONMENTAL SERVICES, INC., a Delaware corporation

QUAIL RUN SERVICES, LLC, a Texas limited liability company

SOUTHERN WASTE SERVICES, INC., a Florida corporation

US ECOLOGY ENERGY WASTE DISPOSAL SERVICES, LLC, a Delaware limited liability company

US ECOLOGY KARNES COUNTY DISPOSAL, LLC, a Texas limited liability company

USE EWD HOLDCO, LLC, a Delaware limited liability company

By: /s/ Jonathan Selden
Name: Jonathan Selden
Title: Secretary

[Signature Page to Fourth Amendment]

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PARENT GUARANTOR:

US ECOLOGY, INC., a Delaware corporation

By: /s/ Eric L. Gerratt
Name: Eric L. Gerratt

Title: Executive Vice President, Chief Financial Officer & Treasurer

[Signature Page to Fourth Amendment]

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WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By: /s/ Michael Cenarrusa
Name: Michael Cenarrusa
Title: Senior Vice President

[Signature Page to Fourth Amendment]

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BANK OF AMERICA, N.A.,
as Issuing Lender and Lender

By: /s/ Daryl K. Hogge
Name: Daryl K. Hogge
Title: Senior Vice President

[Signature Page to Fourth Amendment]

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BMO HARRIS BANK N.A.,
as Lender

By: /s/ Andrew Berryman
Name: Andrew Berryman
Title: Director

[Signature Page to Fourth Amendment]

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PNC BANK, NATIONAL ASSOCIATION,
as Lender

By: /s/ Ana Gaytan
Name: Ana Gaytan
Title: Assistant Vice President

[Signature Page to Fourth Amendment]

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U.S. BANK NATIONAL ASSOCIATION,
as Lender

By: /s/ Steven L. Sawyer
Name: Steven L. Sawyer
Title: Senior Vice President

[Signature Page to Fourth Amendment]

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FIFTH THIRD BANK, NATIONAL ASSOCIATION (f/k/a Fifth Third Bank),
as Lender

By: /s/ Shane Johnson
Name: Shane Johnson
Title: Executive Director

[Signature Page to Fourth Amendment]

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CITIZENS BANK, N.A.,
as Lender

By: /s/ Michael Kim
Name: Michael Kim
Title: Managing Director

[Signature Page to Fourth Amendment]

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ZIONS BANCORPORATION, N.A. DBA ZIONS BANK,
as Lender

By: /s/ David R. Player
Name: David R. Player
Title: SVP

[Signature Page to Fourth Amendment]

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Exhibit A

AMENDED CREDIT AGREEMENT

[Attached]

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CONFORMED COPY

AS AMENDED BY THAT CERTAIN FIRST AMENDMENT, DATED AS OF AUGUST 6, 2019, THAT CERTAIN LENDER JOINDER AGREEMENT AND SECOND AMENDMENT, DATED AS OF NOVEMBER 1, 2019, ~~AND~~ THAT CERTAIN THIRD AMENDMENT, DATED AS OF JUNE 26, 2020, AND THAT CERTAIN FOURTH AMENDMENT, DATED AS OF JUNE 29, 2021

Published CUSIP Number: 90349YAD8
Revolving Credit CUSIP Number: 90349YAE6

$500,000,000

CREDIT AGREEMENT

dated as of April 18, 2017

by and among

US ECOLOGY HOLDINGS, INC. (f/k/a US Ecology, Inc.),

as Borrower,

the LENDERS referred to herein,
as Lenders,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
Swingline Lender and Issuing Lender,

and

BANK OF AMERICA, N.A.,
as Issuing Lender

WELLS FARGO SECURITIES, LLC and ~~MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,~~BOFA SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

BANK OF AMERICA, N.A.,

as Syndication Agent

BANK OF MONTREAL, PNC BANK, NATIONAL ASSOCIATION and U.S. BANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

Article I DEFINITIONS		1
Section 1.1	Definitions	1
Section 1.2	Other Definitions and Provisions	~~41~~42
Section 1.3	Accounting Terms	42
Section 1.4	UCC Terms	~~42~~43
Section 1.5	Rounding	~~42~~43
Section 1.6	References to Agreement and Laws	~~42~~43
Section 1.7	Times of Day	43
Section 1.8	Letter of Credit Amounts	~~43~~44
Section 1.9	Guarantees	~~43~~44
Section 1.10	Covenant Compliance Generally	~~43~~44
Section 1.11	Divisions	~~43~~44

Article II REVOLVING CREDIT FACILITY		44
Section 2.1	Revolving Credit Loans	44
Section 2.2	Swingline Loans	~~44~~45
Section 2.3	Procedure for Advances of Revolving Credit Loans and Swingline Loans	~~46~~47
Section 2.4	Repayment and Prepayment of Revolving Credit and Swingline Loans	~~47~~48
Section 2.5	Permanent Reduction of the Revolving Credit Commitment	~~48~~49
Section 2.6	Termination of Revolving Credit Facility	49

Article III LETTER OF CREDIT FACILITY		~~49~~50
Section 3.1	L/C Commitment	~~49~~50
Section 3.2	Procedure for Issuance of Letters of Credit	50
Section 3.3	Commissions and Other Charges	~~50~~51
Section 3.4	L/C Participations	~~50~~51
Section 3.5	Reimbursement Obligation of the Borrower	52
Section 3.6	Obligations Absolute	~~52~~53
Section 3.7	Effect of Letter of Credit Application	53
Section 3.8	Reporting of Letter of Credit Information and L/C Commitment	53
Section 3.9	Letters of Credit Issued for Subsidiaries	~~53~~54

Article IV TERM LOAN FACILITY		~~53~~54
Section 4.1	[Reserved].	~~53~~54
Section 4.2	Procedure for Advance of Term Loans	~~53~~54
Section 4.3	Repayment of Term Loans	~~53~~54
Section 4.4	Prepayments of Term Loans	~~53~~54

Article V GENERAL LOAN PROVISIONS		~~56~~57
Section 5.1	Interest	~~56~~57
Section 5.2	Notice and Manner of Conversion or Continuation of Loans	58
Section 5.3	Fees	~~58~~59
Section 5.4	Manner of Payment	~~59~~60
Section 5.5	Evidence of Indebtedness	~~59~~60
Section 5.6	Sharing of Payments by Lenders	~~60~~61
Section 5.7	Administrative Agent’s Clawback	~~60~~61

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Section 5.8	Changed Circumstances	~~61~~62
Section 5.9	Indemnity	~~63~~64
Section 5.10	Increased Costs	~~63~~64
Section 5.11	Taxes	65
Section 5.12	Mitigation Obligations; Replacement of Lenders	~~68~~69
Section 5.13	Incremental Loans	~~69~~70
Section 5.14	Cash Collateral	~~74~~75
Section 5.15	Defaulting Lenders	~~75~~76
Section 5.16	Extension of Term Loans and Revolving Credit Commitments	~~77~~78
Article VI CONDITIONS OF CLOSING AND BORROWING		~~80~~81
Section 6.1	Conditions to Closing and Initial Extensions of Credit	~~80~~81
Section 6.2	Conditions to All Extensions of Credit	84

Article VII REPRESENTATIONS AND WARRANTIES OF THE COMPANIES		~~85~~86
Section 7.1	Organization; Power; Qualification	~~85~~86
Section 7.2	Ownership	~~85~~86
Section 7.3	Authorization; Enforceability	86
Section 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.	~~86~~87
Section 7.5	Compliance with Law; Governmental Approvals	~~86~~87
Section 7.6	Tax Returns and Payments	~~86~~87
Section 7.7	Intellectual Property Matters	~~87~~88
Section 7.8	Environmental Matters	~~87~~88
Section 7.9	Employee Benefit Matters	~~88~~89
Section 7.10	Margin Stock	~~89~~90
Section 7.11	Government Regulation	~~89~~90
Section 7.12	Insurance Matters	90
Section 7.13	Employee Relations	90
Section 7.14	Burdensome Provisions	~~90~~91
Section 7.15	Financial Statements	~~90~~91
Section 7.16	No Material Adverse Change	~~90~~91
Section 7.17	Solvency	91
Section 7.18	Title to Properties	91
Section 7.19	Litigation	~~91~~92
Section 7.20	Anti-Corruption Laws and Sanctions	~~91~~92
Section 7.21	Absence of Defaults	~~91~~92
Section 7.22	Senior Indebtedness Status	92
Section 7.23	Disclosure	~~92~~93
Section 7.24	Security Documents	~~92~~93
Section 7.25	EEA Financial Institution	~~93~~94
Section 7.26	Beneficial Ownership Certification	~~93~~94

Article VIII AFFIRMATIVE COVENANTS		~~93~~94
Section 8.1	Financial Statements and Budgets	~~93~~94
Section 8.2	Certificates; Other Reports	~~94~~95
Section 8.3	Notice of Litigation and Other Matters	~~96~~97
Section 8.4	Preservation of Corporate Existence and Related Matters	~~97~~98
Section 8.5	Maintenance of Property and Licenses	~~97~~98
Section 8.6	Insurance	~~97~~98
Section 8.7	Accounting Methods and Financial Records	98

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Section 8.8	Payment of Taxes and Other Obligations	~~98~~99
Section 8.9	Compliance with Laws and Approvals	~~98~~99
Section 8.10	Environmental Laws	~~98~~99
Section 8.11	Compliance with ERISA	99
Section 8.12	Compliance with Terms of Leaseholds	~~99~~100
Section 8.13	Visits and Inspections	~~99~~100
Section 8.14	Additional Subsidiaries	~~99~~100
Section 8.15	[Reserved].	101
Section 8.16	Use of Proceeds	101
Section 8.17	Compliance with Anti-Corruption Laws and Sanctions	~~101~~102
Section 8.18	Further Assurances	~~101~~102
Section 8.19	Post-Closing Matters	102
Section 8.20	Ratings	~~102~~103

Article IX NEGATIVE COVENANT		~~102~~103
Section 9.1	Indebtedness	~~102~~103
Section 9.2	Liens	~~105~~106
Section 9.3	Investments	~~107~~108
Section 9.4	Fundamental Changes	~~109~~110
Section 9.5	Asset Dispositions	~~110~~111
Section 9.6	Restricted Payments	~~111~~112
Section 9.7	Transactions with Affiliates	~~112~~113
Section 9.8	Accounting Changes; Organizational Documents	~~113~~114
Section 9.9	Payments and Modifications of Certain Indebtedness	~~113~~114
Section 9.10	No Further Negative Pledges; Restrictive Agreements	~~114~~115
Section 9.11	Nature of Business	~~115~~116
Section 9.12	Sale Leasebacks	~~115~~116
Section 9.13	Financial Covenants	~~115~~116
Section 9.14	Parent Guarantor Holding Company Covenant	~~117~~118
Article X DEFAULT AND REMEDIES		~~118~~119
Section 10.1	Events of Default	~~118~~119
Section 10.2	Remedies	~~120~~121
Section 10.3	Rights and Remedies Cumulative; Non-Waiver; etc.	121
Section 10.4	Crediting of Payments and Proceeds	~~121~~122
Section 10.5	Administrative Agent May File Proofs of Claim	~~122~~123
Section 10.6	Credit Bidding	123
Article XI THE ADMINISTRATIVE AGE		~~123~~124
Section 11.1	Appointment and Authority	~~123~~124
Section 11.2	Rights as a Lender	~~124~~125
Section 11.3	Exculpatory Provisions	~~124~~125
Section 11.4	Reliance by the Administrative Agent	~~125~~126
Section 11.5	Delegation of Duties	~~125~~126
Section 11.6	Resignation of Administrative Agent	126
Section 11.7	Non-Reliance on Administrative Agent and Other Lenders	~~127~~128
Section 11.8	No Other Duties, Etc.	~~127~~128
Section 11.9	Collateral and Guaranty Matters	~~127~~128
Section 11.10	Secured Hedge Agreements and Secured Cash Management Agreements	~~128~~129
Section 11.11	ERISA	~~128~~129

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Article XII MISCELLANEOUS		~~129~~130
Section 12.1	Notices	~~129~~130
Section 12.2	Amendments, Waivers and Consents	~~132~~133
Section 12.3	Expenses; Indemnity	~~135~~136
Section 12.4	Right of Setoff	~~137~~138
Section 12.5	Governing Law; Jurisdiction, Etc.	~~138~~139
Section 12.6	Waiver of Jury Trial	~~139~~140
Section 12.7	Reversal of Payments	~~139~~140
Section 12.8	[Reserved]	~~139~~140
Section 12.9	Successors and Assigns; Participations	~~139~~140
Section 12.10	Treatment of Certain Information; Confidentiality	~~143~~144
Section 12.11	Performance of Duties	~~144~~145
Section 12.12	All Powers Coupled with Interest	~~144~~145
Section 12.13	Survival	145
Section 12.14	Titles and Captions	~~145~~146
Section 12.15	Severability of Provisions	~~145~~146
Section 12.16	Counterparts; Integration; Effectiveness; Electronic Execution	~~145~~146
Section 12.17	Term of Agreement	~~146~~147
Section 12.18	USA PATRIOT Act	~~146~~147
Section 12.19	No Advisory or Fiduciary Responsibility	~~146~~147
Section 12.20	Inconsistencies with Other Documents	~~147~~148
Section 12.21	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~147~~148
Section 12.22	Acknowledgement Regarding Any Supported QFCs	~~147~~148

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EXHIBITS
Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Swingline Note
Exhibit A-3	-	Form of Term Loan Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H-1	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	-	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	-	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	-	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES
Schedule 1.1(a)(1)	-	Existing Comerica Letters of Credit
Schedule 1.1(a)(2)	-	Existing Wells Fargo Letters of Credit
Schedule 1.1(b)	-	Commitments and Commitment Percentages
Schedule 1.1(c)	-	At-Risk Pension Plans or Multiemployer Plans
Schedule 7.1	-	Jurisdictions of Organization and Qualification
Schedule 7.2	-	Subsidiaries and Capitalization
Schedule 7.6	-	Tax Matters
Schedule 7.9	-	ERISA Plans
Schedule 7.13	-	Labor and Collective Bargaining Agreements
Schedule 7.18	-	Real Property
Schedule 7.19	-	Litigation
Schedule 8.19	-	Post-Closing Matters
Schedule 9.1	-	Existing Indebtedness
Schedule 9.2	-	Existing Liens
Schedule 9.3	-	Existing Loans, Advances and Investments
Schedule 9.7	-	Transactions with Affiliates

CREDIT AGREEMENT, dated as of April 18, 2017, by and among US ECOLOGY HOLDINGS, INC., a Delaware corporation (f/k/a US Ecology, Inc., a Delaware corporation), as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders, as Swingline Lender and as an Issuing Lender, and BANK OF AMERICA, N.A., as an Issuing Lender.

STATEMENT OF PURPOSE

The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

Article I

DEFINITIONS

Section 1.1             Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Administrative Agent” means Wells Fargo Bank, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Fee Letter” means that certain Fee Letter, dated as of March 20, 2017, by and between Wells Fargo Bank and the Borrower, as modified, supplemented or replaced by that certain Administrative Agent Fee Letter, dated as of June 23, 2019, by and among Wells Fargo Bank, Wells Fargo Securities and the Borrower.

“Agent Parties” means the Administrative Agent or any of its Related Parties.

“Agreement” means this Credit Agreement.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Company or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Company, its Subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, binding written government approvals, binding written government interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Margin” means:

(a)       In the case of the Revolving Credit Loans and Revolving Credit Commitments, the corresponding percentages per annum as set forth in the applicable table below based on the Consolidated Total Net Leverage Ratio:

For determinations made pursuant to this clause (a) ~~(i)~~ from and after the Closing Date until the Third Amendment Effective Date ~~or (ii) from and after the Calculation Date with respect to the Covenant Relief Period Pricing Reversion Fiscal Quarter~~, the following table (the “Original Revolving Credit Facility Pricing Table”) shall apply and shall be used to make determinations of the Applicable Margin pursuant to this clause (a):

Pricing Level	Consolidated Total Net Leverage Ratio	LIBOR +	Base Rate +	Commitment Fee
I	Equal to or greater than 3.25 to 1.00	2.00%	1.00%	0.35%
II	Equal to or greater than 2.50 to 1.00, but less than 3.25 to 1.00	1.75%	0.75%	0.30%
III	Equal to or greater than 1.75 to 1.00, but less than 2.50 to 1.00	1.50%	0.50%	0.25%
IV	Equal to or greater than 1.00 to 1.00, but less than 1.75 to 1.00	1.25%	0.25%	0.20%
V	Less than 1.00 to 1.00	1.00%	0.00%	0.175%

For determinations made pursuant to this clause (a) on or after the Third Amendment Effective Date ~~until the Calculation Date with respect to the Covenant Relief Period Pricing Reversion Fiscal Quarter~~, the following table (the “Third Amendment Revolving Credit Facility Pricing Table”) shall apply and shall be used to make determinations of the Applicable Margin pursuant to this clause (a):

Pricing Level	Consolidated Total Net Leverage Ratio	LIBOR +	Base Rate +	Commitment Fee
I	Equal to or greater than 4.50 to 1.00	2.50%	1.50%	0.40%
II	Equal to or greater than 4.00 to 1.00, but less than 4.50 to 1.00	2.25%	1.25%	0.375%
III	Equal to or greater than 3.25 to 1.00, but less than 4.00 to 1.00	2.00%	1.00%	0.35%

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IV	Equal to or greater than 2.50 to 1.00, but less than 3.25 to 1.00	1.75%	0.75%	0.30%
V	Equal to or greater than 1.75 to 1.00, but less than 2.50 to 1.00	1.50%	0.50%	0.25%
VI	Equal to or greater than 1.00 to 1.00, but less than 1.75 to 1.00	1.25%	0.25%	0.20%
VII	Less than 1.00 to 1.00	1.00%	0.00%	0.175%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides an Officer’s Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a “Calculation Date”); provided that (a) the Applicable Margin shall be based on Pricing Level III set forth in the Original Revolving Credit Facility Pricing Table from the Closing Date until the Calculation Date with respect to the first full fiscal quarter occurring after the Closing Date and, thereafter, except as otherwise set forth in this definition, the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, (b) the Applicable Margin shall be based on Pricing Level II set forth in the Third Amendment Revolving Credit Facility Pricing Table from the Third Amendment Effective Date until the Calculation Date with respect to the fiscal quarter ending June 30, 2020 and, thereafter, except as otherwise set forth in this definition, the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date and (c) if the Borrower fails to provide an Officer’s Compliance Certificate when due as required by Section 8.2(a) for the most recently ended fiscal quarter of the Borrower preceding the applicable Calculation Date, the Applicable Margin from the date on which such Officer’s Compliance Certificate was required to have been delivered shall be based on Pricing Level I set forth in the Original Revolving Credit Facility Pricing Table or the Third Amendment Revolving Credit Facility Pricing Table, as applicable at such time, until such time as such Officer’s Compliance Certificate is delivered, at which time the Pricing Level shall be determined by reference to the Consolidated Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date. Except as otherwise provided in this definition, the applicable Pricing Level shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer’s Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is outstanding when such inaccuracy is discovered or such financial statement or Officer’s Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall promptly (but in any event within five (5) Business Days) deliver to the Administrative Agent a corrected Officer’s Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Net Leverage Ratio in the corrected Officer’s Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall promptly (but in any event within five (5) Business Days) and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document.

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(b) In the case of any Series of Incremental Term Loans, the Applicable Margin set forth in the applicable Lender Joinder Agreement.

The Applicable Margins set forth above shall be increased as, and to the extent, required by Section 5.13.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means (a) with respect to the Loans and Commitments incurred on the Closing Date, each of Wells Fargo Securities and ~~MLPF&S~~BSI (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as joint lead arranger and joint bookrunner and (b) with respect to any Incremental Loan Commitments or Incremental Loans, each of the Persons appointed by Borrower as arranger, bookrunner or similar titles for such Incremental Loan Commitments or Incremental Loans.

“Arrangers Fee Letter” means, collectively, (a) that certain Fee Letter, dated as of March 20, 2017, by and among Wells Fargo Bank, Wells Fargo Securities, BANA, ~~MLPF&S~~BSI and the Borrower and (b) that certain Arrangers Fee Letter, dated as of June 23, 2019, by and among Wells Fargo Bank, Wells Fargo Securities, BANA, BofA Securities and the Borrower.

“Asset Disposition” means the sale, transfer, license, lease or other disposition of any Property (including any disposition of Equity Interests (other than Equity Interests in the Borrower)) by any Credit Party or any Subsidiary thereof (or the granting of any option or other right to do any of the foregoing), and any issuance of Equity Interests by any Subsidiary of the Borrower to any Person that is not a Credit Party or any Subsidiary thereof (other than any issuance of directors’ qualifying shares or of nominal amounts of other Equity Interests that are required to be held by specified Persons under Applicable Law). The term “Asset Disposition” shall not include (a) the sale of inventory in the ordinary course of business, (b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4, (c) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction, (d) the disposition of any Hedge Agreement, (e) dispositions of Investments in cash and Cash Equivalents, (f) the transfer by any Credit Party of its assets to any other Credit Party, (g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer), (h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary, (i) Investments permitted under Section 9.3, (j) Restricted Payments permitted under Section 9.6, and (k) sales, transfers or other dispositions not in excess of the greater of (x) $10,000,000 and (y) 1.5% of Consolidated Net Tangible Assets as of the date of such sale, transfer or other disposition, in the aggregate in any Fiscal Year.

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“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“BANA” means Bank of America, N.A.

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) LIBOR for an Interest Period of one month plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or LIBOR (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable); provided that in no event shall the Base Rate applicable to the Revolving Credit Loans be less than the Revolving Credit Loan Base Rate Floor.

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

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“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 5.8(c) and (y) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to the Section titled “Effect of Benchmark Transition Event.”

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“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means United States 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BofA Securities” means BofA Securities, Inc.

“Bona Fide Lending Entity” shall mean any bona fide (A) debt fund, (B) investment vehicle, (C) regulated bank entity or (D) non-regulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

“Borrower” means US Ecology Holdings, Inc., a Delaware corporation (f/k/a US Ecology, Inc., a Delaware corporation).

“Borrower Materials” has the meaning assigned thereto in Section 8.2.

“BSI” means BofA Securities, Inc.

“Business Day” means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR, any day that is a Business Day described in clause (a) and that is also a London Banking Day.

“Calculation Date” has the meaning assigned thereto in the definition of Applicable Margin.

“Capital Expenditures” means, with respect to the Borrower and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a Consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (a “Capital Lease”), and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateralize” means, to deposit in a Controlled Account or to pledge and deposit with, or deliver to, the Administrative Agent, for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent, the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable.

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“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred and eighty (180) days from the date of acquisition thereof, (b) commercial paper maturing no more than two hundred and seventy (270) days from the date of creation thereof and currently having the highest rating obtainable from either S&P or Moody’s, (c) certificates of deposit maturing no more than one hundred and eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of “A” or better by a nationally recognized rating agency, (d) time deposits maturing no more than one hundred and eighty (180) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, (e) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, that have the highest ratings available from S&P and Moody’s and portfolio assets of at least $5,000,000,000, and substantially all of whose assets are invested in investments of the type described in clauses (a) through (d) above; and (f) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments of a type analogous to the foregoing.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Credit Party, is a Lender, an Affiliate of a Lender, the Administrative Agent, an Affiliate of the Administrative Agent, an Arranger or an Affiliate of an Arranger or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Cash Management Agreement with a Credit Party, in each case in its capacity as a party to such Cash Management Agreement.

“Change in Control” means an event or series of events by which:

(a)              (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a “person” or “group” shall be deemed to have “beneficial ownership” of all Equity Interests that such “person” or “group” has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests in the Parent Guarantor entitled to vote in the election of members of the board of directors (or equivalent governing body) of the Parent Guarantor or (ii) a majority of the members of the board of directors (or other equivalent governing body) of the Parent Guarantor shall not constitute Continuing Directors;

(b)             there shall have occurred under any indenture or other instrument evidencing any Indebtedness or Disqualified Equity Interests in excess of $50,000,000 any “change in control” or similar provision (as set forth in the indenture, agreement or other evidence of such Indebtedness) obligating the Parent Guarantor, the Borrower or any of their respective Subsidiaries to repurchase, redeem or repay all or any part of the Indebtedness or Disqualified Equity Interests provided for therein; or

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(c)              the Parent Guarantor at any time shall (i) cease to own directly one hundred percent (100%) of the Equity Interests in the Borrower or (ii) cease to hold directly one hundred percent (100%) of the voting power in the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan or Term Loan and, when used in reference to any Commitment, whether such Commitment is a Revolving Credit Commitment or a Term Loan Commitment.

“Closing Date” means the date of this Agreement.

“Co-Documentation Agents” means (a) with respect to the Loans and Commitments incurred on the Closing Date, each of Bank of Montreal, PNC Bank, National Association and U.S. Bank National Association, in its capacity as co-documentation agent and (b) with respect to any Incremental Loan Commitments or Incremental Loans, each of the Persons appointed by the Borrower as documentation agent or co-documentation agent for such Incremental Loan Commitments or Incremental Loans.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder.

“Collateral” means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents.

“Collateral Agreement” means the collateral agreement of even date herewith executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Commitment Fee” has the meaning assigned thereto in Section 5.3(a).

“Commitment Percentage” means, as to any Lender, such Lender’s Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

“Commitments” means, collectively, as to all Lenders, the Revolving Credit Commitments and the Term Loan Commitments of such Lenders.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Companies” means, collectively, the Parent Guarantor and the Credit Parties.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP (if applicable): (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income taxes, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash items (except to the extent that such non-cash items are reserves or accruals for cash charges to be taken in the future), (iv) extraordinary, unusual or non-recurring losses and charges, (v) Transaction Costs incurred in connection with the Transactions and NRC Acquisition Transaction Costs incurred in connection with the NRC Acquisition Transactions, (vi) non-cash accretion and adjustments of closure/post-closure obligations, (vii) non-cash stock based compensation charges, (viii) expenses incurred in connection with closing facilities or facility relocations, (ix) non-recurring costs, extraordinary expenses and other pro forma adjustments attributable to any Specified Transaction to the extent that such costs, expenses or adjustments (i) are reasonably expected to be realized within twenty-four (24) months of such Specified Transaction as set forth in reasonable detail on a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent, (ii) are calculated on a basis consistent with GAAP and are, in each case, reasonably identifiable, factually supportable, and expected to have a continuing impact on the operations of the Borrower and its Subsidiaries; and (iii) represent less than twenty-five percent (25%) of Consolidated EBITDA (determined without giving effect to this clause (ix)); and (x) fees and expenses incurred (w) to source, evaluate, diligence and make an Investment permitted hereunder, (x) in connection with the issuance, prepayment or amendment of or refinancing of Indebtedness permitted hereunder (including all fees and expenses of the agent or lenders under any such Indebtedness), (y) in connection with a disposition of assets or property of the Borrower or any of its Subsidiaries outside of the ordinary course of business permitted hereunder or (z) in connection with an Equity Issuance permitted hereunder, in each case under this clause (x) whether or not such transaction is consummated less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) interest income, (ii) any extraordinary, unusual or non-recurring gains and (iii) non-cash gains or non-cash items increasing Consolidated Net Income (excluding any such non-cash item to the extent it represents the reversal of an accrual or a reserve for a potential cash charge in any prior period that was not added back to Consolidated EBITDA in a prior period). Notwithstanding the foregoing, (x) with respect to any Specified Transactions, Consolidated EBITDA shall be calculated on a Pro Forma Basis and (y) the Consolidated EBITDA of NRC and its Subsidiaries for fiscal quarters ending prior to the NRC Acquisition Closing Date will, without duplication with any other adjustments being made pursuant to the definition of Consolidated EBITDA, be reflected by “Adjusted EBITDA, per Credit Agreement” in NRC’s 8-K filed on March 18, 2019 and by “Adjusted EBITDA, per Credit Agreement” in each other applicable 8-K filed by NRC prior to the NRC Acquisition Closing Date

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness that is secured by Liens on property or assets of Borrower or its Subsidiaries as of such date that do not rank junior to the Liens securing the Obligations to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date for which financial statements have (or are required to have) been delivered pursuant to Section 8.1(a) or 8.1(b) hereof.

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“Consolidated Funded Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following: (a) all obligations for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person; (b) all obligations to pay the deferred purchase price of property or services of any such Person, except (i) trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person and (ii) earn-outs, hold-backs and other deferred payment of consideration in respect of permitted acquisitions to the extent not required to be reflected as liabilities on the balance sheet of the Borrower and its Subsidiaries in accordance with GAAP; (c) the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and synthetic leases (regardless of whether accounted for as indebtedness under GAAP); (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business); (e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that if such obligations have not been assumed, the amount of such Indebtedness included for the purpose of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured; (f) all obligations of any such Person in respect of Disqualified Equity Interests; and (g) all Guarantees of any such Person with respect to any of the foregoing; provided that intercompany Indebtedness amongst the Borrower and its Wholly-Owned Subsidiaries shall not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date for which financial statements have (or are required to have) been delivered pursuant to Section 8.1(a) or 8.1(b) hereof to (b) Consolidated Interest Expense for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date for which financial statements have (or are required to have) been delivered pursuant to Section 8.1(a) or 8.1(b) hereof.

“Consolidated Interest Expense” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP, interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedge Agreements and amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness) for such period.

“Consolidated Net Funded Indebtedness” means, at any date of determination, (a) the amount of Consolidated Funded Indebtedness of the Borrower and its Subsidiaries at such date, on a consolidated basis, minus (b) Unrestricted Cash at such date.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries except to the extent included pursuant to the foregoing clause (a), (c) the net income (if positive), of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Borrower or any of its Subsidiaries of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes, (d) any gain or loss from asset dispositions outside of the ordinary course of business during such period, (e) any non-cash gain or loss from arrangements under Hedge Agreements and (f) any non-cash foreign currency translation gain or loss.

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“Consolidated Net Tangible Assets” shall mean, as of any date of determination, (a) the total assets of the Borrower and its Subsidiaries as set forth on the consolidated balance sheet of the Parent Guarantor as of the last day of the fiscal quarter most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 8.1(a) or 8.1(b), as applicable, minus (b) all cash and Cash Equivalents of the Borrower and its Subsidiaries reflected on such balance sheet, minus (c) the total goodwill and other intangible assets of the Borrower and its Subsidiaries reflected on such balance sheet, all calculated (i) on a consolidated basis in accordance with GAAP and (ii) on a Pro Forma Basis after giving effect to any acquisition or disposition of a Person or assets that have occurred on or after the last day of such fiscal quarter for which financial statements have been (or were required to be) delivered pursuant to Section 8.1(a) or 8.1(b).

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date for which financial statements have (or are required to have) been delivered pursuant to Section 8.1(a) or 8.1(b) hereof.

“Continuing Directors” means the directors of the Parent Guarantor on the First Amendment Effective Date and each other director of the Parent Guarantor, if, in each case, such other director’s nomination for election to the board of directors (or equivalent governing body) of the Parent Guarantor is recommended by at least 51% of the then Continuing Directors.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlled Account” means each deposit account and securities account that is subject to an account control agreement in form and substance satisfactory to the Administrative Agent and each Issuing Lender that is entitled to Cash Collateral hereunder at the time such control agreement is executed.

“Covenant Facility” means the Revolving Credit Commitments and the Revolving Credit Facility (and the Loans thereunder), each Series of Incremental Term Loans and Incremental Term Loan Commitments that is designated as a “Covenant Facility” pursuant to the Lender Joinder Agreement for such Series of Incremental Term Loans or Incremental Term Loan Commitments, each Series of Replacement Term Loans that is designated as a “Covenant Facility” pursuant to the applicable amendment effectuating such Series of Replacement Term Loans, and each Series of Term Loans or Term Loan Commitments extended pursuant to an Extension Amendment that was previously designated as a “Covenant Facility” (i.e., prior to such extension) or is designated as a “Covenant Facility” pursuant to the applicable Extension Amendment.

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“Covenant Facility Acceleration” means that (a) the Commitments under any Covenant Facility have been terminated and (b) the principal amount of all Loans under such Covenant Facility, if any, have been declared to be due and payable by the Lenders under such Covenant Facility pursuant to Section 10.2.

“Covenant Lender” means a Lender under a Covenant Facility.

“Covered Entity” means any of the following:

(a)       a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)       a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)       a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning assigned thereto in Section 12.22(a).

“Credit Facility” means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

“Credit Parties” means, collectively, the Borrower and the Subsidiary Guarantors.

“Debt Issuance” means the issuance of any Indebtedness for borrowed money by any Credit Party or any of its Subsidiaries.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, any Term Loan, participations in L/C Obligations or participations in Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such

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position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) after the date of this Agreement, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (e) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest Revolving Credit Maturity Date or Term Loan Maturity Date in effect under this Agreement; provided that if such Equity Interests are issued pursuant to a plan for the benefit of current or former employees, officers, directors or consultants of the Parent Guarantor or its Subsidiaries or by any such plan to such individuals, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Parent Guarantor or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Disqualified Lender” means (a) bona fide competitors of the Borrower and its Subsidiaries designated in writing to the Administrative Agent prior to the First Amendment Approval Date, (b) certain banks, financial institutions and other entities designated in writing to the Administrative Agent by the Borrower prior to the First Amendment Approval Date, (c) any Affiliate of any Person referred to in clause (a) or (b) of this definition that has been specified in writing to the Administrative Agent by the Borrower and (d) any Person that is readily identifiable on the basis of its name as an Affiliate of any Person referred to in clause (a) or (b) of this definition; provided that the Borrower shall be permitted to supplement the lists of Disqualified Lenders referenced in clauses (a) and (b) of this definition upon reasonable notice after the date hereof in the form of a written supplement provided to the Administrative Agent to the extent, in the case of a supplement to the list referenced in clause (b) above, such supplement is reasonably acceptable to the Administrative Agent. Any written supplement to the list of Disqualified Lenders (whether pursuant to clause (c) of this definition or the proviso to the first sentence of this definition) shall become effective two Business Days after delivery to the Administrative Agent, and shall not apply retroactively to disqualify the transfer of an interest in the Credit Facility that was effective prior to the effective date of such supplement. In no event shall a Bona Fide Lending Entity be a Disqualified Lender, unless such Bona Fide Lending Entity is identified under clause (b) above, or as an Affiliate of entity identified under clause (b) above pursuant to clause (c) or (d) above. Upon request by any Lender or prospective Lender, the list of Disqualified Lenders shall be distributed to such Lender or prospective Lender and the Borrower hereby consents to such distribution.

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“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary created or organized in the United States or under the law of the United States or of any U.S. state or the District of Columbia.

“Early Opt-in Election” means the occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in this Section titled “Effect of Benchmark Transition Event,” are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any tranche (or Series) of commitments or loans under this Agreement, the effective yield on such tranche (or Series) as reasonably determined by the Administrative Agent in consultation with the Borrower, taking into account the applicable interest rate margins, interest rate benchmark floors and all fees, including original issue discount (“OID”) and upfront fees (which shall be deemed to constitute like amounts of OID, with OID being equated to interest based on assumed four-year life to maturity) payable to the lenders under the applicable Indebtedness in the initial primary syndication thereof, but excluding any prepayment fees or premiums, arrangement fees, structuring fees, commitment fees, underwriting fees, placement fees, success fees, advisory fees, ticking, unused line fees, consent fees, amendment fees and any similar fees and any other fees not generally paid ratably to all lenders of the applicable Indebtedness other than any fees that are akin to original issue discount or upfront fees.

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“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)).

“Employee Benefit Plan” means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or any ERISA Affiliate or (b) any Pension Plan that has at any time within the preceding seven (7) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate, in any case, excluding a Multiemployer Plan.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings brought or threatened by any Person and relating in any way to any actual or alleged violation by Borrower or any of its Subsidiaries of, or liability of Borrower or any of its Subsidiaries under, any Environmental Law or relating to any permit issued, or any approval given, to Borrower or any of its Subsidiaries under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation or injunctive relief, or for damages to any persons or property, resulting from Hazardous Materials or otherwise arising from applicable Environmental Laws (including common law) and including without limitation any alleged injury or threat of injury to public health or the environment.

“Environmental Laws” means any and all applicable federal, foreign, state, provincial and local laws (including common law), statutes, ordinances, codes, rules, regulations, permits, licenses, written approvals, binding written interpretations and orders of courts or Governmental Authorities, relating to the protection of public health from exposure to Hazardous Materials or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“Equity Interests” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

“Equity Issuance” means (a) any issuance by the Borrower or any other Credit Party of shares of its Equity Interests to any Person that is not a Credit Party (including, without limitation, in connection with the exercise of options or warrants or the conversion of any debt securities to equity but excluding any issuance of directors’ qualifying shares or of nominal amounts of other Equity Interests that are required to be held by specified Persons under Applicable Law) and (b) any capital contribution from any Person that is not a Credit Party into any Credit Party or any first-tier Subsidiary of any Credit Party. The term “Equity Issuance” shall not include (A) any Asset Disposition or (B) any Debt Issuance.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

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“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

“Event of Default” means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Swap Obligation” means, with respect to any Company other than the Borrower, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Company for or the guarantee of such Company of, or the grant by such Company of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Company’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Company or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Company, including under Section 2.18 of the Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.11(g) and (d) any Taxes imposed under FATCA.

“Existing Comerica Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a)(1).

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“Existing Issuing Lender Fee Letter” means that certain existing issuing lender fee letter dated as of even date herewith, between the Borrower and Comerica Bank.

“Existing Wells Fargo Letters of Credit” means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a)(2).

“Existing US Ecology Credit Agreement” means that certain Credit Agreement, dated as of June 17, 2014, by and between the Borrower, Wells Fargo Bank, as administrative agent, the lenders party thereto and the other parties party thereto.

“Extended Revolving Credit Commitment” has the meaning assigned thereto in Section 5.16(a)(ii).

“Extended Revolving Loans” has the meaning assigned thereto in Section 5.16(a)(ii).

“Extended Term Loans” has the meaning assigned thereto in Section 5.16(a)(iii).

“Extending Revolving Lender” has the meaning assigned thereto in Section 5.16(a)(ii).

“Extending Term Lender” has the meaning assigned thereto in Section 5.16(a)(iii).

“Extension” has the meaning assigned thereto in Section 5.16(a).

“Extension Amendment” has the meaning assigned thereto in Section 5.16(c).

“Extension Offer” has the meaning assigned thereto in Section 5.16(a).

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender’s Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

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“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letters” means, collectively, the Agent Fee Letter, the Arrangers Fee Letter and the Existing Issuing Lender Fee Letter.

“Financial Covenant Event of Default” has the meaning assigned thereto in Section 10.1(d).

“First Amendment” means that certain First Amendment, dated as of August 6, 2019, by and among the Borrower, the Subsidiary Guarantors party thereto, the Lenders party thereto, the Administrative Agent and the other parties party thereto.

“First Amendment Approval Date” means the “Amendment Approval Date” (as defined in the First Amendment).

“First Amendment Effective Date” means the “Amendment Effective Date” (as defined in the First Amendment).

“First Tier Foreign Subsidiary” means (a) any Foreign Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code or (b) any Domestic Subsidiary all or substantially all of the assets of which consist, directly or indirectly, of Equity Interests of one or more Subsidiaries described in clause (a) above, and in each case, the Equity Interests of which are owned directly by any Credit Party.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31.

“Foreign Casualty Event” means any Insurance and Condemnation Event resulting in the receipt of Net Cash Proceeds by a Foreign Subsidiary and giving rise to a prepayment pursuant to Section 4.4(b)(iv).

“Foreign Disposition” means any Asset Disposition resulting in the receipt of Net Cash Proceeds by a Foreign Subsidiary and giving rise to a prepayment pursuant to Section 4.4(b)(iii).

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment, dated as of June 29, 2021, by and among the Borrower, the Subsidiary Guarantors, the Parent Guarantor, the Lenders party thereto and the Administrative Agent.

“Fourth Amendment Effective Date” means the “Amendment Effective Date” (as defined in the Fourth Amendment).

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such Issuing Lender other than such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuming in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part); provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guaranty Agreement” means the unconditional guaranty agreement of even date herewith executed by the Borrower and the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Guaranty Obligation” means, with respect to any Person and any Indebtedness or obligations, any obligation of such Person to Guarantee such Indebtedness or obligations.

“Hazardous Materials” means any substances or materials (a) which are defined as hazardous wastes, hazardous substances, pollutants, contaminants, or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to public health or the environment and are or become regulated by any Governmental Authority with applicable jurisdiction, (c) the presence of which require investigation or remediation under any Environmental Law, (d) the discharge or emission or release of which requires a permit, license or other Governmental Approval under any Environmental Law, (e) which are deemed by a Governmental Authority with applicable jurisdiction to constitute a nuisance or a trespass which pose an environmental health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

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“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“Hedge Bank” means any Person that, (a) at the time it enters into a Hedge Agreement with a Credit Party permitted under Article IX, is a Lender, an Affiliate of a Lender, the Administrative Agent, an Affiliate of the Administrative Agent, an Arranger or an Affiliate of an Arranger or (b) at the time it (or its Affiliate) becomes a Lender or the Administrative Agent (including on the Closing Date), is a party to a Hedge Agreement with a Credit Party, in each case in its capacity as a party to such Hedge Agreement.

“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Immaterial Subsidiary” means, as of any date of determination, any Subsidiary of the Borrower with total assets having a fair market value of less than $20,000,000.

“Increased Amount Date” has the meaning assigned thereto in Section 5.13(a).

“Incremental Lender” has the meaning assigned thereto in Section 5.13(a).

“Incremental Loan Amount” shall mean (a) the amount of the NRC Acquisition Incremental Term Loans, to be used solely for the purposes set forth in such definition, plus, (b) the greater of (i) $250.0 million and (ii) 100% of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 8.1(a) or 8.1(b) ending on or immediately prior to the date of determination, plus (c) the aggregate principal amount of any voluntary prepayments, redemptions, repurchases or other retirements of (i) Revolving Credit Loans (to the extent accompanied by a corresponding permanent reduction in the Revolving Credit Commitments) and (ii) Term Loans (in each case of this clause (c), excluding any prepayments, redemptions, repurchases and other retirements funded with the proceeds of long-term Indebtedness (other than borrowings under the Revolving Credit Commitments)) plus, (d) any additional or other amount, so long as, solely in the case of

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this clause (d), after giving effect to the incurrence of the applicable Incremental Loan Commitments and Incremental Loans and any related Permitted Acquisition, refinancing of Indebtedness or other event giving rise to an adjustment on a Pro Forma Basis, the Consolidated First Lien Net Leverage Ratio does not exceed 3.00 to 1.00 on a Pro Forma Basis (it being understood that the Borrower may elect whether any Incremental Loan Amount is made in reliance on clause (a), (b), (c) or (d) and, in the absence of such designation, (x) with respect to the incurrence of Incremental Term Loans in connection with the transactions described in clause (a) above, the Borrower shall be deemed to have relied on the foregoing clause (a) and (y) in any other case, the Borrower shall be deemed to have relied (i) first, on clause (d) to the maximum amount permitted thereunder, (ii) second, on clause (c), to the maximum amount permitted thereunder, (iii) third, on clause (b), to the maximum amount permitted thereunder and (iv) fourth, on clause (a) to the maximum amount permitted thereunder); provided that, for purposes of the foregoing clause (d), (x) the Consolidated First Lien Net Leverage Ratio shall be calculated assuming any Incremental Loan Commitments or Incremental Loans to be established at such time (or substantially simultaneously therewith) are fully drawn and assuming that the Revolving Credit Commitments are fully drawn and (y) the determination of Consolidated Net Funded Indebtedness for purposes of calculating the Consolidated First Lien Net Leverage Ratio shall not take into account any cash or Cash Equivalents constituting proceeds of any Loans made under any Incremental Loan Commitments that may otherwise reduce the amount of Consolidated Net Funded Indebtedness; provided, further, that if the proceeds of the Incremental Term Loans made under the Incremental Loan Commitments then being incurred are to be used primarily to finance a Permitted Acquisition and the Lenders providing such Incremental Term Loan agree to a “funds certain” provision, at the election of the Borrower, the Consolidated First Lien Net Leverage Ratio may be tested for purposes of determining the Incremental Loan Amount under clause (d) as of the date the acquisition agreement for such Permitted Acquisition was signed, and not at the time such Incremental Loan Commitments are obtained.

“Incremental Loan Commitments” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Loans” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Revolving Credit Commitment” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Revolving Credit Increase” has the meaning assigned thereto in Section 5.13(a)(ii).

“Incremental Term Loan” has the meaning assigned thereto in Section 5.13(a)(i).

“Incremental Term Loan Commitment” has the meaning assigned thereto in Section 5.13(a)(i).

“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:

(a)       all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)       all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements but only to the extent required to be reflected as liabilities on the balance sheet of such Person in accordance with GAAP), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;

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(c)       the Attributable Indebtedness of such Person with respect to such Person’s Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)       all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e)       all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including Indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; provided, however, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the fair market value of such property and the amount of the Indebtedness secured;

(f)       all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person;

(g)       all obligations of any such Person in respect of Disqualified Equity Interests;

(h)       all net obligations of such Person under any Hedge Agreements; and

(i)       all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning assigned thereto in Section 12.3(b).

“Information” has the meaning assigned thereto in Section 12.10.

“Insurance and Condemnation Event” means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

“Interest Period” means, as to each LIBOR Rate Loan, the period commencing on the date such LIBOR Rate Loan is disbursed or converted to or continued as a LIBOR Rate Loan and ending on the date one (1), two (2), three (3), or six (6) months or, if available and agreed by all of the relevant Lenders twelve (12) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

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(a)       the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)       if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)       any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)       no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and Interest Periods shall be selected by the Borrower so as to permit the Borrower to make the quarterly principal installment payments pursuant to Section 4.3 without payment of any amounts pursuant to Section 5.9; and

(e)       there shall be no more than eleven (11) Interest Periods in effect at any time.

“Investments” has the meaning assigned thereto in Section 9.3.

“IRS” means the United States Internal Revenue Service.

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date (i) Wells Fargo Bank, in its capacity as issuer thereof, or any successor thereto or (ii) BANA, in its capacity as issuer thereof, or any successor thereto, (b) with respect to the Existing Wells Fargo Letters of Credit, Wells Fargo Bank, in its capacity as issuer thereof, or any successor thereto and (c) with respect to the Existing Comerica Letters of Credit, Comerica Bank, in its capacity as issuer thereof, or any successor thereto.

“L/C Commitment” means, (a) with respect to Wells Fargo Bank, as Issuing Lender, the lesser of (i) $37,500,000 and (ii) the Revolving Credit Commitment and (b) with respect to BANA, as Issuing Lender, the lesser of (i) $37,500,000 and (ii) the Revolving Credit Commitment. The aggregate L/C Commitment for all Issuing Lenders, collectively, shall be the lesser of (a) $75,000,000 and (b) the Revolving Credit Commitment.

“L/C Facility” means the letter of credit facility established pursuant to Article III.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

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“L/C Participants” means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

“Lender” means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Lenders.

“Lender Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form specified by an Issuing Lender from time to time, requesting such Issuing Lender to issue a Letter of Credit.

“Letters of Credit” means the collective reference to letters of credit issued pursuant to Section 3.1, the Existing Comerica Letters of Credit and the Existing Wells Fargo Letters of Credit.

“LIBOR” means,

(a)       for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate as set by the ICE Benchmark Administration (“ICE”) (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and

(b)       for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate as set by ICE (or the successor thereto if ICE is no longer making such rate available) for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

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Notwithstanding the foregoing, in no event shall LIBOR (i) applicable to the Revolving Credit Loans that are LIBOR Rate Loans be less than the Revolving Credit Loan LIBOR Floor and (ii) for any purpose other than as specified in clause (i) of this sentence, be less than 0%.

“LIBOR Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR
1.00-Eurodollar Reserve Percentage

“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Liquidity” means, as of any date of determination, with respect to the Borrower and its Domestic Subsidiaries, the aggregate amount of cash and Cash Equivalents of the Borrower and its Domestic Subsidiaries plus Revolving Credit Facility Availability as of such date of determination.

“Loan Documents” means, collectively, this Agreement, each Note, the Letter of Credit Applications, the Security Documents, the Guaranty Agreement, the Parent Guaranty Agreement, the Fee Letters, any Extension Amendment, any Lender Joinder Agreement and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties, any of their respective Subsidiaries or the Parent Guarantor in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

“Loans” means the collective reference to the Revolving Credit Loans, the Term Loans and the Swingline Loans, and “Loan” means any of such Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

~~“Material Acquisition” has the meaning assigned thereto in Section 9.13(a).~~

“Material Adverse Effect” means (a) in the case where “Material Adverse Effect” is being determined in connection with the making of Specified Representations pursuant to Section 5.13(a)(ii)(c) or the proviso of Section 6.2(a) (in each case, other than in connection with the NRC Acquisition), and solely with respect to the Specified Representations being made in respect of the Person(s) being acquired pursuant to the applicable Permitted Acquisition, “Material Adverse Effect” or such similar term as defined in the applicable agreement governing the applicable Permitted Acquisition or (b) in all other cases, (i) a material adverse effect on the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (ii) a material impairment of the ability of any of the Parent Guarantor, the Borrower and the Subsidiaries of the Borrower, taken as a whole, to perform their obligations under the Loan Documents, (iii) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document or (iv) a material impairment of the legality, validity, binding effect or enforceability against any Company of any Loan Document to which it is a party.

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“Material Contract” means any contract or agreement, written or oral, of any Credit Party or any of its Subsidiaries, the breach, non-performance, cancellation or failure to renew of which could reasonably be expected to have a Material Adverse Effect.

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of (i) with respect to outstanding Letters of Credit issued by an Issuing Lender, the Fronting Exposure of the applicable Issuing Lender with respect to such Letters of Credit issued by such Issuing Lender and (ii) with respect to outstanding Swingline Loans, the Fronting Exposure of the Swingline Lender with respect to such Swingline Loans and (b) otherwise, an amount determined by the Administrative Agent and each Issuing Lender that is entitled to Cash Collateral hereunder at such time in their sole discretion.

“Minimum Extension Condition” has the meaning assigned thereto in Section 5.16(b).

~~“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.~~

“Moody’s” means Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make, contributions within the preceding seven (7) years or under which any Credit Party or any ERISA Affiliate has any potential withdrawal liability, whether fixed or contingent.

“Necessary Authorizations” means all permits, approvals, grants and licenses from, and all filings and registrations with, any Governmental Authority, necessary in order to enable the Borrower or any of its Subsidiaries to own, construct, maintain and operate its business and to make and hold Investments in other Persons who own, construct, maintain and operate their respective businesses.

“Net Cash Proceeds” means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the gross proceeds received by any Credit Party or any of its Subsidiaries therefrom (including any cash, Cash Equivalents, deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received) less the sum of (i) in the case of an Asset Disposition, all taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees and expenses incurred in connection with such transaction or event, (iii) the principal amount of, premium or penalty, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of, which Indebtedness is required to be repaid in connection with such transaction or event, and (iv) amounts provided as a reserve, in accordance with GAAP, against any retained liabilities associated with an Asset Disposition, including under any indemnification obligations, in respect of any purchase price adjustments or other similar contingent liabilities (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (b) with respect to any Debt Issuance, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

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“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (i) requires the approval of all Lenders or all affected Lenders or all Lenders with respect to a certain Class or Series in accordance with the terms of Section 12.2 and (ii) has been approved by the Required Lenders.

“Non-Covenant Facility” means each Series of Incremental Term Loans and Incremental Term Loan Commitments that is not designated as a “Covenant Facility” pursuant to the Lender Joinder Agreement for such Series of Incremental Term Loans or Incremental Term Loan Commitments, each Series of Replacement Term Loans that is not designated as a “Covenant Facility” pursuant to the applicable amendment effectuating such Series of Replacement Term Loans, and each Series of Term Loans or Term Loan Commitments extended pursuant to an Extension Amendment that was not previously (i.e., before such extension as a “Covenant Facility”) designated as a “Covenant Facility” and is not designated as a “Covenant Facility” pursuant to the applicable Extension Amendment.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

“Notes” means the collective reference to the Revolving Credit Notes, the Swingline Note and the Term Loan Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.3(b).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.3(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 5.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.4(c).

“NRC” means NRC Group Holdings Corp., a Delaware corporation.

“NRC Acquisition” means the Borrower’s acquisition of all of the issued and outstanding Equity Interests in NRC pursuant to the NRC Acquisition Transactions.

“NRC Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of June 23, 2019, by and among the Borrower, Parent Guarantor, ECOL Merger Sub, Inc., Rooster Merger Sub. Inc. and NRC.

“NRC Acquisition Closing Date” means the date that the NRC Acquisition is closed.

“NRC Acquisition Commitment Letter” means that certain Project Rooster Commitment Letter, dated as of June 23, 2019, by and among Wells Fargo Bank, Wells Fargo Securities, BANA, BofA Securities and the Borrower.

“NRC Acquisition Incremental Term Loans” means Incremental Term Loans in an amount not to exceed $450,000,000, borrowed on the NRC Acquisition Closing Date for the purposes of funding the refinancing (in full) of the funded Indebtedness under the NRC Existing Credit Agreement, the payment of fees and expenses incurred in connection with the NRC Acquisition Transactions and/or the prepayment of Revolving Credit Loans, in each case, on the NRC Acquisition Closing Date.

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“NRC Acquisition Specified Merger Agreement Representations” mean such of the representations made by NRC and/or its subsidiaries or affiliates or with respect to NRC, its subsidiaries or its business in the NRC Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its affiliates have the right to terminate, taking into account any cure provisions, the Borrower or its affiliates obligations under the NRC Acquisition Agreement or otherwise decline to close the NRC Acquisition as a result of a breach of any such representation.

“NRC Acquisition Transactions” means (a) the formation of (i) Parent Guarantor as a Wholly-Owned direct Subsidiary of the Borrower, (ii) ECOL Merger Sub, Inc. as a Wholly-Owned direct Subsidiary of Parent Guarantor and (iii) Rooster Merger Sub. Inc. as a Wholly-Owned direct Subsidiary of Parent Guarantor, (b) the merger of ECOL Merger Sub, Inc. with and into the Borrower, with the Borrower as the surviving entity, after giving effect to which the Borrower will be a Wholly-Owned direct Subsidiary of Parent Guarantor, (c) the merger of Rooster Merger Sub. Inc. with and into NRC with NRC as the surviving entity, after giving effect to which NRC will be a direct Wholly-Owned Subsidiary of Parent Guarantor, (d) the contribution by Parent Guarantor to the Borrower of 100% of the equity interests in NRC, after giving effect to which NRC will be a Wholly-Owned direct Subsidiary of the Borrower, (e) the refinancing of certain of NRC’s and its Subsidiaries’ existing Indebtedness (including the Indebtedness under the NRC Existing Credit Agreement), (f) the effectiveness of the First Amendment and the incurrence by the Borrower of the NRC Acquisition Incremental Term Loans and any other amounts permitted hereunder in connection with the NRC Acquisition Transactions, in each case, on or prior to the NRC Acquisition Closing Date and (g) the payment of fees, commissions and expenses in connection with each of the foregoing.

“NRC Acquisition Transaction Costs” means all transaction fees, charges, documented fees and expenses of counsel and other amounts related to the NRC Acquisition Transactions, to the extent paid within twelve (12) months of the NRC Acquisition Closing Date.

“NRC Existing Credit Agreement” means the Credit and Guaranty Agreement, dated as of June 11, 2018, among NRC US Holding Company, LLC, Sprint Energy Services, LLC, NRC Group Holdings, LLC, JFL-NRC Holdings, LLC, SES Holdco, LLC, certain other subsidiaries of NRC Group Holdings, LLC, the lenders party thereto, BNP Paribas, as administrative agent and collateral agent, and BNP Paribas Securities Corp., as sole lead arranger and sole book runner.

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties, each of their respective Subsidiaries and the Parent Guarantor to the Lenders, the Issuing Lenders or the Administrative Agent, in each case (i) under any Loan Document, (ii) with respect to any Loan or (iii) with respect to any Letter of Credit, and in each case, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest and fees that accrue after the commencement by or against any Credit Party, any Subsidiary thereof or the Parent Guarantor of any proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer or the treasurer of the Parent Guarantor substantially in the form attached as Exhibit F.

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“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

“Parent Guarantor” means US Ecology, Inc., a Delaware corporation (f/k/a US Ecology Parent, Inc., a Delaware corporation).

“Parent Guaranty Agreement” means the unconditional guaranty agreement, dated as of the NRC Acquisition Closing Date, executed by Parent Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties.

“Participant” has the meaning assigned thereto in Section 12.9(d).

“Participant Register” has the meaning assigned thereto in Section 12.9(d).

“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and with respect to which any Credit Party or any ERISA Affiliate has any potential obligations, whether fixed or contingent.

“Perfection Certificate” means the Perfection Certificate substantially in the form of Exhibit G to the Collateral Agreement.

“Permitted Acquisition” means (A) the NRC Acquisition and (B) any other acquisition by the Borrower or any Subsidiary in the form of the acquisition of all or substantially all of the assets, business or a line of business, or at least a majority of the outstanding Equity Interests which have ordinary voting power for the election of directors of the board of directors (or equivalent governing body) (whether through purchase, merger or otherwise), of any other Person if each such other acquisition meets all of the following requirements (provided that clauses (a), (b), (f), (g) and (i) shall not apply with respect to any acquisition or series of related acquisitions for which the aggregate consideration is less than $70,000,000):

(a)       no less than ten (10) Business Days (or shorter period of time agreed by the Administrative Agent) prior to the proposed closing date of such acquisition, the Borrower shall have delivered written notice of such acquisition to the Administrative Agent and the Lenders, which notice shall include the proposed closing date of such acquisition;

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(b)       the Borrower shall have certified on or before the closing date of such acquisition, in writing and in a form reasonably acceptable to the Administrative Agent, that such acquisition has been approved by the board of directors (or equivalent governing body) of the Person to be acquired;

(c)       the Person or business to be acquired shall be in a line of business permitted pursuant to Section 9.11;

(d)       if such transaction is a merger or consolidation, the Borrower or a Subsidiary shall be the surviving Person and no Change in Control shall have been effected thereby;

(e)       the Borrower shall have delivered to the Administrative Agent all documents required to be delivered pursuant to, and in accordance with, Section 8.14 as a result of such Permitted Acquisition;

(f)       no later than five (5) Business Days (or shorter period agreed by the Administrative Agent) prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such acquisition (or preceding the date of the acquisition agreement, in the case of a Permitted Acquisition pursuant to clause (ii) below) for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance on a Pro Forma Basis (as of either (i) the date of the acquisition, or (ii) if the proceeds of an Incremental Term Loan Commitment or Incremental Term Loan will primarily be used to finance a Permitted Acquisition and the Lenders providing such Incremental Term Loan agree to a “funds certain” provision, the date the acquisition agreement for such Permitted Acquisition was signed, and in each case after giving effect thereto and any Indebtedness incurred in connection therewith) with ~~the covenant contained in Section 9.13 (whether or not applicable at such time)~~a maximum Consolidated Total Net Leverage Ratio of no greater than 4.50 to 1.00, provided, that Consolidated Net Funded Indebtedness shall not take into account any cash or cash equivalents constituting proceeds of any Loans made under any Incremental Term Loan Commitments to be provided to finance such Permitted Acquisition that may otherwise reduce the amount of Consolidated Net Funded Indebtedness;

(g)       to the extent requested by the Administrative Agent, the Borrower (i) no later than one (1) Business Day prior to the proposed closing date of such acquisition shall have delivered to the Administrative Agent copies of substantially final Permitted Acquisition Documents, which shall be in form and substance reasonably satisfactory to the Administrative Agent, and (ii) no later than five (5) Business Days (or shorter period agreed by the Administrative Agent) prior to the proposed closing date of such acquisition shall have delivered to, or made available for inspection by, the Administrative Agent substantially complete Permitted Acquisition Diligence Information;

(h)       either (i) no Event of Default shall have occurred and be continuing both before and after giving effect to such acquisition and any Indebtedness incurred in connection therewith or (ii) if the Lenders providing an Incremental Term Loan to finance a Permitted Acquisition have agreed to a “funds certain” provision (which provision does not require as a condition to funding thereof that no Event of Default has occurred), then no Event of Default under Section 10.1(a), (b), (h) or (i) exists at the time such Permitted Acquisition is consummated; and

(i)       the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent or the Required Lenders (through the Administrative Agent) in connection with such purchase or other acquisition.

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“Permitted Acquisition Diligence Information” means with respect to any acquisition proposed by the Borrower or any Subsidiary Guarantor, to the extent applicable, all material financial information, all material contracts, all material customer lists, all material supply agreements, and all other material information, in each case, reasonably requested to be delivered to the Administrative Agent in connection with such acquisition (except to the extent that any such information is (a) subject to any confidentiality agreement, unless mutually agreeable arrangements can be made to preserve such information as confidential or (b) subject to any attorney-client privilege).

“Permitted Acquisition Documents” means with respect to any acquisition proposed by the Borrower or any Subsidiary Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such acquisition, including, without limitation, each other material document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

“Permitted Liens” means the Liens permitted pursuant to Section 9.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Platform” has the meaning assigned thereto in Section 8.2.

“Pledge Agreement” means the pledge agreement, dated as of the NRC Acquisition Closing Date, executed by Parent Guarantor in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to which the Parent Guarantor has granted a security interest in favor of the Administrative Agent for the benefit of the Secured Parties over, among other things, all of its Equity Interests in the Borrower.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period in connection with one or more Specified Transactions, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period including the incurrence or repayment of any Indebtedness in connection with such Specified Transaction) shall be deemed to have occurred as of the first day of the applicable period of measurement and all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition or other acquisition permitted hereunder shall be included (provided that such income statement items to be included are reflected in financial statements or other financial data and based upon reasonable assumptions and calculations).

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

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“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lenders” has the meaning assigned thereto in Section 8.2.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning assigned thereto in Section 12.22.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

“Refinanced Term Loans” has the meaning assigned thereto in Section 12.2.

“Register” has the meaning assigned thereto in Section 12.9(c).

“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Removal Effective Date” has the meaning assigned thereto in Section 11.6(b).

“Replacement Term Loans” has the meaning assigned thereto in Section 12.2.

“Required Covenant Lenders” means, at any date, Lenders collectively holding more than fifty percent (50%) of the sum of (a) the aggregate amount of the Revolving Credit Commitment or, if the Revolving Credit Commitment has been terminated, Revolving Credit Lenders collectively holding more than fifty percent (50%) of the aggregate Extensions of Credit under the Revolving Credit Facility and (b) the aggregate amount of unused Commitments and outstanding Term Loans under any other Covenant Facility; provided that (i) the Revolving Credit Commitment of, and the portion of the Extensions of Credit under the Revolving Credit Facility and (ii) the aggregate amount of unused Commitments and outstanding Term Loans under any other Covenant Facility, in each case, held or deemed held by, any Defaulting Lender, shall be excluded for purposes of making a determination of Required Covenant Lenders.

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“Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than fifty percent (50)% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Required Revolving Credit Lenders” means, at any date, Revolving Credit Lenders collectively holding more than fifty percent (50%) of the sum of the aggregate amount of the Revolving Credit Commitment or, if the Revolving Credit Commitment has been terminated, Revolving Credit Lenders collectively holding more than fifty percent (50%) of the aggregate Extensions of Credit under the Revolving Credit Facility; provided that the Revolving Credit Commitment of, and the portion of the Extensions of Credit under the Revolving Credit Facility, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Credit Lenders.

“Resignation Effective Date” has the meaning assigned thereto in Section 11.6(a).

“Responsible Officer” means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower and reasonably acceptable to the Administrative Agent. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

“Restricted Payment” has the meaning assigned thereto in Section 9.6.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, the obligation of such Revolving Credit Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Revolving Credit Lenders, the aggregate commitment of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13). The aggregate Revolving Credit Commitment of all the Revolving Credit Lenders on the Closing Date shall be $500,000,000. The initial Revolving Credit Commitment of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(b). For the avoidance of doubt, upon the effectiveness thereof, Incremental Revolving Credit Commitments and Extended Revolving Credit Commitments shall constitute Revolving Credit Commitments.

“Revolving Credit Commitment Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments. The initial Revolving Credit Commitment of each Revolving Credit Lender is set forth opposite the name of such Lender on Schedule 1.1(b).

“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility established pursuant to Article II (including any increase in such revolving credit facility established pursuant to Section 5.13 or extension of such revolving credit facility pursuant to Section 5.16).

“Revolving Credit Facility Availability” means, at any time, the Revolving Credit Commitments at such time minus Revolving Extensions of Credit at such time.

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“Revolving Credit Lenders” means, collectively, all of the Lenders with a Revolving Credit Commitment.

“Revolving Credit Loan” means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

“Revolving Credit Loan Base Rate Floor” means 1.00%.

“Revolving Credit Loan LIBOR Floor” means 0.00%.

“Revolving Credit Maturity Date” means the earliest to occur of (a) the fifth anniversary of the ~~NRC Acquisition Closing~~Fourth Amendment Effective Date (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 5.16 and accepted by such Lender), (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

“Revolving Credit Note” means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Revolving Credit Outstandings” means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Revolving Extensions of Credit” means (a) any Revolving Credit Loan then outstanding, (b) any Letter of Credit then outstanding or (c) any Swingline Loan then outstanding.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., a New York corporation, and any successor thereto.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (including as of the date hereof, without limitation, Cuba, Iran, North Korea, Sudan, Syria and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC), the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

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“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement between or among any Credit Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Hedge Agreement between or among any Credit Party and any Hedge Bank.

“Secured Obligations” means, collectively, (a) the Obligations and (b) all existing or future payment and other obligations owing by any Credit Party under (i) any Secured Hedge Agreement (other than an Excluded Swap Obligation) and (ii) any Secured Cash Management Agreement.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

“Security Documents” means the collective reference to the Collateral Agreement, the Pledge Agreement, and each other agreement pursuant to which any Company pledges or grants a security interest in any Property or assets securing the Secured Obligations, or provides for the perfection of any such security interest.

“Series” shall mean (i) when used with respect to the Lenders, each of the following classes of Lenders: (a) Lenders having Revolving Credit Loans incurred pursuant to the Revolving Credit Commitments incurred on the Closing Date or any Incremental Revolving Credit Commitment having the same maturity date, (b) Lenders having Revolving Credit Loans or Revolving Credit Commitments extended pursuant an Extension Amendment and having a similar maturity date, (c) Lenders having Incremental Term Loans or Incremental Term Loan Commitments issued on the same date and having a similar maturity date, (d) Lenders having Replacement Term Loans issued on the same date and having a similar maturity date and (e) Lenders having such other Series of Term Loans or Term Loan Commitments extended pursuant to the same Extension Amendment and having a similar maturity date, and (ii) when used with respect to Loans or Commitments, each of the following classes of Loans or Commitments: (a) Revolving Credit Loans incurred pursuant to the Revolving Credit Commitments incurred on the Closing Date and any Incremental Revolving Credit Commitment having the same maturity date, (b) Revolving Credit Loans or Revolving Credit Commitments extended pursuant to an Extension Amendment and having the same maturity date, (c) Incremental Term Loans or Incremental Term Loan Commitments issued on the same date and having a similar maturity date, (d) Replacement Term Loans issued on the same date and having a similar maturity date and (e) such other Series of Term Loans or Term Loan Commitments extended pursuant to the same Extension Amendment and having a similar maturity date.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, on a Consolidated basis, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

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“Specified Disposition” means any disposition of (a) all or substantially all of the assets or Equity Interests of any Subsidiary of the Borrower or any division, business unit, product line or line of business or (b) any assets forming a part of any division, business unit, product line or line of business having a fair market value in excess of $25,000,000 that are disposed of in one transaction or series of related transactions.

“Specified Indebtedness” means Subordinated Indebtedness and any Indebtedness incurred pursuant to Section 9.1(i) hereof.

“Specified Representations” means the representations and warranties of the Companies in Sections 7.1(a) (solely with respect to any Company), 7.3 (only to the extent relating to the Companies entering into and performing under the Loan Documents), 7.4(b) (solely with respect to any Company and limited to the execution, delivery and performance of the applicable Loan Documents, incurrence of the debt thereunder and the granting of guarantees and security interests in respect thereof), 7.10, 7.11 (as it relates to the Investment Company Act of 1940), 7.17 (after giving effect to the applicable transactions), 7.20 (solely with respect to the PATRIOT Act and the use of proceeds not violating the United States Foreign Corrupt Practices Act of 1977 or any Sanctions administered by OFAC), 7.22 and 7.24 (except with respect to any security interest in any Collateral (other than security interests that may be perfected by (x) the filing of a financing statement under the Uniform Commercial Code and (y) the possession of certificates evidencing the equity securities required to be pledged pursuant hereto to the extent such certificates exist prior to the date of the applicable acquisition and are in the Borrower’s actual possession after the Borrower’s use of commercially reasonable efforts to obtain them) that is not perfected on the applicable closing date).

“Specified Transactions” means (a) any Specified Disposition and (b) any Permitted Acquisition or other acquisition permitted hereunder.

“Subordinated Indebtedness” means the collective reference to any Indebtedness incurred by the Borrower or any of its Subsidiaries that is subordinated in right and time of payment to the Obligations on terms and conditions reasonably satisfactory to the Administrative Agent.

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Borrower.

“Subsidiary Guarantors” means, collectively, all direct and indirect Subsidiaries of the Borrower (other than (a) Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code, or any Subsidiary thereof, (b) Domestic Subsidiaries all or substantially all of the assets of which consist of Equity Interests of one or more Subsidiaries described in the foregoing clause (a) and (c) joint venture entities for which the consent of a Person that is not under the Control of the Borrower or any of its Subsidiaries would be required for such joint venture entity to provide a Guarantee of the Secured Obligations) in existence on the Closing Date or which become a party to the Guaranty Agreement pursuant to Section 8.14.

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“Supported QFC” has the meaning assigned thereto in Section 12.22.

“Swap Obligation” means, with respect to Parent Guarantor or any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Sweep Arrangement” has the meaning assigned thereto in Section 2.2(a).

“Swingline Commitment” means the lesser of (a) $40,000,000 and (b) the Revolving Credit Commitment.

“Swingline Facility” means the swingline facility established pursuant to Section 2.2.

“Swingline Lender” means Wells Fargo Bank in its capacity as swingline lender hereunder or any successor thereto.

“Swingline Loan” means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

“Swingline Note” means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Participation Amount” has the meaning assigned thereto in Section 2.2(b)(ii).

“Syndication Agent” means (a) with respect to the Loans and Commitments incurred on the Closing Date, BANA, in its capacity as syndication agent and (b) with respect to any Incremental Loan Commitments or Incremental Loans, each of the Persons appointed by Borrower as syndication agent for such Incremental Loan Commitments or Incremental Loans.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP, excluding any such transaction under which such Person is the lessor holds an equivalent position.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Commitment” means (a) as to any Term Loan Lender, the obligation of such Term Loan Lender to make a portion of the Incremental Term Loans and/or Replacement Term Loans, as applicable, to the account of the Borrower hereunder on the applicable borrowing date in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Term Loan Lenders, the aggregate commitment of all Term Loan Lenders to make such Term Loans.

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“Term Loan Facility” means any term loan facility(ies) provided for hereunder from time to time. For the avoidance of doubt, the “Term Loan Facility” includes all Term Loans hereunder, including any Incremental Term Loans and any Replacement Term Loans, each as may be extended pursuant to Section 5.16.

“Term Loan Lender” means any Lender with a Term Loan Commitment and/or outstanding Term Loans.

“Term Loan Maturity Date” means with respect to any Series of Incremental Term Loans or Replacement Term Loans, the first to occur of (a) the final maturity date set forth for such Series of Incremental Term Loans or Replacement Term Loans in the Lender Joinder Agreement or amendment to this Agreement applicable to such Series of Incremental Term Loans or Replacement Term Loans, as applicable (or, with respect to any Lender, such later date as requested by the Borrower pursuant to Section 5.16 and accepted by such Lender) and (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).

“Term Loan Note” means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the portion of the Term Loans made by such Term Loan Lender, substantially in the form attached as Exhibit A-3, with such changes as reasonably required by the Administrative Agent to reflect the terms of the Term Loans to which it applies, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Term Loan Percentage” means, with respect to any Term Loan Lender at any time, the percentage of the total outstanding principal balance of the Term Loans represented by the outstanding principal balance of such Term Loan Lender’s Term Loans.

“Term Loans” means any Incremental Term Loans and Replacement Term Loans. For the avoidance of doubt, Extended Term Loans shall constitute Term Loans.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Event” means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a “reportable event,” as described in Section 4043 of ERISA, with respect to a Pension Plan for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, in any case, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA with respect to any Pension Plan, or (g) except as set forth on Schedule 1.1(c), the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA, or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such Multiemployer Plan, or (i) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate with respect to any Pension Plan, or (l) the failure of a Credit Party or any of its ERISA Affiliates to make any required contribution to a Multiemployer Plan, or (m) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on a Credit Party or any ERISA Affiliate of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan, or (n) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against a Credit Party or any ERISA Affiliate in connection with any Employee Benefit Plan.

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“Third Amendment” means that certain Third Amendment, dated as of June 26, 2020, by and among the Borrower, the other Companies party thereto, the Lenders party thereto, the Administrative Agent and the other parties party thereto.

“Third Amendment Effective Date” means the “Amendment Effective Date” (as defined in the Third Amendment).

“Threshold Amount” means $50,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

“Transaction Costs” means all transaction fees, charges, documented fees and expenses of counsel and other similar amounts related to the Transactions, to the extent paid within six (6) months of the closing of a Credit Facility.

“Transactions” means, collectively, (a)  the repayment in full of all Indebtedness outstanding under the Existing US Ecology Credit Agreement, (b) the initial Extensions of Credit and (c) the payment of the Transaction Costs incurred in connection with the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Uniform Customs” means the Uniform Customs and Practice for Documentary Credits (2007 Revision), effective July, 2007 International Chamber of Commerce Publication No. 600.

“United States” means the United States of America.

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“Unrestricted Cash” means, as of any date, the aggregate amount of domestic unrestricted cash and domestic Cash Equivalents (in each case free and clear of all Liens, other than Permitted Liens that (a) do not restrict the application of such cash and cash equivalents to the repayment of the Secured Obligations or (b) secure the Secured Obligations) of Borrower and its Subsidiaries as at such date, not to exceed $100,000,000.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned thereto in Section 12.22.

“U.S. Tax Compliance Certificate” has the meaning assigned thereto in Section 5.11(g).

“Waste Repurposing Investment” shall mean an Investment in Waste Repurposing International, Inc. in an aggregate amount not to exceed $725,027.88.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells Fargo Bank” means Wells Fargo Bank, National Association, a national banking association.

“Wells Fargo Securities” means Wells Fargo Securities, LLC.

“Wholly-Owned” means, with respect to a Subsidiary of a Person, that all of the Equity Interests of such Subsidiary are, directly or indirectly, owned or controlled by such Person and/or one or more of its Wholly-Owned Subsidiaries (except for directors’ qualifying shares or other shares required by Applicable Law to be owned by a Person other than such Person and/or one or more of its Wholly-Owned Subsidiaries).

“Withholding Agent” means each Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.2             Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) the word “or” shall not be exclusive, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and

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“property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including” and (l) any reference herein to “the date hereof”, “even date herewith” or words of similar import shall refer to the date that this Agreement was initially entered into (April 18, 2017). Unless the context otherwise requires, the expressions “payment in full,” “paid in full” and any other similar terms or phrases when used with respect to the Obligations, shall mean the termination of all the Commitments, payment in full, in cash, of all of the Secured Obligations (other than any unasserted contingent reimbursement or indemnity obligations) and the termination of all Secured Hedge Agreements and Secured Cash Management Agreements (or with respect to Secured Hedge Agreements and Secured Cash Management Agreements, other arrangements satisfactory to the applicable Hedge Banks and Cash Management Banks) and the termination or expiration of all Letters of Credit (or with respect to Letters of Credit, the Cash Collateralization or backstop by a letter of credit (such backstop letter of credit to be reasonably acceptable to the Administrative Agent and the applicable Issuing Lender) thereof).

Section 1.3             Accounting Terms.

(a)              All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded and (ii) leases that would have been classified as operating leases in accordance with GAAP as in effect on December 31, 2015 will be treated in a manner consistent with the treatment of such leases under GAAP as in effect on December 31, 2015, notwithstanding any modifications or interpretive changes in GAAP thereto that may occur thereafter.

(b)             If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 1.4             UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

Section 1.5             Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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Section 1.6             References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act of 1933, the UCC, the Investment Company Act of 1940, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting (in a binding written government interpretation) such Applicable Law.

Section 1.7             Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8             Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor (at the time specified therefor in such applicable Letter of Credit or Letter of Credit Application and as such amount may be reduced by (a) any permanent reduction of such Letter of Credit or (b) any amount which is drawn, reimbursed and no longer available under such Letter of Credit).

Section 1.9             Guarantees. Unless otherwise specified, the amount of any Guarantee shall be the lesser of the principal amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith (assuming such Person is required to perform thereunder).

Section 1.10          Covenant Compliance Generally.

(a) For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5, 9.6 and 9.7, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Parent Guarantor and its Subsidiaries delivered pursuant to Section 8.1(a). Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the first sentence of this Section 1.10(a) shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

~~(b) Solely for the purpose of testing pro forma compliance with Section 9.13(a) for any Material Acquisition pursuant to either (A) the definition of Permitted Acquisition or (B) Sections 5.13(a)(B), 9.1(e) and 9.1(i) (if the proceeds of the Indebtedness incurred pursuant to such Sections will be used to finance such Material Acquisition), any increase in the maximum Consolidated Total Net Leverage Ratio pursuant to Section 9.13(a) in connection with such Material Acquisition shall also apply (without duplication of any other increase under Section 9.13(a) that may be applicable to such pro forma compliance determination) to the fiscal quarter immediately preceding the closing date of the Material Acquisition (or, at the option of the Borrower, if the proceeds of an Incremental Term Loan Commitment, Incremental Term Loan or unsecured notes incurred pursuant to Section 9.1(i) will be used to finance such Material Acquisition and the lenders or note purchasers providing such Incremental Term Loan Commitment, Incremental Term Loan or unsecured notes pursuant to Section 9.1(i) agree to a “funds certain” provision, the fiscal quarter immediately preceding the date the acquisition agreement for such Material Acquisition is entered into).~~

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Section 1.11          Divisions. Any reference in this Agreement or any other Loan Document to a merger, transfer, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person under this Agreement and the other Loan Documents (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Article II

REVOLVING CREDIT FACILITY

Section 2.1             Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower from time to time from (and including) the Closing Date through, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided, that (a) the Borrower may not borrow Revolving Credit Loans in excess of $300,000,000 on the Closing Date and such Revolving Credit Loans shall solely be used for the purposes set forth in Section 8.16(a), (b) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (c) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

Section 2.2             Swingline Loans.

(a)              Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(d) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the Borrower from time to time from (and including) the Closing Date through, but not including, the Revolving Credit Maturity Date; provided, that (a) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (b) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment. Notwithstanding any provision herein to the contrary, the Swingline Lender and the Borrower may agree that the Swingline Facility may be used to automatically draw and repay Swingline Loans (subject to the limitations set forth herein) pursuant to cash management arrangements between the Borrower and the Swingline Lender (the “Sweep Arrangement”). Principal and interest on Swingline Loans deemed requested pursuant to the Sweep Arrangement shall be paid pursuant to the terms and conditions agreed to between the Borrower and the Swingline Lender (without any deduction, setoff or counterclaim whatsoever). The borrowing and disbursement provisions set forth in Section 2.3 and any other provision hereof with respect to the timing or amount of payments on the Swingline Loans (other than Section 2.4(a)) shall not be applicable to Swingline Loans made and prepaid pursuant to the Sweep Arrangement. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Arrangement, the principal amount of the Swingline Loans shall be paid in full, together with accrued interest thereon, on the Revolving Credit Maturity Date.

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(b)             Refunding.

(i)               The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan as a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii)             The Borrower shall pay to the Swingline Lender on demand (such demand not to be made prior to the earliest of (x) the Revolving Credit Maturity Date, (y) the date that is three (3) Business Days after the applicable Swingline Loan is made and (z) the date on which a Revolving Credit Loan is made when any Swingline Loan is outstanding), and in any event on the Revolving Credit Maturity Date, in immediately available funds, the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower irrevocably authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.

(iii)           If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the “Swingline Participation Amount”) equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

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(iv)            Each Revolving Credit Lender’s obligation to make the Revolving Credit Loans referred to in Section 2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Company or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(v)             If any Revolving Credit Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender’s Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(c)              Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

Section 2.3             Procedure for Advances of Revolving Credit Loans and Swingline Loans.

(a)              Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) with respect to Swingline Loans there shall be no minimum amount, (C) whether such Loan is to be a Revolving Credit Loan or Swingline Loan, (D) in the case of a Revolving Credit Loan whether the Loans are to be LIBOR Rate Loans or Base Rate Loans, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such borrowing, whereupon the Administrative Agent shall give prompt notice to the Revolving Credit Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a Borrowing of LIBOR Rate Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.

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(b)             Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a “Notice of Account Designation”) delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

Section 2.4             Repayment and Prepayment of Revolving Credit and Swingline Loans.

(a)              Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b)             Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).

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(c)              Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a “Notice of Prepayment”) given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Rate Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of a Prepayment delivered in connection with any refinancing of all or a portion of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or issuance of Equity Interests, the consummation of a sale, transfer, lease or other disposition of assets, the occurrence of a Change in Control or a sale of all or substantially all of the assets of the Borrower, may be, if expressly so stated to be, contingent upon the consummation of any of the foregoing and may be revoked by the Borrower in the event such transaction is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(d)             Prepayment of Excess Proceeds. In the event proceeds remain after the prepayments of Term Loans pursuant to clause (vi) of Section 4.4(b), the amount of such excess proceeds shall be used on the date of such required prepayment under Section 4.4(b) to prepay the outstanding principal amount of the Revolving Credit Loans, without a corresponding reduction of the Revolving Credit Commitment, with remaining proceeds, if any, refunded to the Borrower.

(e)              Limitation on Prepayment of LIBOR Rate Loans. The Borrower may not prepay any LIBOR Rate Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(f)              Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section shall affect any of the Borrower’s obligations under any Hedge Agreement entered into with respect to the Loans.

Section 2.5             Permanent Reduction of the Revolving Credit Commitment.

(a)              Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days (or such shorter period of time as may be agreed by the Administrative Agent) prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all or a portion of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness, the consummation of a sale, transfer, lease or other disposition of assets, the occurrence of a Change in Control or a sale of all or substantially all of the assets of the Borrower, may be, if expressly so stated to be, contingent upon the consummation of any of the foregoing and may be revoked by the Borrower in the event such transaction is not consummated (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

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(b)             [Reserved].

(c)              Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral or the backstop by a letter of credit satisfactory to the Administrative Agent and the applicable Issuing Lender for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

Section 2.6             Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

Article III
LETTER OF CREDIT FACILITY

Section 3.1             L/C Commitment.

(a)              Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(d) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents and on the agreements of the Revolving Credit Lenders set forth in Section 3.4(a), each of Wells Fargo Bank and BANA, as an Issuing Lender, may (in their respective sole discretion) issue standby and commercial letters of credit for the account of the Borrower or any Subsidiary thereof on any Business Day from the Closing Date through but not including the fifth (5th) Business Day prior to the Revolving Credit Maturity Date in such form as may be approved from time to time by such Issuing Lender; provided, that such Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (a) the L/C Obligations with respect to such Issuing Lender’s Letters of Credit would exceed such Issuing Lender’s L/C Commitment, (b) the aggregate L/C Obligations would exceed the aggregate L/C Commitment or (c) the Revolving Credit Outstandings would exceed the Revolving Credit Commitment. Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $50,000 (or such lesser amount as agreed to by the applicable Issuing Lender), (ii) be a standby letter of credit or commercial letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, (iii) expire on a date no more than twelve (12) months after the date of issuance or last renewal of such Letter of Credit (subject to automatic renewal for additional one (1) year periods pursuant to the terms of the Letter of Credit Application or other documentation acceptable to the applicable Issuing Lender), which date shall be no later than the fifth (5th) Business Day prior to the Revolving Credit Maturity Date and (iv) be subject to the Uniform Customs and/or ISP98, as set forth in the Letter of Credit Application or as determined by the applicable Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Lenders shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the applicable Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires. As of the Closing Date, each of the Existing Comerica Letters of Credit and Existing Wells Fargo Letters of Credit shall constitute, for all purposes of this Agreement and the other Loan Documents, a Letter of Credit issued and outstanding hereunder. For the avoidance of doubt, Wells Fargo Bank and BANA shall be the sole Issuing Lenders with respect to all Letters of Credit issued hereunder on or after the Closing Date.

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(b)             Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, Article III shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

Section 3.2             Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that Wells Fargo Bank or BANA, as an Issuing Lender, issue a Letter of Credit by delivering to such Issuing Lender at its applicable office (with a copy to the Administrative Agent) at the Administrative Agent’s Office a Letter of Credit Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender or the Administrative Agent may request. Upon receipt of any Letter of Credit Application, such Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Section 6.2, promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days (or such shorter period of time as may be agreed by the applicable Issuing Lender) after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the Borrower. The applicable Issuing Lender shall promptly furnish to the Borrower and the Administrative Agent a copy of such Letter of Credit and the Administrative Agent shall promptly notify each Revolving Credit Lender of the issuance and upon request by any Revolving Credit Lender, furnish to such Revolving Credit Lender a copy of such Letter of Credit and the amount of such Revolving Credit Lender’s participation therein.

Section 3.3             Commissions and Other Charges.

(a)              Letter of Credit Commissions. Subject to Section 5.15(a)(iii)(B), the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in the amount equal to the daily amount available to be drawn under such Letter of Credit times the Applicable Margin with respect to Revolving Credit Loans that are LIBOR Rate Loans (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the applicable Issuing Lender and the L/C Participants all commissions received pursuant to this Section 3.3 in accordance with their respective Revolving Credit Commitment Percentages.

(b)             Issuance Fee. In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the applicable Issuing Lender, an issuance fee with respect to each Letter of Credit as set forth in the Arrangers Fee Letter, the Agent Fee Letter or the Existing Issuing Lender Fee Letter, as applicable. Such issuance fee shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand of the Administrative Agent.

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(c)              Other Fees, Costs, Charges and Expenses. In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the applicable Issuing Lender for such normal and customary fees, costs, charges and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

Section 3.4             L/C Participations.

(a)              Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Credit Commitment Percentage in each Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)             Upon becoming aware of any amount required to be paid by any L/C Participant to any Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit issued by it, such Issuing Lender shall notify the Administrative Agent of such unreimbursed amount and the Administrative Agent shall notify each L/C Participant (with a copy to the applicable Issuing Lender) of the amount and due date of such required payment and such L/C Participant shall pay to the Administrative Agent (which, in turn shall pay such Issuing Lender) the amount specified on the applicable due date. If any such amount is paid to such Issuing Lender after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of such Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to an Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)              Whenever, at any time after any Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section, such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

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(d)             Each L/C Participant’s obligation to purchase participating interests pursuant to Section 3.4(a) shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the applicable Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Company or any other Revolving Credit Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

Section 3.5             Reimbursement Obligation of the Borrower. In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds, the applicable Issuing Lender (i) if Borrower shall have received notice of such drawing from such Issuing Lender prior to 11:00 a.m. on any Business Day, then by 2:00 p.m. on such Business Day on which such Issuing Lender notifies the Borrower of the date and amount of a draft paid by it under any Letter of Credit or (ii) otherwise, by 11:00 a.m. on the Business Day immediately following the day that the Borrower shall have received notice from such Issuing Lender, for the amount of (a) such draft so paid by it and (b) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify such Issuing Lender that the Borrower intends to reimburse such Issuing Lender for such drawing from other sources or funds within such time periods, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Revolving Credit Lenders make a Revolving Credit Loan as a Base Rate Loan on the applicable repayment date in the amount of (i) such draft so paid and (ii) any amounts referred to in Section 3.3(c) incurred by such Issuing Lender in connection with such payment, and the Revolving Credit Lenders shall make a Revolving Credit Loan as a Base Rate Loan in such amount, the proceeds of which shall be applied to reimburse such Issuing Lender for the amount of the related drawing and such fees and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse each Issuing Lender for any draft paid by it under a Letter of Credit issued by it is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.3(a) or Article VI. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse any Issuing Lender as provided above, or if the amount of such drawing is not fully refunded through a Base Rate Loan as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

Section 3.6             Obligations Absolute. The Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set off, counterclaim or defense to payment which the Borrower may have or have had against the applicable Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the applicable Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents relating to any Letter of Credit or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit issued by it, except for errors or omissions caused by such Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. The Borrower agrees that any action taken or omitted by any Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence, bad faith or willful misconduct shall be binding on the Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to the Borrower. The responsibility of each Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit issued by it shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment substantially conforms to the requirements under such Letter of Credit.

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Section 3.7             Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.

Section 3.8             Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, Cash Collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.9 shall limit the obligations of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.

Section 3.9             Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Article IV
TERM LOAN FACILITY

Section 4.1             [Reserved].

Section 4.2             Procedure for Advance of Term Loans.

(a)              [Reserved].

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(b)             Incremental Term Loans. Any Incremental Term Loans shall be borrowed pursuant to, and in accordance with Section 5.13.

Section 4.3             Repayment of Term Loans.

(a)              [Reserved].

(b)             Incremental Term Loans. The Borrower shall repay the aggregate outstanding principal amount of each Incremental Term Loan (if any) as determined pursuant to, and in accordance with, Section 5.13 and the applicable Lender Joinder Agreement.

Section 4.4             Prepayments of Term Loans.

(a)              Optional Prepayments. Subject to the terms of any applicable Lender Joinder Agreement, the Borrower shall have the right at any time and from time to time, without premium or penalty, to prepay the Term Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Prepayment not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, specifying the date and amount of repayment, whether the repayment is of LIBOR Rate Loans or Base Rate Loans or a combination thereof, and if a combination thereof, the amount allocable to each and whether the repayment is of a particular Series of Term Loans or a combination thereof, and if a combination thereof, the amount allocable to each. Each optional prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $3,000,000 or any whole multiple of $1,000,000 in excess thereof and shall be applied to the applicable Series of Term Loans as permitted by the applicable Lender Joinder Agreements and, if not specified therein, in direct order of maturity to the remaining amortization payments with respect to such Series. Each repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the applicable Term Loan Lenders of each Notice of Prepayment. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all or a portion of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or issuance of Equity Interests, the consummation of a sale, transfer, lease or other disposition of assets, the occurrence of a Change in Control or a sale of all or substantially all of the assets of the Borrower, may be, if expressly so stated to be, contingent upon the consummation of any of the foregoing and may be revoked by the Borrower in the event such transaction is not consummated; provided that the delay or failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9.

(b)             Mandatory Prepayments.

(i)               Debt Issuances. The Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance not otherwise permitted pursuant to Section 9.1 (but excluding, for the avoidance of doubt, any Replacement Term Loans, the proceeds of which shall be applied by the Borrower to repay the applicable Refinanced Term Loans). Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii)             [Intentionally Omitted.]

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(iii)           Asset Dispositions. The Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (d) and (f) of Section 9.5) to the extent that the aggregate amount of such Net Cash Proceeds exceed $8,000,000 during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Asset Disposition by such Credit Party or any of its Subsidiaries; provided that, so long as no Event of Default has occurred and is continuing at the time of such Asset Disposition, no prepayment shall be required under this Section 4.4(b)(iii) to the extent that such Net Cash Proceeds are either (A) reinvested in assets used or useful in the business of the Borrower and its Subsidiaries within twelve (12) months following receipt thereof or (B) committed to be reinvested pursuant to a legally binding agreement in assets used or useful in the business of the Borrower and its Subsidiaries within twelve (12) months after receipt of such Net Cash Proceeds and are thereafter actually reinvested in assets used or useful in the business of the Borrower and its Subsidiaries within six (6) months after such twelve (12) month period; provided further that any portion of such Net Cash Proceeds not actually used or committed to be reinvested in accordance with the foregoing within the applicable time period set forth above, shall be prepaid in accordance with this Section 4.4(b)(iii) on or before the last day of the applicable period.

(iv)            Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Loans and/or Cash Collateralize the L/C Obligations in the manner set forth in clause (vi) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Insurance and Condemnation Event (other than any Insurance and Condemnation Event constituting the receipt of proceeds constituting business interruption insurance or other similar compensation for loss of revenue) to the extent that the aggregate amount of such Net Cash Proceeds exceed $8,000,000 during any Fiscal Year. Such prepayments shall be made within three (3) Business Days after the date of receipt of Net Cash Proceeds of any such Insurance and Condemnation Event by such Credit Party or such Subsidiary; provided that, so long as no Event of Default has occurred and is continuing at the time of such Insurance and Condemnation Event, no prepayment shall be required under this Section 4.4(b)(iv) to the extent that such Net Cash Proceeds are either (A) reinvested in assets used or useful in the business of the Borrower and its Subsidiaries within twelve (12) months following receipt thereof or (B) committed to be reinvested pursuant to a legally binding agreement in assets used or useful in the business of the Borrower and its Subsidiaries within twelve (12) months after receipt of such Net Cash Proceeds and are thereafter actually reinvested in assets used or useful in the business of the Borrower and its Subsidiaries within six (6) months after such twelve (12) month period; provided further that any portion of such Net Cash Proceeds not actually used or committed to be reinvested in accordance with the foregoing within the applicable time period set forth above, shall be prepaid in accordance with this Section 4.4(b)(iv) on or before the last day of the applicable period.

(v)             [Reserved].

(vi)            Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clauses (i) through and including (iv) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Loans under this Section shall be applied as follows: (i) first, ratably among each Series of Term Loans (and within each such Series, first to reduce the next eight scheduled quarterly amortization payments, and thereafter to reduce on a pro rata basis the remaining scheduled principal installments of such Series) and (ii) second, to repay the Revolving Credit Loans pursuant to Section 2.4(d), without a corresponding reduction in the Revolving Credit Commitment.

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(vii)          No Reborrowings. Amounts prepaid under the Term Loan pursuant to this Section may not be reborrowed. Each prepayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

(viii)        Foreign Dispositions and Foreign Casualty Events. Notwithstanding any other provision of this Section 4.4(b), to the extent that any or all of the Net Cash Proceeds of a Foreign Disposition or the Net Cash Proceeds of any Foreign Casualty Event is prohibited or delayed by applicable local law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to make a prepayment of the Loans at the time provided in this Section 4.4(b), as the case may be. Instead, such amounts may be retained by the applicable Foreign Subsidiary so long as, but only so long as, the applicable local law will not permit repatriation to the United States (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any such affected Net Cash Proceeds is permitted under the applicable local law, such repatriation will be promptly (and in any event not later than three (3) Business Days after such repatriation) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 4.4(b). In addition, notwithstanding any other provision of this Section 4.4(b), to the extent the Borrower has reasonably determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Foreign Disposition or any Foreign Casualty Event would have an adverse tax consequence (taking into account any foreign tax credit or benefit received in connection with such repatriation), then, to the extent that such adverse tax consequence is not directly attributable to actions taken by the Borrower or any of its Subsidiaries with the intent of avoiding or reducing any mandatory prepayment otherwise required, the Borrower shall not be required to make a prepayment with such portion of Net Cash Proceeds as required pursuant to this Section 4.4(b). Instead, such amounts may be retained by the applicable Foreign Subsidiary so long as, but only so long as, repatriation of the Net Cash Proceeds would have an adverse tax consequence and once such repatriation would not have an adverse tax consequence, such Net Cash Proceeds will be promptly (and in any event not later than three (3) Business Days after such repatriation would not have an adverse tax consequence) applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Loans pursuant to this Section 4.4(b); provided that the provisions of this sentence and the immediately preceding sentence shall apply only if on or before the date on which any Net Cash Proceeds so retained would otherwise have been required to be applied to prepayments pursuant to this Section 4.4, (x) such Net Cash Proceeds are applied to the repayment of Indebtedness of a Foreign Subsidiary or (y) the Borrower applies an amount equal to such Net Cash Proceeds (reduced by any amounts applied pursuant to the foregoing clause (x)) to such prepayments as if such Net Cash Proceeds had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional taxes that would have been payable or reserved against if such Net Cash Proceeds had been repatriated; provided, however, that if after giving effect to any prepayment required by this clause (y), the Borrower and its Domestic Subsidiaries would have Liquidity of less than $40,000,000, such required prepayment shall be reduced by an amount such that after giving effect thereto, the Borrower and its Domestic Subsidiaries would have Liquidity in an aggregate amount of $40,000,000 after giving effect thereto.

Article V
GENERAL LOAN PROVISIONS

Section 5.1             Interest.

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(a)              Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the LIBOR Rate plus the Applicable Margin (provided that the LIBOR Rate shall not be available until three (3) Business Days (or four (4) Business Days with respect to a LIBOR Rate based on a twelve month Interest Period) after the Closing Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set forth in Section 5.9 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.

(b)             Default Rate. Subject to Section 10.3,

(i)               (A) immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a), (b), (h) or (i), or (B) at the election of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, the Borrower shall no longer have the option to request LIBOR Rate Loans;

(ii)             immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(a) or (b), all overdue principal, fees and other obligations under the Credit Facility shall bear interest at a rate per annum of, in the case of principal of LIBOR Rate Loans, two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, and in the case of all other overdue principal, fees and other obligations, at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans;

(iii)           immediately upon the occurrence and during the continuance of an Event of Default under Section 10.1(h) or (i), all outstanding principal, fees and other obligations under the Credit Facility shall bear interest at a rate per annum of, in the case of principal of LIBOR Rate Loans, two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, and in the case of all other overdue principal, fees and other obligations, at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans;

(iv)            upon the election of the Required Revolving Credit Lenders or the Required Covenant Lenders (or the Administrative Agent at the direction of such Persons) following the occurrence and during the continuance of an Event of Default under Section 10.1(d) arising from a default by the Borrower of its covenants and agreements set forth in (x) Section 8.1(a), 8.1(b) or 8.2(a) (in each case, to the extent the Borrower’s compliance with such covenants and agreements is necessary to determine the Borrower’s compliance with its covenants and agreements in Section 9.13) or (y) Section 9.13, all outstanding LIBOR Rate Loans shall bear interest at a rate per annum of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, and all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document; and

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(v)             all accrued and unpaid interest under this Section 5.1(b) shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c)              Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing with the calendar quarter ending June 30, 2017; and interest on each LIBOR Rate Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d)             Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 5.2             Notice and Manner of Conversion or Continuation of Loans. Provided that (A) no Event of Default under Section 10.1(a), (b), (h) or (i) has occurred and is then continuing and (B) after the occurrence and during the continuance of any other Event of Default, the Required Lenders have not elected to prohibit borrowings of LIBOR Rate Loans, the Borrower shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans (other than Swingline Loans) or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan; provided that if the Borrower wishes to request LIBOR Rate Loans having an Interest Period of twelve months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any LIBOR Rate Loan, then the applicable LIBOR Rate Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Rate Loan. If the Borrower requests a conversion to, or continuation of, LIBOR Rate Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a LIBOR Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

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Section 5.3             Fees.

(a)              Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the applicable rate set forth for the Commitment Fee in the definition of “Applicable Margin” on the average daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided, that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing with the calendar quarter ending June 30, 2017 and ending on the date upon which all Obligations (other than contingent reimbursement and indemnification obligations not then due) arising under the Revolving Credit Facility shall have been paid in full and all Letters of Credit have been terminated or expired (or have been Cash Collateralized or backstopped by a letter of credit acceptable to the Administrative Agent and the applicable Issuing Lender). The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) pro rata in accordance with such Revolving Credit Lenders’ respective Revolving Credit Commitment Percentages.

(b)             Upfront Fees. The Borrower shall pay the fees set forth in Section 4(b) of that certain Commitment Letter, dated as of March 20, 2017, by and among Wells Fargo Bank, Wells Fargo Securities, BANA, ~~MLPF&S~~BSI and the Borrower, in the manner set forth therein.

(c)              Other Fees. The Borrower shall pay to the Arrangers and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letters. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 5.4             Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement (except as otherwise provided herein or under any other Loan Document) to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any set off, counterclaim or deduction whatsoever. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender’s fees or L/C Participants’ commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

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Section 5.5             Evidence of Indebtedness.

(a)              Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)             Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 5.6             Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

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(i)               if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii)             the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrower or any of its Subsidiaries or Affiliates (as to which the provisions of this paragraph shall apply).

Section 5.7             Administrative Agent’s Clawback.

(a)              Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Sections 2.3(b) and 4.2 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)             Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case maybe, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lenders or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(c)              Nature of Obligations of Lenders Regarding Extensions of Credit. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

Section 5.8             Changed Circumstances.

(a)              Circumstances Affecting LIBOR Rate Availability. In connection with any request for a LIBOR Rate Loan or a conversion to or continuation thereof, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining the LIBOR Rate for such Interest Period with respect to a proposed LIBOR Rate Loan or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan together with accrued interest thereon (subject to Section 5.1(d)), on the last day of the then current Interest Period applicable to such LIBOR Rate Loan; or (B) convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

(b)             Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, and the right of the Borrower to convert any Loan to a LIBOR Rate Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

(c)              Effect of Benchmark Transition Event

(i)               Benchmark Replacement. Notwithstanding anything to the contrary herein (including in Section 5.8(a) and (b)) or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to Section 5.8(c) will occur prior to the applicable Benchmark Transition Start Date.

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(ii)             Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Borrower) will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)           Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 5.8(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.8(c).

(iv)            Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of LIBOR Rate Loans, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon LIBOR will not be used in any determination of Base Rate.

Section 5.9             Indemnity. The Borrower hereby indemnifies each of the Lenders against any actual loss or reasonable and documented out-of-pocket expense (including any loss or reasonable and documented out-of-pocket expense arising from the liquidation or reemployment of funds obtained by it to maintain a LIBOR Rate Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower (for a reason other than the failure of such Lender to make a loan that it is obligated to make under the terms of this Agreement) to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or reasonable and documented out-of-pocket expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth in reasonable detail the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

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Section 5.10          Increased Costs.

(a)              Increased Costs Generally. If any Change in Law shall:

(i)               impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Lender;

(ii)             subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)           impose on any Lender or any Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or LIBOR Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, such Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)             Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any lending office of such Lender or such Lender’s or such Issuing Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Lender’s capital or on the capital of such Lender’s or such Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Lender’s policies and the policies of such Lender’s or such Issuing Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender’s or such Issuing Lender’s holding company for any such reduction suffered.

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(c)              Certificates for Reimbursement. A certificate of a Lender, an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender, such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section, including in reasonable detail the basis therefor, and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender, such Issuing Lender or such other Recipient, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)             Delay in Requests. Failure or delay on the part of any Lender, any Issuing Lender or such other Recipient to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s, such Issuing Lender’s or such other Recipient’s right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender, any Issuing Lender or any other Recipient pursuant to this Section for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender, such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s, such Issuing Lender’s or such other Recipient’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 5.11          Taxes.

(a)              Defined Terms. For the avoidance of doubt, for purposes of this Section 5.11, the term “Lender” includes each Issuing Lender and the Swingline Lender, and the term “Applicable Law” includes FATCA.

(b)             Payments Free of Taxes. Any and all payments by or on account of any obligation of any Company under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Company shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)              Payment of Other Taxes by the Companies. The Companies shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)             Indemnification by the Companies. The Companies shall jointly and severally indemnify each Recipient, within thirty (30) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability, including in reasonable detail the basis therefor, delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

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(e)              Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Companies to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.9(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

(f)              Evidence of Payments. As soon as practicable after any payment of Taxes by any Company to a Governmental Authority pursuant to this Section 5.11, such Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)             Status of Lenders.

(i)               Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)             Without limiting the generality of the foregoing:

(A)            Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding tax;

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(B)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)             in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form) establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)             executed copies of IRS Form W-8ECI;

(3)             in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form); or

(4)             to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E (or applicable successor form), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)            any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

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(D)            if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h)             Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)               Survival. Each party’s obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the payment in full of the Obligations.

Section 5.12          Mitigation Obligations; Replacement of Lenders.

(a)              Designation of a Different Lending Office. If any Lender gives notice pursuant to Section 5.8(a) or Section 5.8(b), requests compensation under Section 5.10 or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate the need for the notice pursuant to Section 5.8(a) or Section 5.8(b) or eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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(b)             Replacement of Lenders. If any Lender gives notice pursuant to Section 5.8(a) or Section 5.8(b), requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement (or in the case of a Non-Consenting Lender, all of such interests, rights and obligations with respect to the Series or Class of Loans or Commitments that is the subject of the related consent, waiver, amendment, modification or termination) and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)               the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii)             such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)            such assignment does not conflict with Applicable Law; and

(v)             in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Solely for purposes of effecting any assignment involving a Defaulting Lender or a Non-Consenting Lender under this Section 5.12, each Lender hereby agrees that any Assignment and Assumption done in accordance with this Section 5.12 shall be effective against a Defaulting Lender or a Non-Consenting Lender one (1) Business Day after it has been given notice of the same, whether or not such Defaulting Lender or Non-Consenting Lender has executed such Assignment an Assumption, and such Defaulting Lender or Non-Consenting Lender shall be bound thereby as fully and effectively as if such Defaulting Lender or Non-Consenting Lender had personally executed, acknowledged and delivered the same.

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Section 5.13          Incremental Loans.

(a)              At any time the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i)               one or more incremental term loan commitments (any such incremental term loan commitment, an “Incremental Term Loan Commitment”) to make one or more additional term loans (any such additional term loan, an “Incremental Term Loan”); or

(ii)             one or more increases in the Revolving Credit Commitments (any such increase, an “Incremental Revolving Credit Commitment” and, together with the Incremental Term Loan Commitments, the “Incremental Loan Commitments”) to make revolving credit loans under the Revolving Credit Facility (any such increase, an “Incremental Revolving Credit Increase” and, together with the Incremental Term Loans, the “Incremental Loans”);

provided that (1) the total aggregate principal amount for all such Incremental Loan Commitments shall not (as of any date of incurrence thereof) exceed the Incremental Loan Amount and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $25,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an “Increased Amount Date”) on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such earlier date as the Administrative Agent may agree). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person reasonably satisfactory to the Administrative Agent, to provide an Incremental Loan Commitment (any such Person, an “Incremental Lender”). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that:

(A)            either (x) no Event of Default shall exist on such Increased Amount Date before or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith or (y) if the Lenders providing such Incremental Term Loan in order to finance a Permitted Acquisition have agreed to a “funds certain” provision (which provision does not require as a condition to funding thereof that no Event of Default has occurred), then no Event of Default under Section 10.1(a), (b), (h) or (i) exists at the time such Permitted Acquisition is consummated or would result immediately therefrom;

(B)            except in the case of the borrowing of the NRC Acquisition Incremental Term Loans, the Administrative Agent and the Lenders shall have received from the Borrower an Officer’s Compliance Certificate demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the Borrower is in compliance with ~~the financial covenants set forth in Section 9.13 (whether or not then applicable)~~ a maximum Consolidated Total Net Leverage Ratio of no greater than 4.50 to 1.00 based on the financial statements most recently delivered pursuant to Section 8.1(a) or 8.1(b) (or most recently delivered prior to the date of the acquisition agreement, in the case of an Incremental Term Loan Commitment or Incremental Term Loans pursuant to clause (y) below), on a Pro Forma Basis (as of either (x) the Increased Amount Date, or (y) if the proceeds of an Incremental Term Loan Commitment or Incremental Term Loan will primarily be used to finance a Permitted Acquisition and the Lenders providing such Incremental Term Loan agree to a “funds certain” provision, the date the acquisition agreement for such Permitted Acquisition was signed), both before and after giving effect (on a Pro Forma Basis) to (x) any Incremental Loan Commitment, (y) the making of any Incremental Loans pursuant thereto (with any Incremental Loan Commitment being deemed to be fully funded) and (z) any Permitted Acquisition consummated in connection therewith, provided, that Consolidated Net Funded Indebtedness shall not take into account any cash or cash equivalents constituting proceeds of any Loans made under any Incremental Loan Commitments or Incremental Revolving Credit Commitments to be provided on such date that may otherwise reduce the amount of Consolidated Net Funded Indebtedness;

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(C)            each of the representations and warranties contained in Article VII shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date); provided in the case of an Incremental Term Loan the proceeds of which will be used to finance a Permitted Acquisition, if the Lenders providing such Incremental Term Loan have agreed to a “funds certain” provision, only the Specified Representations shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct as of such earlier date in all respects)); provided further that, in the case of NRC Acquisition Incremental Term Loans, to the extent that any such Specified Representation with respect to NRC or its Subsidiaries is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Company Material Adverse Effect” (as defined in the NRC Acquisition Agreement as in effect on August 6, 2019) for purposes of the making of such Specified Representation;

(D)            the proceeds of any Incremental Loans shall be used for general corporate purposes of the Borrower and its Subsidiaries (including Permitted Acquisitions), and, in the case of the NRC Acquisition Incremental Term Loans, for the purposes set forth in the definition thereof;

(E)             each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a pari passu basis;

(F)             (1) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(v)       such Incremental Term Loan will not, (A) if no Term Loans are then outstanding, (I) have a maturity date earlier than the Revolving Credit Maturity Date (after giving effect to any extension under Section 5.16), (II) amortize at a rate greater than 15.0% per annum at any time prior to the Revolving Credit Maturity Date (after giving effect to any extension under Section 5.16) or (III) require aggregate amortization in an amount greater than 60% of the principal amount thereof prior to the Revolving Credit Maturity Date (after giving effect to any extension under Section 5.16) or (B) if any Term Loans are then outstanding, (I) have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the then latest maturing Term Loans or a maturity date earlier than the latest Term Loan Maturity Date then in effect (after giving effect to any extension under Section 5.16) or (II) have a maturity date earlier than the Revolving Credit Maturity Date (after giving effect to any extension under Section 5.16);

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(w)       the Applicable Margin, pricing grid, if applicable (including any “most favored nation” adjustments), and prepayment premiums payable upon a prepayment of such Incremental Term Loan shall in each case be determined for such Incremental Term Loan by the applicable Incremental Lenders and the Borrower on the applicable Increased Amount Date;

(x)       such Incremental Term Loan may be required to be prepaid with the proceeds of the Borrower’s “excess cash flow” in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower;

(y)       the Lender Joinder Agreement for such Incremental Term Loan shall specify whether such Incremental Term Loan (and the corresponding Incremental Term Loan Commitments) constitutes a Covenant Facility; and

(z)       except as provided above or as otherwise expressly set forth in this Section 5.13, (i) prior to the first incurrence of Incremental Term Loans hereunder, all other terms and documentation applicable to any Incremental Term Loan shall not be materially more favorable to the Lenders under any Incremental Term Loan than the corresponding terms and documentation (if applicable) under the Revolving Credit Facility (other than customary terms applicable to term loans but not revolving credit loans), except to the extent such terms and documentation are (x), taken as a whole, no more favorable to the Lenders under such subsequent Incremental Term Loans than the terms and documentation of the then-existing Revolving Credit Facility (except for covenants or other provisions applicable only to periods after the latest Revolving Credit Maturity Date then in effect, or such more favorable terms and documentation that are added to the then-existing Revolving Credit Loans for the benefit of the then-existing Revolving Credit Lenders) or (y) otherwise reasonably satisfactory to the Administrative Agent and the Borrower; provided that, the terms and documentation set forth in the NRC Acquisition Commitment Letter with respect to the NRC Acquisition Incremental Term Loans are deemed satisfactory to the Administrative Agent, and (ii) from and after the first incurrence of Incremental Term Loans hereunder, all other terms and documentation applicable to any subsequent Incremental Term Loans shall be substantially identical to the terms and documentation applicable to the then-existing Term Loans, except to the extent such terms and documentation are (x), taken as a whole, no more favorable to the Lenders under such subsequent Incremental Term Loans than the terms and documentation of the then-existing Term Loans (except for covenants or other provisions applicable only to periods after the latest Term Loan Maturity Date then in effect, or such more favorable terms and documentation that are added to the then-existing Term Loans for the benefit of the then-existing Term Lenders) or (y) otherwise reasonably satisfactory to the Administrative Agent and the Borrower;

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(2)       in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement):

(x)       such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date (after giving effect to any extension under Section 5.16), shall bear interest and be entitled to unused fees, in each case at a rate determined by the applicable Incremental Lenders and the Borrower, and otherwise shall be subject to the same terms and conditions as the Revolving Credit Loans; provided that if the Effective Yield or commitment/unused fees, respectively, in respect of any Incremental Revolving Credit Increase exceed the Effective Yield or commitment/unused fees for the Revolving Credit Facility then in effect, then the Effective Yield and/or commitment/unused fees, as applicable, for the Revolving Credit Facility then in effect shall be increased so that the Effective Yield and commitment/unused fees, as applicable, for the Revolving Credit Facility then in effect are equal to the Effective Yield and commitment/unused fees for such Incremental Revolving Credit Increase; provided, further, that if an increase in the Effective Yield results solely from an increase in the interest rate benchmark floor for the Incremental Revolving Credit Increase, such increase to the Effective Yield for the Revolving Credit Facility shall be effected as an interest rate floor.

(y)       the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and

(z)       except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(G)            (1) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as any existing Term Loan Lenders under the Term Loan Facility and each Incremental Term Loan shall receive proceeds of prepayments on the same basis as any other Term Loans (other than prepayments with the proceeds of the Borrower’s “excess cash flow”, which shall be shared only among the Term Lenders entitled to such proceeds), such prepayments to be shared pro rata on the basis of the original aggregate funded amount thereof among all of the Term Loans;

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(2)       any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;

(H)            such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13 (including, without limitation, the addition of an “excess cash flow sweep” that applies to such Incremental Loan Commitments and, after repayment of all Incremental Term Loans, the Revolving Credit Facility, without a corresponding reduction in the Revolving Credit Commitment)); and

(I)              the Borrower shall deliver or cause to be delivered any customary legal opinions, supplements and amendments to the Security Documents, or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Company authorizing such Incremental Loan and/or Incremental Term Loan Commitment) reasonably requested by Administrative Agent in connection with any such transaction; provided that, (i) in the case of Incremental Term Loans or Incremental Term Loan Commitments provided to finance a Permitted Acquisition where the Incremental Lenders providing such Incremental Term Loans or Incremental Term Loan Commitments have agreed to a “funds certain” provision, the taking of perfection steps with respect to acquired Collateral may be subject to customary limited conditionality provisions agreed to by such Incremental Lenders and (ii) in the case of the NRC Acquisition Incremental Term Loans, the requirements of this Section 5.13(a)(I) shall be deemed satisfied with respect to the NRC Acquisition Incremental Term Loans by the delivery of such opinions, supplements, amendments, resolutions and other documents as are required by the NRC Acquisition Commitment Letter.

(b)           (i)             The Incremental Term Loans shall be deemed to be Term Loans; provided that such Incremental Term Loan shall be designated as a separate Series of Term Loans for all purposes of this Agreement. The Incremental Revolving Credit Commitments shall be deemed to be Revolving Credit Commitments and shall become part of the Revolving Credit Facility.

(ii)            The Incremental Lenders shall be included in any determination of the Required Lenders, Required Revolving Credit Lenders or Required Covenant Lenders, as applicable, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c)            (i)            On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

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(ii)             On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

(d)             Any Incremental Term Loans made on an Increased Amount Date shall be designated a separate Series of Incremental Term Loans for all purposes of this Agreement. The terms and provisions of the Incremental Term Loan Commitments and Incremental Term Loans of any Series shall, except as otherwise set forth herein or in the applicable Lender Joinder Agreement, be identical to those of the Revolving Credit Facility (with appropriate adjustments to reflect the nature of such Incremental Term Loan Commitments and Incremental Term Loans as “term loans”, and not “revolving commitments” or “revolving loans”).

Section 5.14          Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by or on behalf of such Defaulting Lender) in an amount not less than the Minimum Collateral Amount applicable to such Issuing Lender’s or the Swingline Lender’s outstanding Letters of Credit or Swingline Loans.

(a)              Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the Secured Parties, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Secured Parties as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by or on behalf of the Defaulting Lender).

(b)             Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c)              Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent, the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations; and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

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Section 5.15          Defaulting Lenders.

(a)              Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)               Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Credit Lenders, Required Covenant Lenders and Section 12.2.

(ii)             Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Lenders and the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section 5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

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(iii)           Certain Fees.

(A)            No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)            Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 3.3 for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C)            With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv)            Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 12.21, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)             Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders’ Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b)             Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

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Section 5.16          Extension of Term Loans and Revolving Credit Commitments.

(a)              Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of Term Loans of the same Series or Revolving Credit Commitments of the same Series, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans of the applicable Series or Revolving Credit Commitments of the applicable Series, as the case may be) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans of such Series and/or Revolving Credit Commitments of such Series and otherwise modify the terms of such Term Loans of such Series and/or Revolving Credit Commitments of such Series pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans of such Series and/or Revolving Credit Commitments of such Series (and related outstandings) and/or modifying the scheduled principal installments in respect of such Lender’s Term Loans of such Series) (each, an “Extension”, and each group of Term Loans or Revolving Credit Commitments, as applicable, in each case as so extended, as well as the Term Loans and the Revolving Credit Commitments made on the Closing Date (in each case not so extended), being a separate Series; any Extended Term Loans shall constitute a separate Series of Term Loans from the Series of Term Loans from which they were converted, and any Extended Revolving Credit Commitments shall constitute a separate Series of Revolving Credit Commitments from the Series of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i)               no Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders and at the time the Extension Offer is consummated;

(ii)             except as to pricing, interest rates, fees, final maturity, optional prepayment or redemption terms and participation in mandatory prepayments (which shall be determined by the Borrower and set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Revolving Credit Lender that agrees to an Extension with respect to such Revolving Credit Commitment (an “Extending Revolving Lender”) extended pursuant to an Extension (an “Extended Revolving Credit Commitment”; and the Loans made thereunder, “Extended Revolving Loans”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with terms no more favorable in any material respect to the Extending Revolving Lenders than the terms of the Revolving Credit Commitments not so extended (and related outstandings) (except for covenants and other provisions contained therein applicable only to periods after the then latest Revolving Credit Maturity Date); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Credit Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments, (2) all Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Credit Commitments in accordance with their percentage of the Revolving Credit Commitments, (3) the permanent repayment of Revolving Credit Loans with respect to, and termination of, Extended Revolving Credit Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Credit Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such Series on a better than a pro rata basis as compared to any other Series with a later maturity date than such Series, (4) assignments and participations of Extended Revolving Credit Commitments and extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans and (5) at no time shall there be Revolving Credit Commitments hereunder which have more than three different maturity dates;

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(iii)           except as to interest rates, fees, final maturity date, optional and mandatory prepayment terms, scheduled prepayment dates and participation in prepayments (which shall, subject to the immediately succeeding clauses (iv), (v) and (vi), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have terms no more favorable in any material respect to the Extending Term Lender than the terms of the Series of Term Loans subject to such Extension Offer (except for covenants and other provisions contained therein applicable only to periods after the then latest Term Loan Maturity Date);

(iv)            the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Series and Class of Term Loans subject to the Extension Offer and at no time shall the Terms Loans (including Extended Term Loans) have more than three different maturity dates;

(v)             the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the Weighted Average Life to Maturity of the Series and Class of Term Loans subject to the Extension Offer;

(vi)            any (A) Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer and (B) Extended Revolving Credit Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the respective Extension Offer;

(vii)          if the aggregate principal amount of Term Loans (calculated on the face amount thereof) of the applicable Series or Revolving Credit Commitments of the Series with the applicable maturity date, as the case may be, in respect of which the applicable Term Lenders or Revolving Credit Lenders, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans of such Series or Revolving Credit Commitments of the Series with the applicable maturity date, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Term Loans of such Series or Revolving Credit Loans of the Series with the applicable maturity date, as the case may be, of such Term Lenders or Revolving Credit Lenders, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Credit Lenders, as the case may be, have accepted such Extension Offer;

(viii)        all documentation in respect of such Extension shall be consistent with the foregoing;

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(ix)            the Borrower shall have delivered or caused to be delivered any customary legal opinions, supplements and amendments to the Security Documents, or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Company authorizing such Extension) reasonably requested by Administrative Agent in connection with any such transaction; and

(x)             any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(b)             With respect to all Extensions consummated by the Borrower pursuant to this Section 5.16, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 4.4 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Credit Commitments (as applicable) of any or all applicable Series be tendered. The Administrative Agent and the Lenders hereby consent to the Extensions and the other transactions contemplated by this Section 5.16 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.3, 5.4, 5.6, 12.2 and 12.9 or any other provision related to the pro rata application of payments) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 5.16.

(c)              No consent of any Lender shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans (including any Extended Term Loans) and/or Revolving Credit Commitments (or a portion thereof) and (ii) with respect to any Extension of the Revolving Credit Commitments, the consent of the Issuing Lenders and the Swingline Lender which consent shall not be unreasonably withheld or delayed. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations and Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. Each Extension shall be established pursuant an amendment to this Agreement (each, an “Extension Amendment”) reasonably satisfactory to the Administrative Agent. Each Extension Amendment shall be executed by the Borrower, the Administrative Agent and the applicable Extending Term Lenders or Extending Revolving Lenders. In the case of any Extended Term Loans that are not then part of a Covenant Facility, the applicable Extension Amendment shall specify whether such Extended Term Loans shall become a Covenant Facility. The Lenders hereby irrevocably authorize the Administrative Agent to enter Extension Amendments and other amendments to the Loan Documents as may be necessary in order to establish new Series in respect of Revolving Credit Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Series, in each case on terms consistent with this Section 5.16. In addition, any such amendment(s) shall provide that, to the extent consented to by the Issuing Lenders, (a) with respect to any Letters of Credit the expiration date for which extend beyond the maturity date for the non-extending Revolving Credit Commitments, participations in such Letters of Credit on such maturity date shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding Extended Revolving Credit Commitments in accordance with the terms of such amendment (provided that such participation interests shall, upon receipt thereof by the relevant Lenders holding Revolving Credit Commitments, be deemed to be participation interests in respect of such Revolving Credit Commitments and the terms of such participation interests (including, without limitation, the commission applicable thereto) shall be adjusted accordingly) and (b) limitations on drawings of Revolving Credit Loans and issuances, extensions and amendments to Letters of Credit shall be implemented giving effect to the foregoing reallocation prior to such reallocation actually occurring to ensure that sufficient Extended Revolving Credit Commitments are available to participate in any such Letters of Credit.

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(d)             In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days’ (or such shorter period of time as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the Credit Facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 5.16.

Article VI

CONDITIONS OF CLOSING AND BORROWING

Section 6.1             Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letters of Credit, if any, in each case, on the Closing Date, is subject to the satisfaction of each of the following conditions:

(a)              Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), the Security Documents and the Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, and shall be in full force and effect.

(b)             Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)               Officer’s Certificate. A certificate from a Responsible Officer of the Borrower to the effect that:

(A)            (1) all representations and warranties of the Credit Parties contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects) on the Closing Date (or, in the case of any such representation and warranty that by its terms is made only as of an earlier date, as of such earlier date);

(B)            Since December 31, 2016, there shall not have occurred a Material Adverse Effect; and

(C)            each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1 and Section 6.2.

(ii)             Certificate of Secretary of each Credit Party. A certificate of a Responsible Officer or Secretary of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date and (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

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(iii)           Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable.

(iv)            Opinions of Counsel. Customary opinions of counsel to the Credit Parties (including, without limitation, opinions of special counsel and local counsel to the Credit Parties as may be reasonably requested by the Administrative Agent) addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other customary matters as the Administrative Agent shall reasonably request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c)              Personal Property Collateral.

(i)               Filings and Recordings. The Administrative Agent shall have received all filings and recordations in the applicable Uniform Commercial Code filing offices and in the United States Copyright Office and United States Patent and Trademark Office that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the applicable Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii)             Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii)           Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the Uniform Commercial Code (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the Uniform Commercial Code should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

(iv)            Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party (with appropriate endorsements naming the Administrative Agent as lender’s loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

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(v)             Other Collateral Documentation. The Administrative Agent shall have received any documents reasonably requested thereby or as required by the terms of the Security Documents to evidence its security interest in the Collateral (including, without limitation, deposit account control agreements and securities account control agreements and, to the extent capable of being obtained using commercially reasonable efforts, any landlord waivers or collateral access agreements, bailee or warehousemen letters with respect to material locations, filings evidencing a security interest in any intellectual property included in the Collateral, or filings with any applicable Governmental Authority).

(vi)            Perfection Certificate. The Administrative Agent shall have received a Perfection Certificate with respect to the Credit Parties dated the Closing Date and duly executed by a Responsible Officer of each Credit Party.

(d)             [Reserved]

(e)              Governmental Approvals. All material Governmental Approvals and material third party approvals and/or consents necessary in connection with the Transactions shall have been obtained.

(f)              Financial Matters.

(i)               Borrower Financial Statements. The Administrative Agent shall have received the audited Consolidated balance sheet of the Borrower and its Subsidiaries as of each of December 31, 2014, December 31, 2015 and December 31, 2016 and the related audited Consolidated statements of income, shareholder’s equity and cash flows for each Fiscal Year then ended.

(ii)             [Reserved]

(iii)           [Reserved]

(iv)            Financial Projections. The Administrative Agent shall have received projections prepared by management of the Borrower, of balance sheets, income statements and cash flow statements on an annual basis for each year following the Closing Date during the term of the Credit Facility, which shall not be inconsistent with any financial information or projections previously delivered to the Administrative Agent.

(v)             Financial Condition/Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance reasonably satisfactory to the Administrative Agent, and certified as accurate by the chief financial officer of the Borrower, that after giving effect to the Transactions, the Borrower and its Subsidiaries (on a Consolidated basis) are Solvent.

(vi)            Payment at Closing. The Borrower shall have paid or made arrangements to pay contemporaneously with closing (A) to the Administrative Agent, the Arrangers and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder, in each case to the extent due and payable and (B) all reasonable and documented out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent), to the extent invoices have been presented to the Borrower at least two (2) Business Days prior to the Closing Date.

(g)             Miscellaneous.

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(i)               Notice of Account Designation. The Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made on or after the Closing Date are to be disbursed.

(ii)             Existing Indebtedness. Prior to or substantially simultaneously with, the initial borrowing under the Credit Facility, all outstanding obligations under the Existing US Ecology Credit Agreement shall have been repaid, all commitments thereunder shall have been terminated and cancelled and all Liens in connection therewith shall have been terminated and released in accordance with payoff documentation satisfactory to the Administrative Agent. After giving effect to the Transactions, Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred stock other than the Revolving Credit Facility and other Indebtedness permitted to be outstanding by Section 9.1.

(iii)           PATRIOT Act, etc. The Borrower and each of the Subsidiary Guarantors shall have provided to the Administrative Agent and the Lenders at least 5 Business Days prior to the Closing Date the documentation and other information requested by the Administrative Agent in order to comply with requirements of any Anti-Money Laundering Laws, including, without limitation, the PATRIOT Act and any applicable “know your customer” rules and regulations to the extent such request was received at least 7 Business Days prior to the Closing Date.

Without limiting the generality of the provisions of the last paragraph of Section 11.3, for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 6.2             Conditions to All Extensions of Credit. Subject to the last sentence of this Section 6.2, the obligations of the Lenders to make or participate in any Extensions of Credit (including the initial Extension of Credit) and/or any Issuing Lender to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a)              Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date); provided in the case of an Extension of Credit representing a borrowing of an Incremental Term Loan the proceeds of which will be used to finance a Permitted Acquisition, if the Lenders providing such Incremental Term Loan have agreed to a “funds certain” provision, only the Specified Representations shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct as of such earlier date in all respects)).

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(b)             No Existing Default. Either (i) no Default or Event of Default shall have occurred and be continuing (A) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (B) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date, (ii) with respect to any Extension of Credit consisting of a borrowing of Incremental Loans on the Increased Amount Date pertaining thereto (other than Incremental Term Loans described in clause (iii) below), no Event of Default shall have occurred and be continuing on such Increased Amount Date after giving effect to such Incremental Loans made on such Increased Amount Date and (iii) with respect to any Extension of Credit consisting of a borrowing of Incremental Term Loans, if the Lenders providing an Incremental Term Loan to finance a Permitted Acquisition have agreed to a “funds certain” provision, no Event of Default under Section 10.1(a), (b), (h) or (i) exists at the time such Permitted Acquisition is consummated.

(c)              Notices. The Administrative Agent shall have received a Notice of Borrowing or Letter of Credit Application from the Borrower in accordance with Section 2.3(a) or Section 3.2, as applicable.

(d)             New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Lender shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Notwithstanding the foregoing, or anything to the contrary contained herein or otherwise, the obligations of the Revolving Credit Lenders to make Revolving Credit Loans to the Borrower on the NRC Acquisition Closing Date and the obligations of any Issuing Lender to issue or extend any Letter of Credit on the NRC Acquisition Closing Date, in each case, for the purposes set forth in Section 8.16(b), shall be subject solely to the satisfaction of the following conditions precedent on the relevant borrowing or issuance date: (i) the Specified Representations shall be true and correct in all material respects (or if qualified by materiality or material adverse effect, in all respects); provided that, to the extent that any Specified Representation with respect to NRC or its Subsidiaries is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of “Company Material Adverse Effect” (as defined in the NRC Acquisition Agreement as in effect on August 6, 2019) for purposes of the making of such Specified Representation, (ii) the NRC Acquisition Specified Merger Agreement Representations shall be true and correct to the extent required by the definition thereof, (iii) no Event of Default under Section 10.1(a), (b), (h) or (i) shall have occurred and be continuing or would result upon the extensions of credit on the NRC Acquisition Closing Date and (iv) the conditions set forth in Section 6.2(c) and 6.2(d) shall have been satisfied.

Article VII

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Companies hereby represent and warrant to the Administrative Agent and the Lenders, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

Section 7.1             Organization; Power; Qualification. Each of the Borrower, the Parent Guarantor and each other material Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted. Each Credit Party (other than the Borrower and other material Credit Parties) and each Subsidiary of a Credit Party (other than any material Credit Party or Immaterial Subsidiary) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect and (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted. Each Credit Party, each Subsidiary thereof and the Parent Guarantor is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization, except where the failure so to qualify or be so authorized could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which each Credit Party and each Subsidiary thereof are organized and qualified to do business as of the Closing Date are described on Schedule 7.1.

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Section 7.2             Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. As of the Closing Date, all outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable (if applicable) and not subject to any pre-emptive or similar rights, except as described in Schedule 7.2. The shareholders or other owners, as applicable, of each Credit Party (other than the Borrower) and the Subsidiaries of the Credit Parties and the number of shares owned by each such shareholder or other owner as of the Closing Date are described on Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2.

Section 7.3             Authorization; Enforceability. Each Company has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Company that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Company that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 7.4             Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc.. The execution, delivery and performance by each Company of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) violate any Applicable Law relating to any Credit Party, any Subsidiary thereof or the Parent Guarantor, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party, any Subsidiary thereof or the Parent Guarantor, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, permit or license of, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) filings under the UCC, (ii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office, (iii) filings or consents required by federal or state securities laws or antitrust laws (in connection with the disposition of the Collateral) and (iv) such as have been made or obtained and are in full force and effect, except in the case of clauses (a), (c), and (e), where such violation, conflict, breach or default or failure to obtain any consent, authorization, filing or effect any other act could not reasonably be expected to result in a Material Adverse Effect.

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Section 7.5             Compliance with Law; Governmental Approvals. Each Credit Party, each Subsidiary thereof and the Parent Guarantor (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in the case of each of clauses (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

Section 7.6             Tax Returns and Payments. Each Credit Party, each Subsidiary thereof and the Parent Guarantor has duly filed or caused to be filed all federal and other material tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all material Taxes upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Company). Such returns accurately reflect in all material respects all liability for Taxes of any Credit Party, any Subsidiary thereof or the Parent Guarantor for the periods covered thereby. As of the Closing Date, except as set forth on Schedule 7.6, there is no ongoing audit or examination or, to its knowledge, other investigation by any Governmental Authority of the tax liability of any Credit Party or any Subsidiary thereof. No Governmental Authority has asserted any Lien or other claim against any Credit Party, any Subsidiary thereof or the Parent Guarantor with respect to unpaid taxes which has not been discharged or resolved (other than (a) any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Company and (b) Permitted Liens).

Section 7.7             Intellectual Property Matters. Except as could not reasonably be expected to have a Material Adverse Effect, (a) each Credit Party and each Subsidiary thereof owns or possesses rights to use all copyrights, copyright applications, patents, patent applications, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and licenses with respect to the foregoing which are necessary to conduct its business and (b) no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

Section 7.8             Environmental Matters.

(a)              To each Company’s knowledge, the properties owned, leased or operated by each respective Credit Party, each respective Subsidiary thereof and the Parent Guarantor now or in the past do not contain, and to that Company’s knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which constitute or constituted a violation of applicable Environmental Laws, and which could reasonably be expected to result in a Material Adverse Effect;

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(b)             To each Company’s knowledge, each Credit Party, each Subsidiary thereof and the Parent Guarantor and such properties and all operations conducted in connection therewith are in compliance, and at all relevant times have been in compliance, with all applicable Environmental Laws except as could not reasonably be expected to result in a Material Adverse Effect, and there is no contamination at, under or about such properties or arising from such operations which could reasonably be expected to result in a Material Adverse Effect;

(c)              No Credit Party, nor any Subsidiary thereof nor the Parent Guarantor has received any written notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, that could reasonably be expected to result in any Material Adverse Effect nor does any Credit Party, any Subsidiary thereof or the Parent Guarantor have knowledge or reason to believe that any such notice will be received or is being threatened;

(d)             To each Company’s knowledge, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Credit Party, any Subsidiary thereof or the Parent Guarantor in violation of, or in a manner or to a location which could reasonably be expected to give rise to a Material Adverse Effect nor, to each Company’s knowledge, have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in a manner that could reasonably be expected to result in a Material Adverse Effect;

(e)              No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party, any Subsidiary thereof or the Parent Guarantor is or would reasonably be expected to be named as a potentially responsible party, which could reasonably be expected to result in a Material Adverse Effect, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof or the Parent Guarantor, with respect to any real property owned, leased or operated by any Credit Party, any Subsidiary thereof or the Parent Guarantor or operations conducted in connection therewith, which could reasonably be expected to result in a Material Adverse Effect;

(f)              To each Company’s knowledge, there has been no release or threat of release of Hazardous Materials at or from properties owned, leased or operated by any Credit Party, any Subsidiary or the Parent Guarantor, now or in the past, in amounts or in a manner that could reasonably be expected to result in a Material Adverse Effect; and

(g)             None of the properties or assets owned, leased or operated by any Credit Party, any Subsidiary thereof or the Parent Guarantor are subject to any Lien arising under any applicable Environmental Laws other than Permitted Liens;

(h)             None of the Credit Parties, nor any of their Subsidiaries nor the Parent Guarantor have assumed any material liability of any Person under applicable Environmental Laws, whether by contract, operation of law or otherwise, that could reasonably be expected to result in a Material Adverse Effect; and

(i)               As of the Closing Date, the Credit Parties have provided or made available to the Administrative Agent true and correct copies of any relevant and material environmental reports, audits, or other documents relating to liabilities under or compliance with applicable Environmental Laws that are in the possession, custody or control of the Credit Parties.

Section 7.9             Employee Benefit Matters.

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(a)              As of the Closing Date, no Credit Party nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 7.9(a);

(b)             Each Credit Party, each Subsidiary thereof and the Parent Guarantor is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such Employee Benefit Plan has been determined to be exempt under Section 501(a) of the Code except for such Employee Benefit Plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. Except as set forth on Schedule 7.9(b), no liability has been incurred by any Company or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(c)              Except as could not reasonably be expected to have a Material Adverse Effect, as of the Closing Date: (i) no Pension Plan has been terminated, (ii) nor has any Pension Plan become subject to funding-based benefit restrictions under Section 436 of the Code, (iii) nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, (iv) nor has any Company or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing to any Pension Plan as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, (v) nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

(d)             Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Company nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(e)              No Termination Event has occurred or is reasonably expected to occur except where such occurrence could not reasonably be expected to have a Material Adverse Effect;

(f)              Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to the knowledge of the Borrower, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Company or any ERISA Affiliate for the benefit of employees of any Credit Party, any Subsidiary there or the Parent Guarantor, or (ii) any Pension Plan.

(g)             Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Pension Plans. Except as set forth on Schedule 7.9(g), using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company and each ERISA Affiliate to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent Fiscal Year of each such Multiemployer Plan, could not reasonably be expected to have a Material Adverse Effect.

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Section 7.10          Margin Stock. No Credit Party, nor any Subsidiary thereof nor the Parent Guarantor is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for (a) purchasing or carrying margin stock in a manner which violates, or which would be inconsistent with the provisions of Regulation T, U or X of such Board of Governors, or (b) any other purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

Section 7.11          Government Regulation. No Credit Party, nor any Subsidiary thereof nor the Parent Guarantor is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940) and no Credit Party nor any Subsidiary thereof nor the Parent Guarantor is, or after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, or any other Applicable Law which limits its ability to incur or consummate the financing contemplated hereby.

Section 7.12          Insurance Matters. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the applicable Subsidiary operates.

Section 7.13          Employee Relations. As of the Closing Date, no Credit Party or any Subsidiary thereof is a party to any collective bargaining agreement, nor has any labor union been recognized as the representative of its employees, in each case, except as set forth on Schedule 7.13 and except for any multiemployer construction industry agreements by which any Credit Party or any Subsidiary may be bound. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Credit Party or any Subsidiary is bound. As of the Closing Date, the Borrower knows of no pending, threatened or contemplated strikes, lockouts or work stoppage involving its employees or those of its Subsidiaries. As of the Closing Date, the hours worked by and payments made to employees of any Credit Party or any Subsidiary thereof have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. As of the Closing Date, all payments due from any Credit Party or any Subsidiary thereof, or for which any claim may be made against any Credit Party or any Subsidiary thereof, on account of wages and employee health and welfare insurance and other employee benefits, have been paid or accrued as a liability on the books of such Credit Party or Subsidiary, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

Section 7.14          Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law or as otherwise permitted under Section 9.10.

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Section 7.15          Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(f)(i) and Sections 8.1(a) and (b), are complete and correct in all material respects and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Parent Guarantor and its Subsidiaries, in each case as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Parent Guarantor and its Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP. The projections delivered pursuant to Sections 6.1(f)(iv) and 8.1(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions are believed to be reasonable as of the time prepared in light of then existing conditions (it being recognized by the Lenders that projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Parent Guarantor’s control, that no assurance can be given that any particular projections will be realized and that the actual results during the period or periods covered by such projections may vary from such projections and that such variation may be material).

Section 7.16          No Material Adverse Change. Since December 31, 2018, there has been no material adverse change in the properties, business, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 7.17          Solvency. The Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.

Section 7.18          Title to Properties. As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property that is owned, leased or subleased by any Credit Party or any of its Subsidiaries. Except as could not reasonably be expected to have a Material Adverse Effect, each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary to the conduct of its business and valid and legal title to all of its personal property and assets, subject to Permitted Liens and except for those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

Section 7.19          Litigation. Except for matters existing on the Closing Date or the NRC Acquisition Closing Date and set forth on Schedule 7.19, there are no actions, suits or proceedings pending nor, to its knowledge, threatened against or in any other way relating adversely to or affecting any Company or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

Section 7.20          Anti-Corruption Laws and Sanctions.

(a)              None of (i) any Company, any Subsidiary thereof, any of their respective directors, officers, or to the knowledge of the Companies or such Subsidiaries, any of their respective employees or Affiliates, or (ii) to the knowledge of the Companies, any agent or representative of the Companies or any Subsidiary thereof that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person or currently the subject or target of any Sanctions, (B) has its assets located in a Sanctioned Country, (C) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons in violation of applicable Sanctions, (D) has taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws, or (E) has violated any Anti-Money Laundering Law. Each of the Companies and their respective Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Companies and their respective Subsidiaries and their respective directors, officers, employees, agents and Affiliates with the Anti-Corruption Laws and applicable Sanctions. Each of the Companies and its Subsidiaries, and to the knowledge of the Companies, each director, officer, employee, agent and Affiliate of any Company and each such Subsidiary, is in compliance with the Anti-Corruption Laws in all material respects.

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(b)             No proceeds of any Extension of Credit have been used, directly or indirectly, by any Company of its Subsidiaries or any Company’s or its Subsidiaries’ respective directors, officers, employees and agents (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country, in violation of applicable Sanctions or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 7.21          Absence of Defaults. No event has occurred or is continuing (a) which constitutes a Default or an Event of Default, or (b) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party, any Subsidiary thereof or the Parent Guarantor under (i) any Material Contract or (ii) any judgment, decree or order to which any Credit Party, any Subsidiary thereof or the Parent Guarantor is a party or by which any Credit Party, any Subsidiary thereof or the Parent Guarantor or any of their respective properties may be bound or which would require any Credit Party, any Subsidiary thereof or the Parent Guarantor to make any payment thereunder prior to the scheduled maturity date therefor, in the case of this clause (b), where such default could reasonably be expected to result in a Material Adverse Effect.

Section 7.22          Senior Indebtedness Status. The Obligations of each Credit Party under this Agreement and each of the other Loan Documents ranks and shall continue to rank at least senior in priority of payment to all Subordinated Indebtedness of each such Person and is designated as “Senior Indebtedness” (or an equivalent term) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness of each such Person.

Section 7.23          Disclosure. No material report, material certificate or other material information furnished in writing (other than projections, other forward looking information and information of a general economic or general industry nature) by or on behalf of any Credit Party, any Subsidiary thereof or the Parent Guarantor to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) concerning the Parent Guarantor, the Borrower, their respective Subsidiaries and the transaction contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the date on which such report, certificate or information was furnished; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being recognized by the Lenders that projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular projection will be realized, and that the actual results during the period or periods covered by such projections may vary from such projections and such variation may be material).

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Section 7.24          Security Documents(a)

(a)              Each of the Collateral Agreement and the Pledge Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies and (i) when the Pledged Debt (as defined in the Collateral Agreement) and Pledged Equity Interests (as defined in the Collateral Agreement and the Pledge Agreement) is delivered to the Administrative Agent, the Lien created under each of the Collateral Agreement and the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Companies in such Pledged Debt and Pledged Equity Interests, in each case prior and superior in right to any other Person, (ii) when financing statements in appropriate form are filed with the appropriate office of the jurisdiction of organization of each Company, the Liens created under each of the Collateral Agreement and the Pledge Agreement will constitute fully perfected Liens on, and security interests in, all right, title and interest of the applicable Companies in such Collateral (other than Intellectual Property, as defined in the Collateral Agreement and Deposit Accounts, as defined in the Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Section 9.2 and (iii) when the control agreements are executed and delivered to the Administrative Agent in accordance with Section 4.13 of the Collateral Agreement, the Lien created under the Collateral Agreement shall constitute a fully perfected first priority Lien on, and security interest, all right, title and interest of the Credit Parties in each deposit account and securities account of the Credit Parties other than Excluded Accounts (as defined in the Collateral Agreement), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by Sections 9.2(c) and (l).

(b)             Upon the recordation of the Collateral Agreement (or a short-form security agreement in form and substance reasonably satisfactory to the Borrower and the Administrative Agent) with the United States Patent and Trademark Office and the United States Copyright Office, together with the financing statements in appropriate form filed with the appropriate office of the jurisdiction of organization of each Credit Party, the Liens created under the Collateral Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Credit Parties in the Intellectual Property (as defined in the Collateral Agreement) in which a security interest may be perfected by filing in the United States and its territories and possessions, in each case prior and superior in right to any other Person (it being understood that (i) subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Credit Parties after the date hereof and (ii) any “intent to use” trademark or service applications are excluded from the Collateral), other than with respect to Liens expressly permitted by Section 9.2.

Section 7.25          EEA Financial Institution. Neither the Borrower nor any other Company is an EEA Financial Institution.

Section 7.26          Beneficial Ownership Certification. As of the First Amendment Effective Date, if any Credit Party delivered a Beneficial Ownership Certification pursuant to this Agreement or the First Amendment, the information included in such Beneficial Ownership Certification with respect to such Credit Party is true and correct in all respects.

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Article VIII

AFFIRMATIVE COVENANTS

Until all of the Obligations have been paid in full, each Credit Party will, and will cause each of its Subsidiaries to:

Section 8.1             Financial Statements and Budgets. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)              Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or, if earlier, on the date of any required public filing thereof) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2017), an audited Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by Deloitte LLP or any other independent certified public accounting firm of recognized national standing, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception (other than as a result of (x) the stated maturity of any Obligations within one year and/or (y) an actual or prospective breach of Section 9.13) or any qualification as to the scope of such audit or with respect to accounting principles followed by the Parent Guarantor or any of its Subsidiaries not in accordance with GAAP.

(b)             Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or, if earlier, on the date of any required public filing thereof) after the end of the first three fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended June 30, 2017), an unaudited Consolidated balance sheet of the Parent Guarantor and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Parent Guarantor in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Parent Guarantor to present fairly in all material respects the financial condition of the Parent Guarantor and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Parent Guarantor and its Subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c)              Annual Business Plan and Budget. As soon as practicable and in any event within thirty (30) days after the end of each Fiscal Year, a business plan and operating and capital budget of the Borrower and its Subsidiaries for the ensuing four (4) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet.

Section 8.2             Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

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(a)              at each time financial statements are delivered pursuant to Sections 8.1(a) or (b), a duly completed Officer’s Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Parent Guarantor;

(b)             promptly upon receipt thereof, copies of all final management letters and any management responses thereto, if any, submitted to any Company, any Subsidiary thereof or any of their respective boards of directors by their respective independent public accountants in connection with their auditing function;

(c)              promptly after the furnishing thereof, copies of any notice of default or event of default furnished to or by any holder of Indebtedness of any Credit Party, any Subsidiary thereof or the Parent Guarantor in excess of the Threshold Amount pursuant to the terms of any applicable indenture, loan or credit or similar agreement;

(d)             promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party, any Subsidiary thereof or the Parent Guarantor with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

(e)              promptly after the same become publicly available, copies of all annual, regular, periodic and special reports and registration and proxy statements which Parent Guarantor or the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(f)              promptly, and in any event within five (5) Business Days after receipt thereof by Parent Guarantor, any Credit Party or any Subsidiary thereof, copies of each material notice or other material correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or possible material investigation or other inquiry by such agency regarding financial or other operational results of Parent Guarantor, any Credit Party or any Subsidiary thereof;

(g)             promptly upon the request thereof, (i) such other information and documentation required by bank regulatory authorities under applicable Anti-Money Laundering Laws (including, without limitation, any applicable “know your customer” rules and regulations and the PATRIOT Act), as from time to time reasonably requested by the Administrative Agent or any Lender and (ii) such information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation;

(h)             such other information regarding the operations, business affairs and financial condition of any Credit Party, any Subsidiary thereof or the Parent Guarantor as the Administrative Agent or any Lender may reasonably request; and

(i)               at each time financial statements are delivered pursuant to Sections 8.1(a), a certificate of a Responsible Officer setting forth the information required pursuant to Sections I.A, I.B, I.D, I.H, and II of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 8.2(i).

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Guarantor posts such documents, or provides a link thereto on the Parent Guarantor’s website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower’s or the Parent Guarantor’s behalf on the website of the SEC or an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies (which shall be deemed to include any .pdf copy or facsimile copy) of the Officer’s Compliance Certificates required by Section 8.2 to the Administrative Agent. Except for such Officer’s Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

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The Borrower hereby acknowledges that (a) the Administrative Agent, the Arrangers, the Syndication Agent and/or the Co-Documentation Agents will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, means that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent, the Arrangers, the Syndication Agent and the Co-Documentation Agents shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

Section 8.3             Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) Business Days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a)              the occurrence of any Default or Event of Default;

(b)             the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any Subsidiary thereof or any of their respective properties, assets or businesses, that could reasonably be expected to result in a Material Adverse Effect;

(c)              any written notice of any violation received by Parent Guarantor or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws, that could reasonably be expected to result in a Material Adverse Effect;

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(d)             any labor controversy that has resulted in a strike or other work action against Parent Guarantor or any Subsidiary thereof, that could reasonably be expected to result in a Material Adverse Effect;

(e)              any attachment, judgment, Lien, levy or order exceeding the Threshold Amount that may be assessed against or threatened against any Credit Party or any Subsidiary thereof other than Permitted Liens;

(f)              any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound which could reasonably be expected to have a Material Adverse Effect;

(g)             (i) except as could not reasonably be expected to have a Material Adverse Effect, any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Company or any ERISA Affiliate (to the extent in the possession of a Company) of the PBGC’s intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Company or any ERISA Affiliate (to the extent in the possession of a Company) from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA or the reorganization or insolvency of any Multiemployer Plan, (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA and (v) the occurrence of a Termination Event or any other event described in Section 10.1(k) hereof; and

(h)             any event, fact or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 8.4             Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4 and 9.5, (a) preserve and maintain the separate corporate existence of the Borrower and each Subsidiary (other than any Immaterial Subsidiary) and (b) preserve and maintain all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction where the nature and scope of its activities require it to so qualify under Applicable Law except in the case of this clause (b) where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 8.5             Maintenance of Property and Licenses.

(a)              In addition to the requirements of any of the Security Documents, protect and preserve all Properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear, obsolescence and condemnation excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, in each case, except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect.

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(b)             Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority (including without limitation, each such license, permit, certification, qualification, approval or franchise required by Environmental Laws) required for each of them to conduct their respective businesses, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.6             Insurance. Maintain insurance with financially sound and reputable insurance companies (provided that this Section 8.6 shall not be breached if an insurance company with which the Borrower or any Subsidiary maintains insurance becomes financially troubled and the Borrower or such Subsidiary promptly obtains coverage from a different, financially sound insurer) against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including, without limitation, hazard and business interruption insurance). All such insurance shall, (a) provide that no cancellation or material modification thereof shall be effective until at least 30 days (or 10 days in the case of failure to pay premium) after receipt by the Administrative Agent of written notice thereof, (b) in the case of each liability insurance policy, name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender’s loss payee, as its interests may appear; provided that in the case of clauses (b) and (c), to the extent the Borrower has been unable to obtain such endorsements with respect to insurance in respect of NRC and its Subsidiaries on or prior to the NRC Acquisition Closing Date, such endorsements shall instead be required to be delivered after the NRC Acquisition Closing Date pursuant to arrangements and timing to be mutually agreed by the Administrative Agent and the Borrower acting reasonably (but not to exceed 90 days after the NRC Acquisition Closing Date, unless extended by the Administrative Agent). On the Closing Date and from time to time thereafter (but no more than once annually) deliver to the Administrative Agent upon its reasonable request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.7             Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

Section 8.8             Payment of Taxes and Other Obligations. Pay (a) all Taxes that may be levied or assessed upon it or any of its Property, other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party and (b) all other Indebtedness, obligations and liabilities in the ordinary course of its business, in each case, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.9             Compliance with Laws and Approvals. Observe and remain in compliance with all Applicable Laws (including, without limitation, the PATRIOT Act) and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.10          Environmental Laws. In addition to and without limiting the generality of Section 8.9, (a) comply with, and use commercially reasonable efforts to ensure such compliance by all of its tenants and subtenants with, all applicable Environmental Laws and obtain and comply with and maintain, and use commercially reasonable efforts to ensure that all of its tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required of it under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority with applicable jurisdiction regarding Environmental Laws, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials at any real property owned, leased or operated by the Borrower or any such Subsidiary (or at any other real property to the extent arising from the current or former activities of the Borrower or its Subsidiaries (or their respective predecessors for which the Borrower or any such Subsidiary have liability)), or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or any such Subsidiary, or any orders, requirements or demands of Governmental Authorities with applicable jurisdiction related thereto, including, without limitation, reasonable and documented out-of-pocket attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence, willful misconduct or bad faith of, or material breach of its obligations under the Loan Documents by, the party seeking indemnification therefor, as determined by a court of competent jurisdiction by final nonappealable judgment.

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Section 8.11          Compliance with ERISA. In addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan, (iii) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent’s request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

Section 8.12          Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a part, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, except in any case, as permitted under the applicable leases or where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.13          Visits and Inspections. Permit representatives of the Administrative Agent or any Lender (provided that such Lender coordinates its visitation with the Administrative Agent), from time to time upon prior reasonable notice and at such times during normal business hours and without causing disruption to the business or causing undue burden on the Borrower, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants (provided that a representative of the Borrower may participate in any such discussion), its business, assets, liabilities, financial condition, results of operations and business prospects, in each case, subject to reasonable requests for confidentiality, including as may be imposed by law or contract; provided that excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent or a designee thereof may exercise such rights and (ii) the Administrative Agent or its designee shall not be entitled to exercise such rights at the Borrower’s expense more often than one (1) time during any calendar year (and such annual exercise of rights at the Borrower’s expense shall be limited to one property of the Borrower, as selected by the Administrative Agent at the time of any such exercise of rights); provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower. Upon the request of the Administrative Agent or the Required Lenders, participate in a meeting of the Administrative Agent and Lenders once during each Fiscal Year, which meeting will be held at the Borrower’s corporate offices (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed by the Borrower and the Administrative Agent.

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Section 8.14          Additional Subsidiaries.

(a)              Additional Domestic Subsidiaries. Promptly (and, in any event, within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion) after the creation or acquisition of any Domestic Subsidiary (other than a Domestic Subsidiary (x) all or substantially all of the assets of which consist, directly or indirectly, of Equity Interests of one or more Foreign Subsidiaries that are “controlled foreign corporations” within the meaning of Section 957 of the Code or (y) that constitutes a joint venture entity for which the consent of a Person that is not under the Control of the Borrower or any of its Subsidiaries would be required for such joint venture entity to provide a Guarantee of the Secured Obligations) cause such Person to (i) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (ii) grant a security interest in all Collateral (subject to the exceptions specified in the Collateral Agreement) owned by such Subsidiary by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent shall deem appropriate for such purpose and comply with the terms of each applicable Security Document, (iii) deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iv) deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, and if applicable, the Equity Interests in Subsidiaries of such Person to the extent constituting Collateral, (v) deliver to the Administrative Agent such updated Schedules to the Loan Documents as may be reasonably requested by the Administrative Agent with respect to such Person, and (vi) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(b)             Additional Foreign Subsidiaries. Notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary, and promptly thereafter (and, in any event, within thirty (30) days after such creation or acquisition, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new First Tier Foreign Subsidiary and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates referred to in Section 6.1 as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to the Administrative Agent such updated Schedules to the Loan Documents as may be reasonably requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

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(c)              Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.14(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.14(a) or (b), as applicable, within thirty (30) days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(d)             Exclusions. The provisions of this Section 8.14 shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby. Furthermore, in no event shall foreign law governed Security Documents or any actions under foreign law be required by this Section 8.14.

Section 8.15          [Reserved].

Section 8.16          Use of Proceeds.

(a)              The Borrower shall use the proceeds of the Revolving Extensions of Credit (other than on the NRC Acquisition Closing Date) (i) to repay the Indebtedness outstanding under the Existing US Ecology Credit Agreement, (ii) for ongoing working capital and for other general corporate purposes (including acquisitions) of the Borrower and its Subsidiaries (including Capital Expenditures), and (iii) to pay costs, fees, commissions and expenses in connection with the Transactions.

(b)             The Borrower shall use the proceeds of the Revolving Extensions of Credit on the NRC Acquisition Closing Date (i) to finance upfront fees or original issue discount resulting from the exercise of any “flex” provisions relating to the Incremental Term Loans to be borrowed on the NRC Acquisition Closing Date, (ii) to cash collateralize, backstop, rollover or replace any letters of credit, bank guarantees, bankers’ acceptances and similar documents and instruments in connection with the NRC Acquisition Transactions; provided the amount of Revolving Extensions of Credit incurred for such purposes on the NRC Acquisition Closing Date pursuant to the foregoing clause (ii) shall not exceed $25,000,000 and (iii)  for ongoing working capital and for other general corporate purposes (including acquisitions) of the Borrower and its Subsidiaries (including Capital Expenditures) (excluding from this clause (iii) funding the refinancing of NRC’s and its Subsidiaries’ existing Indebtedness (including the Indebtedness under the NRC Existing Credit Agreement) and payment of the NRC Acquisition consideration).

(c)              The Borrower shall use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.13, as applicable.

(d)             The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of applicable Sanctions, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

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Section 8.17          Compliance with Anti-Corruption Laws and Sanctions. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, the Parent Guarantor, their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 8.18          Further Assurances.

(a)              Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Companies; provided, however, that (i) the Companies shall not be required to enter into foreign law governed Security Documents or to take any actions under foreign law and (ii) the Companies shall not be required to enter into or provide any ship mortgages in respect of the Collateral. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)             If requested by the Administrative Agent or any Lender (through the Administrative Agent), promptly furnish to the Administrative Agent and each Lender a statement in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable.

Section 8.19          Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule 8.19, in each case within the time limits specified on such schedule (it being understood and agreed that all conditions, representations, warranties and covenants of the Loan Documents with respect to the taking of such actions are qualified by the non-completion of such actions until such time as they are completed or required to be completed in accordance with this Section 8.19).

Section 8.20          Ratings. The Borrower shall use commercially reasonable efforts to obtain and maintain (but not to maintain a specific rating) at all times on and after the NRC Acquisition Closing Date (a) a public corporate credit rating from S&P and a public corporate family rating from Moody’s and (b) a public rating of the Credit Facilities from S&P and Moody’s (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary and reasonable rating agency fees, reasonable cooperation with information and data requests by S&P and/or Moody’s in connection with its ratings process and the participation by senior management of the Borrower in a ratings presentation to S&P and/or Moody’s).

Article IX

NEGATIVE COVENANTS

Until all of the Obligations have been paid in full, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:

Section 9.1             Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

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(a)              the Obligations;

(b)             Indebtedness and obligations owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes;

(c)              Indebtedness existing on the ~~Closing~~Fourth Amendment Effective Date and listed on Schedule 9.1, and any refinancings, refundings, renewals or extensions thereof; provided that (i) the principal amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to unpaid accrued interest and premium or other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) the final maturity date and weighted average life of such refinancing, refunding, renewal or extension shall not be prior to or shorter than that applicable to the Indebtedness prior to such refinancing, refunding, renewal or extension and (iii) any refinancing, refunding, renewal or extension of any Subordinated Indebtedness shall be (A) on subordination terms at least as favorable to the Lenders as the Subordinated Indebtedness being refinanced, refunded, renewed or extended, and (B) no more restrictive on the Borrower and its Subsidiaries than the Subordinated Indebtedness being refinanced, refunded, renewed or extended; provided further, for the avoidance of doubt, that any Indebtedness existing on the Fourth Amendment Effective Date and permitted pursuant to this Section 9.1(c) on the Fourth Amendment Effective Date shall be deemed, as of the Fourth Amendment Effective Date, to be created, incurred, assumed or existing, as applicable, pursuant to this Section 9.1(c);

(d)             Indebtedness incurred in connection with Capital Leases and purchase money Indebtedness in an aggregate amount at any time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 10.0% of Consolidated Net Tangible Assets as of the date of such incurrence;

(e)              Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3, to the extent that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness and (iii) the aggregate principal amount of such Indebtedness at any time outstanding does not exceed (x) $75,000,000 plus (y) such other amount, provided that after giving effect to the issuance of any such Indebtedness the Borrower will have a Consolidated Total Net Leverage Ratio on a Pro Forma Basis no greater than the lesser of (i) 4.50 to 1.00 and (ii) 0.5x less than the Consolidated Total Net Leverage Ratio required to be maintained at the end of the fiscal quarter immediately preceding the issuance of such Indebtedness pursuant to Section 9.13(a) ~~(such that if such Consolidated Total Net Leverage Ratio pursuant to Section 9.13(a) was 4.00 to 1:00 at such time, then the required ratio for purposes of this Section 9.1(e)(iii)(y) would be 3.50 to 1.00)~~;

(f)              Guarantees of Indebtedness permitted pursuant to this Section;

(g)             unsecured intercompany Indebtedness:

(i)               owed by any Credit Party to another Credit Party;

(ii)             owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);

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(iii)           owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and

(iv)            owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3 (~~a)(vi);~~provided that any intercompany Indebtedness in the form of loans or advances owed by any Non-Guarantor Subsidiary to any Credit Party pursuant to this clause (iv) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents);

(h)             Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(i)               (x) unsecured Indebtedness of the Borrower in the form of notes; provided, that in the case of each incurrence of such unsecured Indebtedness, (i) no Event of Default shall have occurred and be continuing or would be caused by the incurrence of such unsecured Indebtedness, (ii) the Administrative Agent shall have received reasonably satisfactory written evidence that immediately after giving effect to the issuance of any such unsecured Indebtedness the Borrower will be in compliance with ~~Section 9.13(a)~~a maximum Consolidated Total Net Leverage Ratio of no greater than 4.50 to 1.00 on a Pro Forma Basis (it being understood that for purposes of the foregoing calculations, Consolidated Net Funded Indebtedness shall not take into account any cash or cash equivalents constituting proceeds of any Indebtedness provided under this Section 9.1(i) that may otherwise reduce the amount of Consolidated Net Funded Indebtedness); provided, that if the proceeds of such unsecured indebtedness will be used to finance a Permitted Acquisition or other acquisition permitted hereunder and the applicable note purchasers agree to a “funds certain” provision, such compliance ~~with Section 9.13(a)~~ on a Pro Forma Basis may be determined, at the Borrower’s option, as of the date that the applicable acquisition agreement is entered into, on a Pro Forma Basis after giving effect to the issuance of such unsecured Indebtedness, (iii) the maturity date of any such unsecured Indebtedness in excess of $50,000,000 is no earlier than the date that is 91 days after the then latest maturity date for the Loans hereunder and (iv) either (1) the terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) of such unsecured Indebtedness shall be, in the good faith determination of the Borrower, not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or (2) in the case of debt securities issued pursuant to a registered offering or under Rule 144A of the Securities Act of 1933 (as amended), the terms and conditions of such unsecured Indebtedness shall be customary for similar debt securities in light of the prevailing market conditions, in each case except for covenants or other provisions applicable only to periods after the then latest maturity date for the Loans hereunder and (y) any unsecured refinancing, renewal or extension of any Indebtedness incurred pursuant to clause (x) of this Section 9.1(i) in the form of notes to the extent (1) the principal amount of such Indebtedness is not increased (except by an amount not to exceed any accrued interest, any premium or other amount paid, and fees and expenses reasonably incurred in connection with such refinancing, renewal or extension), (2) neither the final maturity nor the Weighted Average Life to Maturity of such Indebtedness is decreased, (3) such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, (4) the original obligors in respect of such Indebtedness remain the only obligors thereon, and (5) either (I) the terms and conditions (other than pricing, rate floors, discounts, fees, premiums and optional prepayment or redemption provisions) of such unsecured refinancing, renewal or extension, in the good faith determination of the Borrower, are not materially less favorable (when taken as a whole) to the Borrower than the terms and conditions of the Loan Documents (when taken as a whole) or (II) in the case of debt securities issued pursuant to a registered offering or under Rule 144A of the Securities Act of 1933 (as amended), the terms and conditions of such unsecured refinancing, renewal or extension are customary for similar debt securities in light of the prevailing market conditions, in the case of each of clause (I) and (II) except for covenants or other provisions applicable only to periods after the then latest maturity date for the Loans hereunder;

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(j)               Indebtedness under performance bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers’ compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(k)             Indebtedness of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $75,000,000 and (ii) 10.0% of Consolidated Net Tangible Assets as of the date of such incurrence;

(l)               Indebtedness consisting of promissory notes issued to current or former officers, directors, employees and consultants (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) of the Borrower or its Subsidiaries to purchase or redeem Equity Interests or options of the Parent Guarantor permitted pursuant to Section 9.6(f); provided that the aggregate principal amount of all such Indebtedness shall not exceed $4,000,000 at any time outstanding;

(m)            Indebtedness of the Borrower or any of its Subsidiaries consisting of obligations to pay insurance premiums or take-or-pay obligations contained in supply arrangements incurred in the ordinary course of business;

(n)             Indebtedness arising from agreements of the Borrower or any Subsidiary providing for Indebtedness to sellers, earn-outs, non-competition, indemnification, adjustment of purchase price or similar obligations in each case entered into in connection with any Permitted Acquisition, other Investments or Asset Dispositions permitted hereunder;

(o)             Indebtedness in respect of overdraft facilities, automatic clearinghouse arrangements, employee credit card programs, corporate cards and purchasing cards, and other business cash management arrangements in the ordinary course of business, including Indebtedness arising under or in connection with any Cash Management Agreement with a Cash Management Bank;

(p)             Indebtedness representing deferred compensation or reimbursable expenses owed to employees of the Borrower or any of the Subsidiaries incurred in the ordinary course of business; and

(q)             Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $110,000,000 and (ii) 15.0% of Consolidated Net Tangible Assets as of the date of such incurrence.

Section 9.2             Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a)              Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b)             Liens in existence on the ~~Closing~~Fourth Amendment Effective Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any refinancing, refunding, renewal or extension of Indebtedness pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the ~~Closing~~Fourth Amendment Effective Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property or type of asset, as applicable, beyond that in existence on the ~~Closing~~Fourth Amendment Effective Date, except for products and proceeds of the foregoing; provided further, for the avoidance of doubt, that any Liens existing on the Fourth Amendment Effective Date and permitted pursuant to this Section 9.2(b) on the Fourth Amendment Effective Date shall be deemed, as of the Fourth Amendment Effective Date, to be created, incurred, assumed or existing, as applicable, pursuant to this Section 9.2(b);

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(c)              Liens for taxes, assessments and other governmental charges or levies, or to secure statutory or regulatory obligations (excluding (A) any Lien imposed pursuant to any of the provisions of ERISA and (B) any Lien imposed by any Governmental Authority pursuant to Environmental Laws other than any non-monetary Lien that is only imposed on real property in the ordinary course of business and does not have a material effect on the Borrower’s ability to conduct its operations on any such affected property) (i) not yet due, taking into account any applicable grace period or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

(d)             the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than sixty (60) days, or if more than sixty (60) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;

(e)              deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f)              encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

(g)             Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to Operating Leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(h)             Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created within ninety (90) days after (A) the later of the acquisition, lease or delivery or (B) the repair or improvement, as applicable, of the related Property (or substantially simultaneously with refinancing of such Indebtedness to the extent secured by such Lien), (ii) such Liens do not at any time encumber any property other than the Property financed by such Indebtedness, and (iii) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, improvement or lease (as applicable), plus other reasonable amounts paid and fees and expenses reasonably incurred in connection with such Indebtedness or refinancing thereof;

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(i)               Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(l) or securing appeal or other surety bonds relating to such judgments;

(j)               (i) Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries and (C) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement;

(k)             Liens on assets of Foreign Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral, and (ii) such Liens extending to the assets of any Foreign Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary pursuant to Section 9.1(c), (e), (k) or (m);

(l)               (i) Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of set-off and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof;

(m)            (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(n)             any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower or its Subsidiaries or materially detract from the value of the relevant assets of the Borrower or its Subsidiaries or (ii) secure any Indebtedness;

(o)             deposits made in the ordinary course of business or Liens on the proceeds of insurance policies and unearned or refunded premiums, in each case, securing Indebtedness owed to an insurance company under Section 9.1(m);

(p)             Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(q)             leases or subleases granted to others that do not materially interfere with the ordinary course of the business of the Borrower and its Subsidiaries, taken as a whole; and

(r)              Liens not otherwise permitted hereunder on assets securing Indebtedness or other obligations in the aggregate principal amount not to exceed the greater of (i) $90,000,000 and (ii) 12.5% of Consolidated Net Tangible Assets as of the date of such incurrence;

provided, that no Credit Party shall grant any Liens on any of its owned real properties to secure Indebtedness.

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Section 9.3             Investments. Purchase, own, invest in or otherwise acquire (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any Subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit (including Guarantees) to, or any investment in cash or by delivery of Property in, any Person (all the foregoing, “Investments”) except:

(a)              (i)  Investments existing on the ~~Closing~~Fourth Amendment Effective Date in Subsidiaries existing on the ~~Closing Date;~~Fourth Amendment Effective Date (it being understood, for the avoidance of doubt, that any Investments existing on the Fourth Amendment Effective Date and permitted pursuant to this Section 9.3(a)(i) on the Fourth Amendment Effective Date shall be deemed, as of the Fourth Amendment Effective Date, to be incurred and outstanding pursuant to this Section 9.3(a)(i));

(ii)  Investments existing on the ~~Closing~~Fourth Amendment Effective Date (other than Investments in Subsidiaries existing on the ~~Closing~~Fourth Amendment Effective Date) and described on Schedule 9.3~~;~~ (it being understood, for the avoidance of doubt, that any Investments existing on the Fourth Amendment Effective Date and permitted pursuant to this Section 9.3(a)(ii) on the Fourth Amendment Effective Date shall be deemed, as of the Fourth Amendment Effective Date, to be incurred and outstanding pursuant to this Section 9.3(a)(ii));

(iii)  Investments made after the ~~Closing~~Fourth Amendment Effective Date by any Credit Party in any other Credit Party or in any Person that becomes a Subsidiary Guarantor in the manner contemplated by Section 8.14;

(iv)       Investments made after the ~~Closing~~Fourth Amendment Effective Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary (or in any Person that upon the making of such Investment becomes a Non-Guarantor Subsidiary); and

(v)       Investments made after the ~~Closing~~Fourth Amendment Effective Date by any Non-Guarantor Subsidiary in any Credit Party or in any Person that becomes a Subsidiary Guarantor in the manner contemplated by Section 8.14; and

(vi)       Investments made after the ~~Closing~~Fourth Amendment Effective Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount for all such Investments not to exceed at the time any such Investment is made, an amount equal to (A) the greater of (x) $175,000,000 and (y) 25% of Consolidated Net Tangible Assets as of the date that such Investment is made, less (B) the amount of Investments made pursuant to Section 9.3(g)(ii) that are outstanding at the time such Investment is made, less (C) the amount of Guaranty Obligations incurred by Credit Parties in respect of the Indebtedness and obligations of Non-Guarantor Subsidiaries pursuant to Section 9.3(j)(ii) (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (vi) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents);

(b)             Investments in cash and Cash Equivalents;

(c)              Investments by the Borrower or any of its Subsidiaries consisting of Capital Expenditures not prohibited by this Agreement;

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(d)             deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(e)              Hedge Agreements permitted pursuant to Section 9.1;

(f)              purchases of assets in the ordinary course of business;

(g)             Investments by the Borrower or any Subsidiary thereof in the form of:

(i)               Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition becomes a part of the Borrower or a Subsidiary Guarantor or becomes (whether or not such Person is a Wholly-Owned Subsidiary) a Subsidiary Guarantor in the manner contemplated by Section 8.14;

(ii)             Permitted Acquisitions to the extent that any Person or Property acquired in such acquisition does not become a Subsidiary Guarantor or a part of a Subsidiary Guarantor in an aggregate amount for all such Investments not to exceed at the time any such Investment is made, an amount equal to, (A) the greater of (x) $175,000,000 and (y) 25% of Consolidated Net Tangible Assets as of the date that such Investment is made, less (B) the amount of Investments made pursuant to Section 9.3(a)(vi) that are outstanding at the time such Permitted Acquisition is made, less (C) the amount of Guaranty Obligations incurred by Credit Parties in respect of the Indebtedness of Non-Guarantor Subsidiaries pursuant to Section 9.3(j)(ii);

(iii)           Permitted Acquisitions by a Non-Guarantor Subsidiary to the extent that any Person or Property acquired in such Permitted Acquisition does not become a Subsidiary Guarantor or a part of a Subsidiary Guarantor;

(h)             Investments in the form of loans and advances to current or former officers, directors, employees and consultants (x) for the purpose of purchasing Equity Interests in the Parent Guarantor or its Subsidiaries in an aggregate amount not to exceed at any time outstanding $10,000,000 and (y) for travel, entertainment, relocation and other matters in the ordinary course of business;

(i)               Investments in the form of Restricted Payments permitted pursuant to Section 9.6;

(j)               (i) Guaranty Obligations permitted pursuant to Section 9.1 in respect of (A) Indebtedness of Credit Parties and (B) other obligations of Credit Parties not prohibited by this Agreement (ii) Guaranty Obligations permitted pursuant to Section 9.1 in respect of (A) Indebtedness of Non-Guarantor Subsidiaries and (B) other obligations of Non-Guarantor Subsidiaries not prohibited by this Agreement; provided that Guaranty Obligations incurred after the Closing Date by any Credit Party in respect of an obligation of any Non-Guarantor Subsidiary pursuant to this Section 9.3(j)(ii) shall not exceed in the aggregate Guaranty Obligations at the time any such Guaranty Obligation is incurred, an amount equal to (A) the greater of (x) $175,000,000 and (y) 25% of Consolidated Net Tangible Assets as of the date that such Guaranty Obligation is incurred, less (B) the amount of Investments made pursuant to Sections 9.3(a)(vi) and 9.3(g)(ii) that are outstanding at the time such Guaranty Obligation is incurred;

(k)             Investments in an unlimited amount so long as (i) no Default or Event of Default shall have occurred and be then continuing and (ii) immediately after giving effect to the Investment and any Indebtedness incurred in connection therewith the Borrower will have a Consolidated Total Net Leverage Ratio on a Pro Forma Basis of no greater than 3.25 to 1.00;

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(l)               promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 9.5;

(m)            Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary to prevent or limit loss;

(n)             Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business and upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(o)             Investments to the extent that payment for such Investments is made solely by the issuance of Equity Interests of the Borrower to the seller of such Investments; ~~and~~

(p)             Investments not otherwise permitted pursuant to this Section in an aggregate amount at any time outstanding not to exceed the greater of (i) $110,000,000 and (ii) 15% of Consolidated Net Tangible Assets as of the date that such Investment is made~~.~~; and

(q)             the Waste Repurposing Investment.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested).

Section 9.4             Fundamental Changes. Merge, consolidate, divide or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)              (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in connection therewith);

(b)             any Non-Guarantor Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary;

(c)              any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d)             any Non-Guarantor Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary;

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(e)              any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in connection therewith;

(f)              any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower;

(g)             any inactive Subsidiary or Immaterial Subsidiary may dissolve, liquidate or wind-up at any time so long as any assets of such Subsidiary are transferred to Borrower or a Subsidiary and if such inactive Subsidiary or Immaterial Subsidiary was a Credit Party, such assets are transferred to a Credit Party;

(h)             Asset Dispositions permitted by Section 9.5(g);

(i)               any Loan Party (other than the Borrower) and any Subsidiary of a Loan Party may divide; provided that the Borrower shall cause any entity created pursuant to such a division to comply with Section 8.14 in connection therewith; and

(j)               the NRC Acquisition Transactions.

Section 9.5             Asset Dispositions. Make any Asset Disposition except:

(a)              the sale of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

(b)             non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business not interfering, individually or in the aggregate, in any material respect with the conduct of the business of the Borrower and its Subsidiaries;

(c)              leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(d)             Asset Dispositions in connection with Insurance and Condemnation Events; provided that the requirements of Section 4.4(b) are complied with in connection therewith;

(e)              Asset Dispositions in connection with transactions permitted by Section 9.4;

(f)              Asset Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

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(g)             Asset Dispositions not otherwise permitted pursuant to this Section; provided that (i) at the time of such Asset Disposition (which, if the Borrower so elects, shall be the date that an agreement for such Asset Disposition is signed), no Event of Default shall exist or would result from such Asset Disposition, (ii) such Asset Disposition is made for fair market value and the consideration received shall be no less than 75% in cash, (iii) the aggregate fair market value of all property disposed of in reliance on this clause (g) shall not exceed (x) the greater of (1) $110,000,000 and (2) 15% of Consolidated Net Tangible Assets (determined at the time compliance with the terms of this Section 9.5(g) is tested) in any Fiscal Year; provided however, that any unused portion in any given Fiscal Year may be carried over to subsequent Fiscal Years without limit and (y) the greater of (1) $220,000,000 and (2) 30% of Consolidated Net Tangible Assets (determined at the time compliance with the terms of this Section 9.5(g) is tested) ~~during the term of this Agreement~~from and after the Fourth Amendment Effective Date and (iv) the requirements of Section 4.4(b) are complied with; and

(h)             the NRC Acquisition Transactions.

Section 9.6             Restricted Payments. Declare or pay any dividend on, or make any payment or other distribution on account of, or purchase, redeem, retire or otherwise acquire (directly or indirectly), or set apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof, or make any distribution of cash, property or assets to the holders of shares of any Equity Interests of any Credit Party or any Subsidiary thereof (all of the foregoing, the “Restricted Payments”) provided that:

(a)              the Borrower or any of its Subsidiaries may declare and pay dividends in shares of its own Qualified Equity Interests;

(b)             any Subsidiary of the Borrower may declare and make Restricted Payments in respect of its outstanding Equity Interests to the Borrower or any Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a pro rata basis);

(c)              (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis); and

(d)             the Borrower may make Restricted Payments in an unlimited amount so long as (i) no Default or Event of Default shall have occurred and be then continuing and (ii) immediately after giving effect to the Restricted Payment and any Indebtedness incurred in connection therewith the Borrower will have a Consolidated Total Net Leverage Ratio on a Pro Forma Basis of no greater than 3.00 to 1.00;

(e)              the Borrower may make any Restricted Payment within forty-five (45) days after the declaration or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the Restricted Payment would have complied with the provisions of this Section;

(f)              the Borrower and its Subsidiaries may make Restricted Payments to (i) repurchase Equity Interests issued to employees, directors and officers of the Parent Guarantor or its Subsidiaries (including repurchases of Equity Interests from severed or terminated employees, directors and officers) and (ii) make payments to employees, directors and officers of the Parent Guarantor or its Subsidiaries in connection with Equity Interests (and the exercise thereof) pursuant to incentive plans or arrangements, in an aggregate amount under this clause (ii) not to exceed $50,000,000 in any Fiscal Year;

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(g)             the Borrower may make Restricted Payments to the Parent Guarantor to fund the repurchase, redemption, retirement or other acquisition by the Parent Guarantor of Equity Interests in the Parent Guarantor, in an aggregate amount ~~during the term of this Agreement~~from and after the Fourth Amendment Effective Date not to exceed the greater of (i) $75,000,000 and (ii) 10% of Consolidated Net Tangible Assets as of the date that such Restricted Payment is made;

(h)             the Borrower may make cash payments in lieu of issuing fractional shares in an aggregate amount not exceeding $10,000,000 ~~during the term of this Agreement~~from and after the Fourth Amendment Effective Date upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of the Parent Guarantor;

(i)               so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make other Restricted Payments in an amount not to exceed, in each Fiscal Year, (i) the greater of (x) $50,000,000 and (y) 7.5% of Consolidated Net Tangible Assets as of the date that such Restricted Payment is made minus (ii) the aggregate amount of payments and prepayments of Specified Indebtedness made in reliance on Section 9.9(b)(vii) during such Fiscal Year;

(j)               the Borrower and its Subsidiaries may make Restricted Payments to the Parent Guarantor (i) the proceeds of which shall be used by the Parent Guarantor to pay franchise taxes and other fees, taxes and expenses required to maintain its corporate existence, (ii) the proceeds of which shall be used to pay taxes in respect of consolidated, combined, unitary or affiliated tax returns, if any, that include the Borrower or any of its Subsidiaries and (iii) the proceeds of which shall be used by the Parent Guarantor to pay corporate overhead expenses; and

(k)             the NRC Acquisition Transactions.

Section 9.7             Transactions with Affiliates. Directly or indirectly enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director or other Affiliate of, the Parent Guarantor or any of its Subsidiaries, or (b) any Affiliate of any such officer or director, other than:

(i)               transactions permitted by Section 9.6;

(ii)             transactions existing on the Closing Date and described on Schedule 9.7;

(iii)           transactions between and among Companies and their Subsidiaries;

(iv)            other transactions on terms as favorable as would be obtained by it on a comparable arm’s-length transaction with an independent, unrelated third part; provided that in the case of any such transaction or related series of transactions with a value of greater than $70,000,000 the board of directors (or equivalent governing body) of the Borrower shall have determined in good faith that such terms are so favorable;

(v)             employment, severance and other compensation or benefit arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective current and former officers, directors, employees and consultants in the ordinary course of business;

(vi)            payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Parent Guarantor and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Parent Guarantor and its Subsidiaries;

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(vii)          the NRC Acquisition Transactions; and

(viii)        other transactions entered into during the term of this Agreement with an aggregate value ~~over the term of this Agreement~~from and after the Fourth Amendment Effective Date not to exceed $10,000,000.

Section 9.8             Accounting Changes; Organizational Documents.

(a)              Change its Fiscal Year end, or make (without the consent of the Administrative Agent) any material change in its accounting treatment and reporting practices except as required by GAAP or Applicable Law.

(b)             Amend, modify or change its articles of incorporation (or corporate charter or other similar organizational documents) or amend, modify or change its bylaws (or other similar documents) in any manner materially adverse to the rights or interests of the Lenders.

Section 9.9             Payments and Modifications of Certain Indebtedness.

(a)              Amend, modify, waive or supplement (or permit the modification, amendment, waiver or supplement of) (i) any of the terms or provisions of any Subordinated Indebtedness that would shorten the final maturity or Weighted Average Life to Maturity of such Indebtedness or change the subordination provisions of such Indebtedness, and (ii) the maturity date of any other Specified Indebtedness to a date which would not be permitted if such Specified Indebtedness were incurred on the date of such amendment, modification or waiver.

(b)             Cancel, forgive, make any payment or prepayment on, or redeem or acquire for value (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Specified Indebtedness, except:

(i)               refinancings, refundings, renewals, extensions or exchange of any Specified Indebtedness permitted by Section 9.1(i), (k) or (q), and by any subordination provisions applicable thereto;

(ii)             payments and prepayments of any Specified Indebtedness made solely with the proceeds of Qualified Equity Interests;

(iii)           payments and prepayments of any Specified Indebtedness in an unlimited amount so long as (i) no Default or Event of Default shall have occurred and be then continuing and (ii) immediately after giving effect to the payment or prepayment and any Indebtedness incurred in connection therewith, the Borrower will have a Consolidated Total Net Leverage Ratio on a Pro Forma Basis of no greater than 3.00 to 1.00;

(iv)            the payment of interest, expenses and indemnities in respect of Specified Indebtedness incurred under Section 9.1(i), (k) or (q) (other than any such payments prohibited by any subordination provisions applicable thereto);

(v)             the payment of principal thereof on the maturity date thereof (other than any such payments prohibited by any subordination provisions applicable thereto);

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(vi)            the payment of any Specified Indebtedness permitted hereunder (i) between or among the Credit Parties, (ii) between or among Non-Guarantor Subsidiaries and (iii) so long as no Event of Default has occurred and is continuing, by a Credit Party to a Non-Guarantor Subsidiary; and

(vii)          so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may make other payments and prepayments of Specified Indebtedness in an amount not to exceed, in each Fiscal Year, (A) the greater of (x) $50,000,000 and (y) 7.5% of Consolidated Net Tangible Assets as of the date that such payment or prepayment of Specified Indebtedness is made minus (B) the amount of Restricted Payments made in reliance on Section 9.6(i) during such Fiscal Year.

Section 9.10          No Further Negative Pledges; Restrictive Agreements.

(a)              Enter into, assume or be subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets to secure the Secured Obligations, whether now owned or hereafter acquired, or requiring the grant of any security on any properties or assets of the Credit Parties for any obligation if security on such properties or assets is given for the Obligations, except (i) pursuant to this Agreement and the other Loan Documents, (ii) pursuant to any document or instrument governing Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed thereby) and restrictions imposed on a Foreign Subsidiary in any document or instrument governing Indebtedness of a Foreign Subsidiary incurred pursuant to Section 9.1, (iii) customary restrictions contained in the organizational documents of any Non-Guarantor Subsidiary as of the ~~Closing~~Fourth Amendment Effective Date, (iv) customary restrictions in connection with any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (v) customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (vi) restrictions imposed by any Governmental Authority or pursuant to any Governmental Approval or Applicable Law, (vii) customary provisions in organizational documents of non-Wholly Owned Subsidiaries of the Borrower, leases, licenses, permits and other agreements entered into in the ordinary course of business prohibiting the assignment of such organizational documents, leases, licenses, permits and other agreements and the property subject thereto, and (viii) obligations that bind a Person at the time such Person first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary.

(b)             Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party or any Subsidiary thereof to (i) pay dividends or make any other distributions to any Credit Party or any Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits, (ii) pay any Indebtedness or other obligation owed to any Credit Party, (iii) make loans or advances to any Credit Party, (iv) sell, lease or transfer any of its properties or assets to any Credit Party or (v) act as a Credit Party pursuant to the Loan Documents or any renewals, refinancings, exchanges, refundings or extension thereof (provided that this clause (v) shall not apply to any Foreign Subsidiary), except in each case for such encumbrances or restrictions existing under or by reason of (A) this Agreement and the other Loan Documents, (B) any Governmental Authority, Governmental Approval or Applicable Law, (C)  in the case of clause (i) above (with respect to Foreign Subsidiaries only) and clause (iv) above, any document or instrument governing secured Indebtedness incurred pursuant to Section 9.1(d) (provided that any such restriction contained therein relates only to the asset or assets financed in connection therewith) or Section 9.1(e) (provided that any such restriction contained therein relates only to the asset or assets or Subsidiary so acquired) and restrictions and conditions imposed on a Foreign Subsidiary in any document or instrument governing Indebtedness of a Foreign Subsidiary incurred pursuant to Section 9.1, (D) in the case of clause (iv) above, any Permitted Lien or any document or instrument governing any Permitted Lien (provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien), (E) obligations that are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary of the Borrower, so long as such obligations are not entered into in contemplation of such Person becoming a Subsidiary, (F)  in the case of clause (iv) above, customary restrictions contained in an agreement related to the sale of Property (to the extent such sale is permitted pursuant to Section 9.5) that limit the transfer of such Property pending the consummation of such sale, (G) in the case of clause (iv) above, customary restrictions in leases, subleases, licenses and sublicenses or asset sale agreements otherwise permitted by this Agreement so long as such restrictions relate only to the assets subject thereto and (H) in the case of clause (iv) above, customary provisions restricting assignment of any agreement entered into in the ordinary course of business.

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Section 9.11          Nature of Business. Engage in any business other than the business conducted by the Borrower and its Subsidiaries as of the NRC Acquisition Closing Date and business activities reasonably related or ancillary thereto or that are reasonable extensions thereof.

Section 9.12          Sale Leasebacks. Directly or indirectly become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any Property (whether real, personal or mixed), whether now owned or hereafter acquired, (a) which any Credit Party or any Subsidiary thereof has sold or transferred or is to sell or transfer to a Person which is not another Credit Party or Subsidiary of a Credit Party or (b) which any Credit Party or any Subsidiary of a Credit Party intends to use for substantially the same purpose as any other Property that has been sold or is to be sold or transferred by such Credit Party or such Subsidiary to another Person which is not another Credit Party or Subsidiary of a Credit Party in connection with such lease; unless (i) the sale or transfer of such property is permitted by Section 9.5 and (ii) any Liens arising in connection with its use of such property are permitted by Section 9.2.

Section 9.13          Financial Covenants.

(a)              Consolidated Total Net Leverage Ratio.

(i)               Subject to Section 9.13(a)(ii) below, permit the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter to be greater than the corresponding Consolidated Total Net Leverage Ratio for such fiscal quarter set forth in the table set forth below in this Section 9.13(a)(i) (the “Maximum Consolidated Total Net Leverage Table”)~~; provided, that the Borrower shall be permitted upon written election to the Administrative Agent at any time, in connection with a Permitted Acquisition that involves the payment of aggregate consideration by the Borrower and its Subsidiaries in excess of $150,000,000 (a “Material Acquisition”), to increase such maximum Consolidated Total Net Leverage Ratio by 0.50 to 1.00 for the next four fiscal quarters ending following the closing date of such Material Acquisition; provided further, that (x) only one such election under Section 9.13(a) may be in effect at any time during the term of this Agreement, and the Borrower may not make such an election under Section 9.13(a) unless at least two full consecutive fiscal quarters have elapsed since any prior increase to the maximum Consolidated Total Net Leverage Ratio pursuant to Section 9.13(a) (if any) was in effect, (y) in determining pro forma compliance with this Section 9.13(a), effect shall be given to Sections 1.10(b) and (c) and (z) no such election under Section 9.13(a) shall be made or apply with respect to any fiscal quarter that ends during the Covenant Relief Period.~~.

Fiscal ~~Quarter~~Quarter(s)	Consolidated Total Net Leverage Ratio
Fiscal Quarters ending June 30, 2017 through September 30, 2019	3.50:1.00
Fiscal Quarters ending December 31, 2019 and thereafter	~~4.0~~4.50:1.00

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(ii)             Notwithstanding Section 9.13(a)(i) above, during the Covenant Relief Period, the Maximum Consolidated Total Net Leverage Table shall be replaced with the table set forth below in this Section 9.13(a)(ii); provided that if at any time during the Covenant Relief Period, a default shall be made in the due observance or performance by any Credit Party or any Subsidiary thereof of any Covenant Relief Period Condition, then this Section 9.13(a)(ii) shall be null and void and shall be deemed to not have applied in respect of any fiscal quarter ending during the Covenant Relief Period.

Fiscal Quarter(s)	Consolidated Total Net Leverage Ratio
Fiscal Quarters ending June 30, 2017 through September 30, 2019	3.50:1.00
Fiscal Quarters ending December 31, 2019 through March 31, 2020	4.00:1.00
Fiscal Quarter ending June 30, 2020	5.00:1.00
Fiscal Quarters ending September 30, 2020 through December 31, 2020	5.25:1.00
Fiscal Quarter ending March 31, 2021	5.50:1.00
Fiscal Quarter ending June 30, 2021	~~5.00~~5.25:1.00
Fiscal ~~Quarter~~Quarters ending September 30, 2021 through December 31, 2021	~~4.75~~5.00: 1.00
Fiscal ~~Quarter~~Quarters ending ~~December~~March 31, ~~2021~~2022 through September 30, 2022	~~4.50~~4.75:1.00
Fiscal Quarters ending ~~March~~December 31, 2022 and thereafter	~~4.0~~4.50:1.00

“Covenant Relief Period” means the period commencing on the Third Amendment Effective Date and ending on the earliest of (a) the date on which the Administrative Agent receives from the Borrower the Officer’s Compliance Certificate in respect of the fiscal quarter ending ~~March~~December 31, 2022 and (b) the date that the Administrative Agent receives a Covenant Relief Period Termination Notice from the Borrower.

“Covenant Relief Period Conditions” means the compliance by each of the Credit Parties and their respective Subsidiaries with each of the following:

(a) the Credit Parties shall not, nor permit any of their respective Subsidiaries to, make any Restricted Payment during the Covenant Relief Period, except: (i) Restricted Payments made pursuant to Section 9.6(a), 9.6(b), 9.6(c), 9.6(f)(ii), 9.6(h) or 9.6(j) and (ii) other Restricted Payments permitted pursuant to Section 9.6 in an aggregate amount not to exceed $24,000,000 per Fiscal Year, which Restricted Payments permitted pursuant to this clause (ii) are made by the Borrower to the Parent Guarantor, and the proceeds of which are used by the Parent Guarantor to pay dividends in respect of its Equity Interests.

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(b) The Credit Parties shall not, nor permit any of their respective Subsidiaries to, make or consummate any Permitted Acquisition during the Covenant Relief Period that would otherwise be permitted under this Agreement unless: (i) the Borrower shall have delivered to the Administrative Agent an Officer’s Compliance Certificate with respect to such Permitted Acquisition satisfying the requirements of clause (f) of the definition of Permitted Acquisition (regardless of whether such clause (f) is otherwise applicable to such Permitted Acquisition)~~, provided, that, for purpose of the Officer’s Compliance Certificate delivered pursuant to this clause (b)(i), the reference in such clause (f) to “the covenant contained in Section 9.13” shall be deemed to be a reference to “ a maximum Consolidated Total Net Leverage Ratio of no greater than 0.5x less than the Consolidated Total Net Leverage Ratio required to be maintained pursuant to Section 9.13(a) at the end of the applicable prior fiscal quarter-end”, (ii) immediately after giving effect to such Permitted Acquisition, the Credit Parties’ Liquidity shall not be less than $100,000,000 and (iii~~and (ii) such Permitted Acquisition shall comply with the requirements of the definition thereof and the requirements of the applicable Section of this Agreement pursuant to which it is being effectuated.

~~“Covenant Relief Period Pricing Reversion Fiscal Quarter” means (a) if the Covenant Relief Period terminates pursuant to clause (a) of the definition thereof, the fiscal quarter ending March 31, 2022 and (b) if the Covenant Relief Period terminates pursuant to clause (b) of the definition thereof, the first fiscal quarter-end to occur after such termination.~~

“Covenant Relief Period Termination Notice” means a certificate of a Responsible Officer of the Borrower that is delivered to the Administrative Agent (a) stating that the Borrower irrevocably elects to terminate the Covenant Relief Period effective as of the date on which the Administrative Agent receives such Covenant Relief Period Termination Notice and (b) certifying that the Borrower would have been in compliance with the financial covenant in Section 9.13(a)(i) as of the most recent fiscal quarter-end if the Maximum Consolidated Total Net Leverage Table set forth in Section 9.13(a)(i) had been in effect on such most recent fiscal quarter-end, and setting forth in reasonable detail the computations necessary to determine such compliance.

~~“Credit Parties’ Liquidity” means, as of any date of determination, the sum of (a) Unrestricted Cash as of such date of determination (without giving effect to the $100.0 million cap set forth in the definition thereof) plus (b) Revolving Credit Facility Availability as of such date of determination.~~

(b) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the last day of any fiscal quarter to be less than 3.00 to 1:00.

Section 9.14          Parent Guarantor Holding Company Covenant. The Borrower shall not permit Parent Guarantor to engage in any material business or activity, or own any assets or incur any liabilities other than (a) the ownership directly of Equity Interests in the Borrower and indirectly of Equity Interests in the Subsidiaries of the Borrower (it being understood that the Parent Guarantor shall have no direct Subsidiaries other than the Borrower) and the ownership of cash and Cash Equivalents, (b) the execution, delivery and performance of the Loan Documents, the documents in connection with the NRC Acquisition Transactions, and any equity documentation to which it is a party, (c) activities reasonably necessary due to Parent Guarantor being a reporting company under the Exchange Act, (d) activities and contractual rights incidental to maintenance of its corporate existence and its ownership of the Equity Interests in the Borrower and the Borrower’s Subsidiaries, (e) receiving and disbursing Restricted Payments to the extent expressly permitted hereunder ~~and~~, making Investments in the Borrower and making the Waste Repurposing Investment to the extent permitted under Article VI of the Fourth Amendment, (f) preparing reports to Governmental Authorities and to its equity holders, participating in tax, accounting and other administrative matters and performing, and retaining auditors and other Persons to perform, other administrative functions incidental to its status as a holding company, including holding director and shareholder meetings, (g) engaging in any transactions expressly permitted to be engaged in by Parent Guarantor by this Agreement, in each case, subject to any limitations set forth herein with respect to any such transaction, (h) providing indemnification to present and former officers, directors, consultants and employees to the extent permitted hereunder, (i) establishing and maintaining bank accounts in the ordinary course of business for purposes not inconsistent with this Section 9.14 and (j) activities ancillary to the foregoing. The Borrower shall not permit Parent Guarantor to fail to preserve and maintain its separate corporate existence.

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Article X

DEFAULT AND REMEDIES

Section 10.1          Events of Default. Each of the following shall constitute an Event of Default:

(a)              Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)             Other Payment Default. Any Company shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan or Reimbursement Obligation or the payment of any other Obligation (other than an Obligation of the type referred to in Section 10.1(a)), and such default shall continue for a period of three (3) Business Days.

(c)              Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party, any Subsidiary thereof or the Parent Guarantor in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party, any Subsidiary thereof or the Parent Guarantor in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made.

(d)             Default in Performance of Certain Covenants. Any Company shall default in the performance or observance of any covenant or agreement contained in Sections 8.1, 8.2(a) or (b), 8.3(a), 8.4(a), 8.13, 8.14 8.16 or 8.19 or Article IX; provided, that a Default under Section 9.13 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to any Non-Covenant Facility unless and until a Covenant Facility Acceleration shall have occurred.

(e)              Default in Performance of Other Covenants and Conditions. Any Credit Party, any Subsidiary thereof or the Parent Guarantor shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent’s delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Company having obtained knowledge thereof.

(f)              Indebtedness Cross-Default. Any Credit Party, any Subsidiary thereof or the Parent Guarantor shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired); provided, that this clause (ii) shall not apply to secured Indebtedness that becomes due as a result of a voluntary sale or transfer of assets securing such Indebtedness.

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(g)             Change in Control. Any Change in Control shall occur.

(h)             Voluntary Bankruptcy Proceeding. Any Company or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(i)               Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Company or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Company or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(j)               Failure of Agreements. Any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Credit Party, any Subsidiary thereof or the Parent Guarantor party thereto or any such Person shall so state in writing, or any Loan Document shall for any reason cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof, in each case other than due to any action or inaction of the Administrative Agent.

(k)             ERISA Events. The occurrence of any of the following events, except where such event could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i)  any Credit Party, the Parent Guarantor or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party, the Parent Guarantor or any ERISA Affiliate is required to pay as contributions thereto, (ii) a Termination Event or (iii)  any Credit Party, the Parent Guarantor or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from a Multiemployer Plan and the plan sponsor of such Multiemployer Plan notifies such withdrawing employer that such employer has incurred a withdrawal liability.

(l)               Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments or orders (net of any amounts paid or covered (other than deductibles) by independent third party insurance as to which the relevant insurance company does not dispute coverage) to exceed the Threshold Amount shall be entered against any Credit Party or any Subsidiary thereof or the Parent Guarantor by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof.

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(m)            Environmental Matters. One or more of the Necessary Authorizations shall be terminated or revoked such that the Borrower and its Subsidiaries are no longer able to operate their businesses or any portion thereof or any of such Necessary Authorizations shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to operate their businesses or any portion thereof and retain the revenue received therefrom, except in the event that the termination, revocation or non-renewal could not reasonably be expected to have a Material Adverse Change.

(n)             Designated Senior Indebtedness. The Obligations shall fail to be designated as “Senior Indebtedness” (or other equivalent term) under all instruments and documents, now or in the future, relating to all Subordinated Indebtedness.

Section 10.2          Remedies. Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)              Acceleration; Termination of Credit Facility. Terminate the Revolving Credit Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Company, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 10.1(h) or (i), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Company, anything in this Agreement or in any other Loan Document to the contrary notwithstanding; provided, however, that solely in the case of a Financial Covenant Event of Default, unless and until such Financial Covenant Event of Default shall constitute an Event of Default with respect to any Non-Covenant Facility, the Administrative Agent shall take such actions at the request of the Required Covenant Lenders only, and in such case, without limiting Section 10.1(d), only with respect to the Covenant Facilities (and any Loans thereunder) and any Letters of Credit, L/C Commitment and L/C Obligations.

(b)             Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

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(c)              General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

Section 10.3          Rights and Remedies Cumulative; Non-Waiver; etc.

(a)              The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)             Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Companies or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Company under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders or their designee shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.4          Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall be applied by the Administrative Agent as follows:

First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lenders in their capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lenders and Swingline Lender in proportion to the respective amounts described in this clause First payable to them;

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Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest on the Loans and on Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and payment obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the Issuing Lenders, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to the Administrative Agent for the account of the Issuing Lenders, to Cash Collateralize any L/C Obligations then outstanding; and

Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a “Lender” party hereto.

Section 10.5          Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Company, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)              to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.3, 5.3 and 12.3) allowed in such judicial proceeding; and

(b)             to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.3, 5.3 and 12.3.

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Section 10.6          Credit Bidding.

(a)              The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law. Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Secured Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Secured Obligations so assigned by each Secured Party).

(b)             Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

Article XI

THE ADMINISTRATIVE AGENT

Section 11.1          Appointment and Authority.

(a)              Each of the Lenders and each of the Issuing Lenders hereby irrevocably appoints Wells Fargo Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any Subsidiary thereof nor the Parent Guarantor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b)             The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacity as a potential Hedge Bank or Cash Management Bank) and each Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Companies to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto (including, without limitation, to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties). In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of Articles XI and XII (including Section 12.3, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

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Section 11.2          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3          Exculpatory Provisions.

(a)              The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(i)               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)             shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Guarantor, the Borrower or any of their respective Subsidiaries or Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity; and

(iv)            shall not (A) be obligated to ascertain, monitor or inquire as to whether any Lender, Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

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(b)             The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction by final nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender.

(c)              The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including, without limitation, any report provided to it by an Issuing Lender pursuant to Section 3.8), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 11.4          Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In no event shall the Administrative Agent (A) be obligated to ascertain, monitor or inquire as to whether any Lender, Participant or prospective Lender or Participant is a Disqualified Lender or (B) have any liability with respect to or arising out of any assignment or participation of Loans or Commitments, or disclosure of confidential information, to any Disqualified Lender.

Section 11.5          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Credit Facility as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

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Section 11.6          Resignation of Administrative Agent.

(a)              The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, and, so long as no Event of Default has occurred and is continuing at the time of such resignation, subject to the consent of the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)             If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)              With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.

(d)             Any resignation by, or removal of, Wells Fargo Bank as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Lender and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit.

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Section 11.7          Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 11.8          No Other Duties, Etc.. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, arrangers or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 11.9          Collateral and Guaranty Matters.

(a)              Each of the Lenders (including in its or any of its Affiliate’s capacities as a potential Hedge Bank or Cash Management Bank) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)               to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the payment in full of the Obligations, (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted under the Loan Documents, or (C) if approved, authorized or ratified in writing in accordance with Section 12.2;

(ii)             to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien permitted pursuant to Section 9.2(h);

(iii)           to release any Subsidiary Guarantor from its obligations under any Loan Documents (A) upon the payment in full of the Obligations or (B) if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents and

(iv)            to release the Parent Guarantor from its obligations under any Loan Documents upon the payment in full of the Obligations.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor or the Parent Guarantor from its obligations under the Guaranty Agreement or the Parent Guaranty Agreement, as applicable, pursuant to this Section 11.9. In each case as specified in this Section 11.9, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Company such documents as such Company may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor or the Parent Guarantor from its obligations under the Guaranty Agreement or the Parent Guaranty Agreement, in each case in accordance with the terms of the Loan Documents and this Section 11.9. In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting an Asset Disposition permitted pursuant to Section 9.5, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

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(b)             The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Company in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.10       Secured Hedge Agreements and Secured Cash Management Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 10.4 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Secured Cash Management Agreements and Secured Hedge Agreements, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

Section 11.11       ERISA.

(a)              Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Company, that at least one of the following is and will be true:

(i)               such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)             the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)           (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

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(iv)            such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)             In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Company, that the Administrative Agent, the Arrangers or any of their respective Affiliates is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Documents or any documents related hereto or thereto).

Article XII

MISCELLANEOUS

Section 12.1          Notices.

(a)              Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower or any other Company:

US Ecology Holdings, Inc.
101 South Capitol Blvd., Suite 1000
Boise, ID 83702
Attention of: Eric Gerratt
Telephone No.: 208.319.1611
Facsimile No.: 208.331.7900
E-mail: eric.gerratt@usecology.com
http://www.usecology.com

With copies to:

Dechert LLP
2929 Arch Street
Cira Centre
Philadelphia, PA 19104
Attention of: Sarah B. Gelb
Telephone No.: (215) 994-4000
Facsimile No.: (215) 994-2222
E-mail: sarah.gelb@dechert.com

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If to Wells Fargo Bank as
Administrative
Agent:

Wells Fargo Bank, National Association
MAC U1858-032
877 West Main Street – 3rd Floor
Boise, Idaho
Attention of: Regional Commercial Banking
Facsimile No.: (208) 393-2472

With copies to:

Wells Fargo Bank, National Association
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, NC 28262
Attention of: Syndication Agency Services
Telephone No.: (704) 590-2703
Facsimile No.: (704) 590-3481

and

Latham & Watkins LLP
12670 High Bluff Drive
San Diego, CA 92130
Attention of: Sony Ben-Moshe
Telephone No.: (858) 523-5400
Facsimile No.: (858) 523-5450
E-mail: sony.ben-moshe@lw.com

If to any Lender:

To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

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(b)             Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites (including the Borrower’s website at http://www.usecology.com)) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. In each case, except as otherwise provided by Section 8.2, unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)              Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)             Change of Address, Etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

(e)              Platform.

(i)               Each Company agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii)             The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower Materials. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. In no event shall any Agent Party have any liability to any Company, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Company’s or the Administrative Agent’s transmission of communications through the Internet (including, without limitation, the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of, or material breach under the Loan Documents by, such Agent Party; provided that in no event shall any Agent Party have any liability to any Company, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

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(f)              Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 12.2          Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document (including as set forth in Section 5.16), any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that no amendment, waiver or consent shall:

(a)              without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Credit Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Revolving Credit Loans) to make Revolving Credit Loans when such Revolving Credit Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Commitments;

(b)             increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or the amount of Loans of any Lender, in any case, without the written consent of such Lender (it being understood that no amendment, termination, waiver or consent with respect to any condition precedent to funding, covenant or Default shall constitute an increase in the Commitment or Loan of any Lender);

(c)              waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment (it being understood that a waiver of a mandatory prepayment under Section 4.4(b) shall only require the consent of the Required Lenders) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(d)             reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that (i) only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the rate set forth in Section 5.1(b) during the continuance of an Event of Default and (ii) only the consent of the Required Revolving Credit Lenders shall be necessary to amend the definition of Consolidated Total Net Leverage Ratio (or any defined term used therein) for purposes of the Applicable Margin and Commitment Fee for Revolving Credit Loans and Revolving Credit Commitments, in each case under this clause (ii) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Obligation or to reduce any fee payable hereunder;

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(e)              change Section 5.6 or Section 10.4 in a manner that would alter the pro rata sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(f)              change Section 4.4(b)(vi) in a manner that would alter the order of application of amounts prepaid pursuant thereto without the written consent of each Lender directly and adversely affected thereby;

(g)             except as otherwise permitted by this Section 12.2 change any provision of this Section or reduce the percentages specified in the definitions of “Required Lenders” or “Required Revolving Credit Lenders,” or “Required Covenant Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the “Required Lenders” on substantially the same basis as the Loans and Commitments are included on the Closing Date);

(h)             consent to the assignment or transfer by any Company of such Company’s rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(i)               release (i) (A) all of the Subsidiary Guarantors (other than as authorized in Section 11.9) or (B) Subsidiary Guarantors comprising substantially all of the value of the Guaranty Agreement, in any case, from the Guaranty Agreement (other than as authorized in Section 11.9) or (ii) the Parent Guarantor from the Parent Guaranty Agreement (other than as authorized in Section 11.9), in each case, without the written consent of each Lender;

(j)               release all or substantially all of the Collateral or release any Security Document (other than as authorized in Section 11.9 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender;

(k)             (i) amend or otherwise modify Section 9.13 (or for the purposes of determining whether the Borrower is in compliance (or compliance on a Pro Forma Basis) with Section 9.13, any defined term used therein), (ii) waive or consent to any Default resulting from a breach of Section 9.13 or (iii) alter the rights or remedies of the Required Covenant Lenders arising pursuant to Article X as a result of a breach of Section 9.13, in each case, without the written consent of the Required Covenant Lenders, provided that the amendments, modifications, waivers and consents described in this clause (k) shall not require the consent of any Lenders other than the Required Covenant Lenders;

provided, that, notwithstanding anything to the contrary in this Agreement, the amendments, modifications, waivers and consents described in subsections (a) through (h) above shall not require the consent of any Lenders other than as specified in such subsections (except that, subject to Sections 5.13 and 5.16, the increase in the Commitment of any Lender shall also require the consent of the Required Lenders);

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it (including any change in the amount of the L/C Commitment of such Issuing Lender); (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) any Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto, (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class or Series (but not the Lenders holding Loans or Commitments of any other Class or Series) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class or Series, as applicable, of Lenders that would be required to consent thereto under this Section if such Class or Series, as applicable, of Lenders were the only Class or Series, as applicable, of Lenders hereunder at the time and (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

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In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing of all or a portion of the outstanding Term Loans of a given Series (the “Refinanced Term Loans”) with a replacement term loan tranche denominated in Dollars (the “Replacement Term Loans”) hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus any prepayment premium, (b) the Applicable Margin, pricing grid, if applicable, and prepayment premiums payable upon a prepayment of such Replacement Term Loans shall in each case be determined for such Replacement Term Loans by the Administrative Agent, the applicable Lenders providing such Replacement Term Loans and the Borrower; provided that the Effective Yield on such Replacement Term Loans shall not be higher than the Effective Yield on such Refinanced Term Loans, (c) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing, (d) the Replacement Term Loans shall rank pari passu in right of payment and security with all other Term Loans hereunder (provided that any Replacement Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments hereunder, as specified in the applicable amendment implementing the Replacement Term Loans), (e) the applicable amendment implementing the Replacement Term Loans shall specify whether such Replacement Term Loans constitute a Covenant Facility and (f) all other terms applicable to such Replacement Term Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Loans in effect immediately prior to such refinancing. The Administrative Agent shall promptly notify each Lender as to the issuance of any Replacement Term Loans. Each of the parties hereto hereby agrees that, upon the effectiveness of any such issuance, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Term Loans incurred pursuant thereto (including any amendments necessary to treat the Replacement Term Loans as a new Series of Term Loans). Any such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this paragraph. This paragraph shall supersede any provisions in Sections 5.6 or this Section 12.2 to the contrary.

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Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent, to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Sections 5.13 and 5.16 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans, the Incremental Revolving Credit Increases, Extended Term Loans and Extended Revolving Credit Commitments to share ratably in the benefits of this Agreement and the other Loan Documents and (2) to include the Incremental Term Loan Commitments, the Incremental Revolving Credit Increase, the Extended Term Loan or Extended Revolving Credit Commitment, as applicable, or outstanding Incremental Term Loans, outstanding Extended Term Loans, outstanding Incremental Revolving Credit Increase or outstanding Extended Revolving Credit Commitment, as applicable, in any determination of (i) Required Lenders, Required Revolving Credit Lenders or Required Covenant Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender’s Commitment or any increase in any Lender’s Commitment Percentage, in each case, without the written consent of such affected Lender.

Section 12.3          Expenses; Indemnity.

(a)              Costs and Expenses. The Borrower and any other Company, jointly and severally, shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Syndication Agent and the Co-Documentation Agents (including such expenses of any of their respective Affiliates exercising or performing the rights or duties of the Administrative Agent, the Arrangers, the Syndication Agent or the Co-Documentation Agents that are included in an invoice of the Administrative Agent, the Arrangers, the Syndication Agent or the Co-Documentation Agents, as applicable) (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary legal counsel, and to the extent reasonably necessary, one local counsel in each relevant jurisdiction or special counsel if reasonably required for the Administrative Agent, the Arrangers, the Syndication Agent and the Co-Documentation Agents, taken as a whole and excluding, for the avoidance of doubt, the allocated costs of internal counsel), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Lender or any Issuing Lender (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary legal counsel to the Administrative Agent and each of the Lenders, taken as a whole, and appropriate local or special counsel to the Administrative Agent and the Lenders, taken as a whole, if reasonably necessary, and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel (plus additional appropriate local or special counsel, if reasonably necessary) to each group of similarly affected Lenders, taken as a whole and excluding, for the avoidance of doubt, the allocated costs of internal counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

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(b)             Indemnification by the Borrower. The Borrower and each other Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Issuing Lender, each Arranger, the Syndication Agent, each Co-Documentation Agent and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), penalties, damages, liabilities and related reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, charges and disbursements of one primary counsel to all such Indemnitees, taken as a whole, and appropriate local or special counsel to all such Indemnitees, taken as a whole, if reasonably necessary, and solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel (plus additional appropriate local or special counsel, if reasonably necessary) to each group of similarly affected Indemnitees, taken as a whole and excluding, for the avoidance of doubt, the allocated costs of internal counsel), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Company), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Company or any Subsidiary thereof, or any Environmental Claim related in any way to any Company or any Subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Company or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee, (B) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from a material breach by such Indemnitee of its obligations under the Loan Documents or (C) result from a dispute among Indemnitees other than (1) any claims against any Indemnitee in its capacity or in fulfilling its role as the Administrative Agent or as a syndication agent, co-documentation agent or arranger or similar role contemplated by the Loan Documents and (2) any claims arising out of any act or omission on the part of the Borrower or its Affiliates. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. No Company shall be liable for any settlement of a pending claim or action effected without the Borrower’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the Borrower’s consent or if there is a judgment of a court of competent jurisdiction for the plaintiff in any such claim or action, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses by reason of such settlement or judgment in accordance with the other provisions of this Section 12.3(b).

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(c)              Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender’s share of the Total Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders’ Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d)             Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, (i) the Borrower and each other Company shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof and (ii) the Administrative Agent, the Swingline Lender, each Issuing Lender and each Lender shall not assert, and hereby waives, any claim against any Company or any Subsidiary or any Affiliate thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of, or material breach under the Loan Documents by, such Indemnitee.

(e)              Payments. All amounts due under this Section shall be payable within thirty (30) days of written demand therefor.

(f)              Survival. Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 12.4          Right of Setoff. If an Event of Default described in Section 10.1(a), (b), (h) or (i) has occurred and is continuing or, with the consent of the Administrative Agent, if any other Event of Default has occurred and is continuing, each Lender, each Issuing Lender and the Swingline Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender or the Swingline Lender to or for the credit or the account of the Borrower or any other Company against any and all of the obligations of the Borrower or such Company now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender, irrespective of whether or not such Lender, such Issuing Lender or the Swingline Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Company may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender or the Swingline Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 10.4 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, such Issuing Lender, the Swingline Lender and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, such Issuing Lender and the Swingline Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender or the Swingline Lender may have. Each Lender, each Issuing Lender and the Swingline Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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Section 12.5          Governing Law; Jurisdiction, Etc..

(a)              Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b)             Submission to Jurisdiction. The Borrower and each other Company irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in the Borough of Manhattan, and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Company or its properties in the courts of any jurisdiction.

(c)              Waiver of Venue. The Borrower and each other Company irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(d)             Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 12.6          Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 12.7          Reversal of Payments. To the extent any Company makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a per annum rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

Section 12.8          [Reserved].

Section 12.9          Successors and Assigns; Participations.

(a)              Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Company may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)             Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i)               Minimum Amounts.

(A)            in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it (in each case with respect to any Series) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)            in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default under Section 10.1(a), (b), (h) or (i) has occurred and is then continuing, the Borrower otherwise consents;

(ii)             Proportionate Amounts. Each partial assignment of a Loan or Commitment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes or Series on a non-pro rata basis;

(iii)           Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

(A)            the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the assignment is made in connection with the primary syndication of any Credit Facility and during the period commencing on the closing date for such Credit Facility and ending on the date that is sixty (60) days following such closing date; provided, that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and provided, further, that the Borrower’s consent shall not be required, but the Arrangers shall consult with the Borrower in respect of any assignment, during the primary syndication of the Credit Facility;

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(B)            the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility or any unfunded Term Loan Commitments if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment or a Term Loan Commitment, as applicable, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)            the consents of the Issuing Lenders and the Swingline Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv)            Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)             No Assignment to Certain Persons. No such assignment shall be made to (A) the Parent Guarantor, the Borrower or any of their respective Subsidiaries or Affiliates, (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) any Disqualified Lender.

(vi)            No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii)          Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8(a), 5.8(b), 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section (other than a purported assignment to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates, or a Disqualified Lender or a Defaulting Lender, which shall be null and void.)

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(c)              Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in Boise, Idaho, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d)             Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or the Borrower or any of the Borrower’s Subsidiaries or Affiliates or a Disqualified Lender or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lenders, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.2(b), (c), (d) or (e) that directly and adversely affects such Participant and that requires the consent of each Lender or each affected Lender. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 5.12 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant.

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Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)              Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f)              Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

Section 12.10       Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and that such disclosing party shall be responsible for its Affiliates’ compliance with this Section), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Affiliates (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (in which case, such disclosing party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, to the extent practically and lawfully permitted to do so, inform the Borrower promptly in advance of any such disclosure), (c) to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process (in which case, such disclosing party shall, to the extent practically and lawfully permitted to do so, inform the Borrower promptly in advance of any such disclosure), (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to

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an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, or (v) to a nationally recognized rating agency that requires access to information regarding the Parent Guarantor and its Subsidiaries, the Loans and the Loan Documents in connection with ratings issued with respect to an Approved Fund, (g) on a confidential basis to (i) any rating agency in connection with rating the Parent Guarantor or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) to the extent it consists of deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person’s knowledge, subject to confidentiality obligations to the Borrower, (k) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates (in which case, such disclosing party shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, to the extent practically and lawfully permitted to do so, inform the Borrower promptly in advance of any such disclosure), (l) to the extent that such information is independently developed by such Person, or (m) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from any Company or any Subsidiary thereof relating to any Company or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Company or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld), the Borrower consents to the publication by the Administrative Agent and any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademarks of any Company or any Subsidiary thereof.

Section 12.11       Performance of Duties. Each of the Company’s obligations under this Agreement and each of the other Loan Documents shall be performed by such Company at its sole cost and expense.

Section 12.12       All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as the Credit Facility has not been paid in full.

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Section 12.13       Survival.

(a)              All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b)             Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

Section 12.14       Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 12.15       Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

Section 12.16       Counterparts; Integration; Effectiveness; Electronic Execution.

(a)              Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lenders, the Swingline Lender and/or the Arrangers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)             Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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Section 12.17       Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 12.18       USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Company, which information includes the name and address of each Company and other information that will allow such Lender to identify each Company in accordance with the PATRIOT Act or such Anti-Money Laundering Law.

Section 12.19       No Advisory or Fiduciary Responsibility.

(a)              In connection with all aspects of each transaction contemplated hereby, each Company acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger, Syndication Agent, Co-Documentation Agent or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Companies have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

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(b)             Each Company acknowledges and agrees that each Lender, the Arrangers, the Syndication Agent, the Co-Documentation Agents and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger, Syndication Agent, Co-Documentation Agent or Affiliate thereof were not a Lender, Arranger, Syndication Agent or Co-Documentation Agent or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Syndication Agent, the Co-Documentation Agents, the Borrower or any Affiliate of the foregoing.  Each Lender, the Arrangers, the Syndication Agent, the Co-Documentation Agents and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Syndication Agent, the Co-Documentation Agents, the Borrower or any Affiliate of the foregoing.

Section 12.20       Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of any other Loan Document which imposes additional burdens on the Borrower, any of its Subsidiaries or the Parent Guarantor or further restricts the rights of the Borrower, any of its Subsidiaries or the Parent Guarantor or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 12.21       Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)              the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)             the effects of any Bail-in Action on any such liability, including, if applicable:

(i)               a reduction in full or in part or cancellation of any such liability;

(ii)             a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)           the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 12.22       Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

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(a)              In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature pages to follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

US ECOLOGY, INC., as Borrower

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

AGENTS AND LENDERS:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Issuing Lender and Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

COMERICA BANK, as Issuing Lender and Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

BMO HARRIS BANK N.A., as Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

FIFTH THIRD BANK, as Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

CITIZENS BANK, N.A., as Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]

ZIONS BANK, N.A., as Lender

By: ________________________________
Name: ______________________________
Title: _______________________________

[Signature Page to Credit Agreement]